CLIFFORD
CHANCE                                                            Exhibit 10.34
PUNDER

                               DATED 30 APRIL 2002

                      WESTERN WIRELESS INTERNATIONAL D.O.O.
                                   as Borrower

                          IKB DEUTSCHE INDUSTRIEBANK AG
                   as Lead Arranger, Off Shore Security Agent,
            Off Shore Facility Agent and Original Euro Facility Bank

                         KREDITANSTALT FUR WIEDERAUFBAU
                as Lead Arranger and Original Euro Facility Bank

               RAIFFEISENLANDESBANK OBEROSTERREICH REG.GEN.M.B.H.
              as Senior Co-Arranger and Original Euro Facility Bank

                     NOVA LJUBLJANSKA BANKA D.D., LJUBLJANA
                 as Senior Co-Arranger, On Shore Security Agent,
             On Shore Facility Agent and Original SIT Facility Bank

                   LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE
                 as Co-Arranger and Original Euro Facility Bank

                             HYPO ALPE-ADRIA-BANK AG
                 as Co-Arranger and Original Euro Facility Bank

                            HYPO ALPE-ADRIA-BANK D.D.
                          as Original SIT Facility Bank

                                       and

                                     OTHERS

                ------------------------------------------------

                               FACILITY AGREEMENT
                    RELATING TO THE PROJECT FINANCING OF THE
                VEGA GSM TELECOMMUNICATIONS NETWORKS IN SLOVENIA

                ------------------------------------------------

                                    CONTENTS

CLAUSE                                                                      PAGE

1.       Definitions and Interpretation ...............................        2

2.       The Facilities ...............................................       27

3.       Purpose ......................................................       28

4.       Conditions of Utilisation ....................................       29

5.       Utilisation ..................................................       30

6.       Loans ........................................................       33

7.       Guarantees and Letters of credit .............................       33

8.       SIT Facility Guarantees and Letters of Credit ................       34

9.       Interest on Loans ............................................       36

10.      Interest Periods .............................................       41

11.      Changes to the Calculation of Interest .......................       42

12.      Fees .........................................................       43

13.      Repayment ....................................................       45

14.      Prepayment and Cancellation ..................................       46

15.      Tax Gross-Up and Indemnities .................................       50

16.      Increased Costs ..............................................       52

17.      Other Indemnities ............................................       53

18.      Mitigation by the Banks ......................................       54

19.      Costs and Expenses ...........................................       54

20.      Representations ..............................................       56

21.      Reporting Requirements .......................................       62

22.      Financial Covenants and Network Milestones ...................       65

23.      Accounts and Payments ........................................       68

24.      General Undertakings .........................................       77

25.      Events of Default ............................................       85

26.      Changes to the Parties .......................................       90

27.      Role Of The Agent And The Arranger ...........................       94

28.      Conduct Of Business By The Finance Parties ...................       98

29.      Sharing Among The Finance Parties ............................       99

30.      Payment Mechanics ............................................      101

31.      Set Off ......................................................      103

32.      Notices ......................................................      103

33.      Calculations and Certificates ................................      106

34.      Partial Invalidity ...........................................      107

35.      Remedies and Waivers .........................................      107

36.      Amendments and Waivers .......................................      107

37.      Counterparts .................................................      108

38.      Governing Law ................................................      109

39.      Arbitration ..................................................      109

40.      Jurisdiction .................................................      109

THIS AGREEMENT is dated 30 April 2002 and made between:

(1)   WESTERN WIRELESS INTERNATIONAL D.O.O., LJUBLJANA as borrower (the
      "BORROWER");

(2) IKB DEUTSCHE INDUSTRIEBANK AG AND KREDITANSTALT FUR WIEDERAUFBAU, as lead arrangers (the "LEAD ARRANGERS");

(3) RAIFFEISENLANDESBANK OBEROSTERREICH REG.GEN.M.B.H. and NOVA LJUBLJANSKA BANKA D.D., LJUBLJANA as senior co-arrangers (the "SENIOR CO-ARRANGERS");

(4) LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE and HYPO ALPE-ADRIA-BANK AG as co-arrangers (the "CO-ARRANGERS");

(5) IKB DEUTSCHE INDUSTRIEBANK AG, KREDITANSTALT FUR WIEDERAUFBAU, RAIFFEISENLANDESBANK OBEROSTERREICH REG.GEN.M.B.H. LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE and HYPO ALPE-ADRIA-BANK AG as original lenders with regard to the Euro Facility (the "ORIGINAL EURO FACILITY BANKS");

(6) IKB DEUTSCHE INDUSTRIEBANK AG, as facility agent with regard to the Euro Facility and the SIT Facility (the "OFF SHORE FACILITY AGENT");

(7) IKB DEUTSCHE INDUSTRIEBANK AG, as security agent with regard to the Off Shore Security (the "OFF SHORE SECURITY AGENT");

(8) NOVA LJUBLJANSKA BANKA D.D., LJUBLJANA as an original lender and issuing bank with regard to the SIT Facility and HYPO ALPE-ADRIA-BANK D.D. as original lender with regard to the SIT Facility (the "ORIGINAL SIT FACILITY BANKS");

(9) NOVA LJUBLJANSKA BANKA D.D., LJUBLJANA as local facility agent with regard to the SIT Facility (the "ON SHORE FACILITY AGENT"); and

(10) NOVA LJUBLJANSKA BANKA D.D., LJUBLJANA as security agent with regard to the On Shore Security (the "ON SHORE SECURITY AGENT").

WHEREAS

(A) On November 16, 2000, the Borrower was selected to become the third mobile operator in Slovenia by the Slovenian telecommunications regulator and on 3 January 2001 signed the Concession Agreement.

(B) The Borrower intends to install and to operate a third wireless communication network in Slovenia.

(C) For the financing of the construction and operation of such network the Original Euro Facility Banks have agreed to grant two term loan facilities in the amount of Euro 96,443,308.50 upon the terms and conditions set out below and the Original SIT Facility Banks have agreed to grant a revolving loan, guarantee and letter of credit facility in the amount of SIT 4,400,000,000.

IT IS AGREED as follows:

                                    SECTION 1
                                 INTERPRETATION

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this Agreement:

      "ABANDONMENT OF THE PROJECT" means that the Sponsors and/or Shareholders fail to provide the Borrower with:

      (a) the assistance required pursuant to clause 3.2.2 (Technical and managerial capacity and assistance) of the Sponsors' and Shareholders' Undertaking and Completion Guarantee and/or the Management Agreement; and/or

      (b) the Sponsor Contributions required in accordance with the Sponsors' and Shareholders' Undertaking and Completion Guarantee are not made at the times and in the manner required by the Sponsors' and Shareholders' Undertaking and Completion Guarantee.

      "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

      "AGENT" means the Off Shore Facility Agent and/or the On Shore Facility Agent as the case may be.

      "AGREEMENT" means this agreement including all of its Schedules.

      "AMOUNT DEMANDED" has the meaning given to it in Clause 8.1 (Notification of demand).

      "ANNUALISED EBITDA" means twice the aggregate EBITDA in respect of the last two (2) Quarters immediately preceding the relevant calculation date.

      "APPLICABLE MARGIN" means the ECA Facility Applicable Margin, the Commercial Facility Applicable Margin or the SIT Facility Applicable Margin as the case may be.

      "ARRANGER" means any of the Lead Arrangers, the Senior Co-Arrangers and/or the Co-Arrangers as the case may be.

      "ASSET AND LICENCE PLEDGE AND LEASE CONTRACTS ASSIGNMENT AGREEMENT" means the asset and licence pledge and lease contracts assignment agreement to be entered into between the Borrower and the Senior Creditors.

      "ASSIGNMENT OF RECEIVABLES AS SECURITY AND ASSIGNMENT OF INSURANCE POLICIES AGREEMENT" means the assignment of receivables as security and assignment of insurance policies agreement to be entered into between the Borrower and the Senior Creditors.

      "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

      "AVAILABILITY PERIOD" means:

      (a) in relation to the ECA Facility, the period from the date upon which the conditions precedent in Schedule 6 (Conditions Precedent) have been satisfied up to and including 31 December 2003;

      (b) in relation to the Commercial Facility, the period from the date upon which the conditions precedent in Schedule 6 (Conditions Precedent) have been satisfied up to and including 31 December 2004; and

      (c) in relation to the SIT Facility, the period from the date upon which the conditions precedent in Schedule 6 (Conditions Precedent) have been satisfied up to and including 31 October 2009.

      "AVAILABLE COMMITMENT" means, in relation to a Facility, a Bank's Commitment under that Facility minus:

      (a) the amount of its participation under that Facility in any outstanding Loans and, if applicable, SIT Facility Guarantees or LCs; and

      (b) in relation to any proposed Utilisation, the amount of its participation under that Facility in any Loans that are due to be made and, if applicable, SIT Facility Guarantees or LCs that are due to be issued or opened on or before the proposed Utilisation Date, other than, in relation to any proposed Utilisation under the SIT Facility only, that Bank's participation in any SIT Facility Loans and, if applicable, SIT Facility Guarantees or LCs that are due to be repaid or prepaid or expire on or before the proposed Utilisation Date.

      "AVAILABLE FACILITY" means:

      (a) in relation to a Euro Facility, the aggregate of each Euro Facility Bank's Available Commitment; and

      (b) in relation to the SIT Facility, the aggregate of each SIT Facility Bank's Available Commitment.

      "BANK" means:

      (a) any of the Original Euro Facility Banks and any of the Original SIT Facility Banks; and

      (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 26 (Changes to the Parties),

      which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

      "BENEFICIARY" means a beneficiary of a SIT Facility Guarantee or LC.

      "BILLS OF EXCHANGE" means ten (10) blank bills of exchange to be issued by the Borrower as collateral for the purpose of securing the obligations of the Borrower under this Agreement.

      "BORROWER" means Western Wireless International d.o.o.

      "BORROWER'S SHARE PLEDGE AGREEMENT" means the agreement to be entered into by the Shareholders, the Borrower and the Senior Creditors for the purpose of pledging the Shareholders' interests in the Borrower to the Senior Creditors.

      "BREAK COSTS" means, in the case of any Euro Facility Loan, the amount (if any) in Euro or, in the case of any SIT Facility Loan, the amount (if any) in SIT by which:

      (i) the interest which a Bank should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

      exceeds:

      (ii) the amount which that Bank would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the European Interbank Market or as the case may be the Slovenian Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period in each case as determined and notified to the Borrower by the relevant Bank in accordance with Clause 11.4 (Break Costs) on the date the Borrower becomes liable for such costs in accordance with this Agreement.

      "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in Ljubljana (in relation to any date for payment or a Utilisation under the SIT Facility) and in all other cases in Dusseldorf and Ljubljana and (in relation to any date for payment or purchase of Euro) any TARGET Day.

      "BUSINESS PLAN" means, prior to the delivery of the first Updated Business Plan, the Initial Business Plan and thereafter the most recently delivered Updated Business Plan.

      "CAPITAL EXPENDITURE RESERVE ACCOUNT" means the account established pursuant to Clause 23.7 (Capital Expenditure Reserve Account).

      "CASH FLOW" means, in respect of the relevant period, EBITDA plus the amount of any reductions in working capital and any realised foreign exchange gains less the amount of any increases in working capital, income tax and realised foreign exchange losses.

      "CASH INTEREST EXPENSE" means in relation to any period the total amount of all interest, fees and commissions due and payable in respect of Financial Indebtedness during such period.

      "CASH SHORTFALL" means the inability of the Borrower to meet its payment obligations when due in accordance with Clauses 23.3(d)(i) to (vii) (Application of moneys on the Proceeds and Revenue Accounts) at any time.

      "CFO" means the person holding the office of chief financial officer of the Borrower.

      "CLAIMS ASSIGNMENT AND BILLS OF EXCHANGE AGREEMENT" means the claims assignment and bills of exchange agreement to be entered into between the Borrower and the Senior Creditors.

      "CO-ARRANGERS" means Landesbank Schleswig-Holstein Girozentrale and Hypo Alpe-Adria-Bank AG.

      "COMMERCIAL FACILITY" means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities).

      "COMMERCIAL FACILITY APPLICABLE MARGIN" has the meaning given to it in Clause 9.2(b) (Calculation of floating rate interest under the Commercial Facility).

      "COMMERCIAL FACILITY APPLICABLE MARGIN ADJUSTMENT DATE" has the meaning given to it in Clause 9.2(b) (Calculation of floating rate interest under the Commercial Facility).

      "COMMERCIAL FACILITY COMMITMENT" means:

      (a) in relation to an Original Euro Facility Bank, the amount set opposite its name under the heading "Commercial Facility Commitment" in Schedule 1 (Commitments) and the amount of any other Commercial Facility Commitment transferred to it under this Agreement; and

      (b) in relation to any other Euro Facility Bank, the amount of any Commercial Facility Commitment transferred to it under this Agreement,

      to the extent not cancelled, reduced or transferred by it under this Agreement.

      "COMMERCIAL FACILITY LOAN" means a loan made or to be made under the Commercial Facility or the principal amount outstanding for the time being of that loan.

      "COMMERCIAL FACILITY REPAYMENT DATE" means the dates set out in Schedule 2 (Repayment dates).

      "COMMITMENT" means a ECA Facility Commitment, Commercial Facility Commitment or SIT Facility Commitment.

      "CONCESSION AGREEMENT" means the concession agreement between the Government and the Borrower dated January 03, 2001 based on the Government's decision no. 347-16/99-6 dated 16 November 2000.

      "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 3 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Off Shore Facility Agent.

      "CONTRIBUTED CAPITAL" means the sum of (a) Equity Contributions to the Borrower plus (b) Subordinated Loans (but excluding in each case any deferred interest or dividend amounts thereon).

      "CONTRIBUTED CAPITAL RATIO" means the ratio of Contributed Capital to the sum of Contributed Capital plus aggregate Financial Indebtedness.

      "COVENANT COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 14 (Covenant Compliance Certificate).

      "DEBT SERVICE" means, in relation to any period, the sum of (a) Cash Interest Expense plus (b) the principal amount of any Financial Indebtedness due to be repaid in accordance with its terms during such period.

      "DEBT SERVICE COVER RATIO" OR "DSCR" means the Cash Flow calculated by reference to the last two (2) Quarters immediately preceding the relevant calculation date divided by the Debt Service calculated by reference to the last two (2) Quarters immediately preceding the relevant calculation date.

      "DEBT SERVICE PAYMENTS" means any interest, principal, fees and any other financing costs payable by the Borrower under the Facilities, the Hedging Agreements, the Sponsors Unsecured Loan Agreement and the Lucent Loan Agreement.

      "DEBT SERVICE RESERVE ACCOUNT" means the account to be set up and funded by the Borrower in accordance with Clause 23.9 (Debt Service Reserve Account).

      "DEBT SERVICE RESERVE ACCOUNT PLEDGE AGREEMENT" means the debt service reserve account pledge agreement to be entered into between the Borrower and the Off Shore Security Agent acting on behalf of the Senior Creditors.

      "DEBT SERVICE ACCOUNT" means the account established pursuant to Clause
      23.6 (Debt Service Account).

      "DEBTOR" has the meaning given to it in Clause 25.1.8 (Insolvency).

      "DELIVERY CONTRACT" means the delivery contract between the Equipment Vendor and the Borrower dated 15 March 2001 and signed on 21 March 2001 and 30 April 2001 as amended from time to time.

      "DELIVERY CONTRACT CLAIMS AND LICENCE ASSIGNMENT AGREEMENT" means the delivery contract claims and licence assignment agreement to be entered into between the Equipment Vendor and the Off Shore Facility Agent acting on behalf of the Senior Creditors.

      "DISCHARGED RIGHTS AND OBLIGATIONS" has the meaning given to it in Clause 26.5(b)(i) (Procedure for transfer).

      "DISPUTE" has the meaning given to it in Clause 39.1 (Arbitration).

      "DSRA-REQUIRED BALANCE" has the meaning given to it in Clause 23.9.2 (Debt Service Reserve Account).

      "EBITDA" means in relation to the relevant period, the sum of:

      (a)   net income;

      (b) the sum of interest expense in respect of Financial Indebtedness minus interest earnings;

      (c)   taxes;

      (d)   depreciation and amortisation; and

      (e)   other finance and non-cash charges.

      "ECA" means Hermes Kreditversicherungs AG-, Hamburg.

      "ECA COVER DOCUMENTS" means the documentation issued by the ECA in connection with a "Guarantee of Finance Credit" under the terms of which the ECA guarantees the repayment of 95% of the ECA Facility upon the occurrence of certain political and/or commercial risk events.

      "ECA FACILITY" means the term loan facility made available under this Agreement as described in Clause 2 (The Facilities) (divided into ECA Facility Tranche 1, ECA Facility Tranche 2 and ECA Facility Tranche 3) and which is covered by the ECA pursuant to the ECA Cover Documents.

      "ECA FACILITY APPLICABLE MARGIN" has the meaning given to it in Clause 9.1(b) (Calculation of floating rate interest under the ECA Facility).

      "ECA FACILITY APPLICABLE MARGIN ADJUSTMENT DATE" has the meaning given to it in Clause 9.1(b) (Calculation of floating rate interest under the ECA Facility).

      "ECA FACILITY COMMITMENT" means:

      (a) in relation to an Original Euro Facility Bank, the aggregate amount set opposite its name under the heading "ECA Facility Commitment" in
      Schedule 1 (Commitments) and the amount of any other ECA Facility Commitment transferred to it under this Agreement; and

      (b) in relation to any other Euro Facility Bank, the amount of any ECA Facility Commitment transferred to it under this Agreement,

      to the extent not cancelled, reduced or transferred by it under this Agreement.

      "ECA FACILITY LOAN" means a loan made or to be made under the ECA Facility or the principal amount outstanding for the time being of that loan.

      "ECA FACILITY TRANCHE 1" has the meaning given to it in Clause 2.1(a)(i) (The Facilities).

      "ECA FACILITY TRANCHE 2" has the meaning given to it in Clause 2.1(a)(i) (The Facilities).

      "ECA FACILITY TRANCHE 3" has the meaning given to it in Clause 2.1(a)(i) (The Facilities).

      "ECA FACILITY TRANCHE 1 COMMITMENT" means:

      (a) in relation to an Original Euro Facility Bank, the amount set opposite its name under the heading "ECA Facility Tranche 1 Commitment" in Schedule 1 (Commitments) and the amount of any other ECA Facility Tranche 1 Commitment transferred to it under this Agreement; and

      (b) in relation to any other Euro Facility Bank, the amount of any ECA Facility Tranche 1 Commitment transferred to it under this Agreement,

      to the extent not cancelled, reduced or transferred by it under this Agreement.

      "ECA FACILITY TRANCHE 2 COMMITMENT" means:

      (a) in relation to an Original Euro Facility Bank, the amount set opposite its name under the heading "ECA Facility Tranche 2 Commitment" in Schedule 1 (Commitments) and the amount of any other ECA Facility Tranche 2 Commitment transferred to it under this Agreement; and

      (b) in relation to any other Euro Facility Bank, the amount of any ECA Facility Tranche 2 Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

      "ECA FACILITY TRANCHE 3 COMMITMENT" means:

      (a) in relation to an Original Euro Facility Bank, the amount set opposite its name under the heading "ECA Facility Tranche 3 Commitment" in Schedule 1 (Commitments) and the amount of any other ECA Facility Tranche 3 Commitment transferred to it under this Agreement; and

      (b) in relation to any other Euro Facility Bank, the amount of any ECA Facility Tranche 3 Commitment transferred to it under this Agreement,

      to the extent not cancelled, reduced or transferred by it under this Agreement.

      "ECA PREMIUM" means the fee payable to the ECA by the Off Shore Facility Agent pursuant to the ECA Cover Documents and by the Equipment Vendor pursuant to any additional cover granted by the ECA to the Equipment Vendor in connection with the Delivery Contract.

      "ELIGIBLE EXPENDITURE" means expenditures which do not exceed and may be applied in respect of:

      (a)   85 per cent. of the Estimated Contract Value;

      (b) 85 per cent. of the ECA Premium due to the ECA (or to the Equipment Vendor in reimbursement of amounts paid by the Equipment Vendor to the ECA in respect of the ECA Premium) under the terms of the ECA Cover Documents; and

      (c) 85 per cent. of interest due on the ECA Facility during the Availability Period.

      "ENVIRONMENTAL CLAIM" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

      "ENVIRONMENTAL LAW" means any applicable law, regulation, court decision or administrative decision binding on the Borrower in any jurisdiction in which the Borrower conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

      "ENVIRONMENTAL PERMITS" means any Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Borrower conducted on or from the properties owned or used by the Borrower.

      "EQUIPMENT REVENUES" means revenues deriving from the sale of hand-sets.

      "EQUIPMENT VENDOR" means Lucent Technologies Network Systems GmbH, Nurnberg, Germany.

      "EQUITY CONTRIBUTION" means a cash contribution in the Share Capital or subsequent payments in cash or in kind towards the capital (Naknadna vplaeila).

      "ESTIMATED CONTRACT VALUE" means the estimated value of the equipment and services for all phases of the Project (comprising the Initial Configuration and the Planned Network Expansion) payable under the Delivery Contract, being Euro 60,548,303.

      "ETSI" means the European Telecommunications Standards Institute.

      "EURIBOR" means, in relation to any Loan in Euro:

      (a)   the applicable Screen Rate; or

      (b) (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Off Shore Facility Agent at its request quoted by the Reference Banks to leading banks in the European Interbank Market, as of 11:00 am (Central European time) on the Quotation Day for the offering of deposits in Euro for a period comparable to the Interest Period of the relevant Loan.

      "EURO" means the single currency unit of the European Union as constituted by the Treaty on European Union as referred to in European Monetary Union legislation.

      "EURO FACILITY" means the ECA Facility and/or the Commercial Facility.

      "EURO FACILITY BANK" means any Bank which has become a Party in accordance with the terms of this Agreement, which will participate in the Euro Facility and which, in any case, has not ceased to be a Party to this Agreement.

      "EURO FACILITY INTEREST PAYMENT DATE" means the last day of an Interest Period or where an Interest Period is longer than 3 Months, the last day of each consecutive period of 3 Months from (and including) the first day of that Interest Period.

      "EURO FACILITY LOAN" means a loan made or to be made under a Euro Facility or the principal amount outstanding for the time being of that loan.

      "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 25 (Events of Default).

      "EXCESS CASH FLOW" means any amount available for further distribution from time to time following the application of any amounts from time to time standing to the credit of the Proceeds and Revenue Accounts pursuant to Clauses 23.3(d)(i) to (vii) (Application of moneys on the Proceeds and Revenue Accounts) excluding the following amounts, as at the date of prepayment pursuant to Clause 14.5.1(Mandatory prepayments):

      (a)   the amount of any Contributed Capital:

            (i) in addition to that required to be provided by the Sponsors or the Shareholders under the Sponsors' and Shareholders' Undertaking and Completion Guarantee; and/or

            (ii) made by a Sponsor under clause 3.3 (Contingent Equity) of the Sponsors' and Shareholders' Undertaking and Completion Guarantee, which exceeds the amount of the Cash Shortfall,

            in each case contributed in the immediately preceding Quarter;

      (b) the amount of any Insurance Proceeds standing to the credit of the Insurance Proceeds Account;

      (c) the amount of any Proceeds and Revenues standing to the credit of the Sale Proceeds Account;

      (d) the amounts planned to be paid by the Borrower in accordance with Clause 23.3(d)(iii) and (vii) (Application of moneys on the Proceeds and Revenue Accounts) within the next twelve (12) month period which are provided for in the Business Plan and which are standing to the credit of the Capital Expenditure Reserve Account; and

      (e) the principal amount of any outstanding Permitted Indebtedness (other than indebtedness for borrowed money under the Finance Documents or the Subordinated Loans).

      "EXISTING BANK" has the meaning given to it in Clause 26.1 (Assignments and transfers by the Banks).

      "EXISTING WWIC LOAN" means the unsecured loan made to the Borrower by Western Wireless International Corporation in an aggregate principal amount not exceeding US Dollars 25,000,000.

      "EXISTING WWIC LOAN AGREEMENT" means the loan agreement, amended on 15 April 2002 and as further amended on 30 April 2002 setting forth the terms of the Existing WWIC Loan to the Borrower.

      "FACILITY" means the ECA Facility, the Commercial Facility and/or the SIT Facility.

      "FACILITY OFFICE" means the office or offices notified by a Bank to the Off Shore Facility Agent in writing on or before the date it becomes a Bank (or, following that date, by not less than five (5) Business Days written notice) as the office or offices through which it will perform its obligations under this Agreement.

      "FEE LETTER" means any letter or letters dated on or about the date of this Agreement between any of the Arrangers and the Borrower or any of the Agents and the Borrower setting out any of the fees referred to in Clause 12 (Fees) and the advisory agreement between the Borrower and the Off Shore Facility Agent dated 2 February 2001 as amended from time to time.

      "FINANCE DOCUMENTS" means each of:

      (a)   this Agreement;

      (b)   any Fee Letter;

      (c)   the Security Documents;

      (d)   any Hedging Agreement;

      (e)   the Intercreditor Agreement;

      (f)   the Sponsors' and Shareholders' Undertaking and Completion
            Guarantee;

      (g)   the Lucent Loan Agreement;

      (h)   the Sponsors Unsecured Loan Agreement; and

      (i) any other document designated as such by the Off Shore Facility Agent, the On Shore Facility Agent and the Borrower.

      "FINANCE PARTY" means any of the Agents, the Security Agents, the Issuing Bank, the Arrangers or the Banks.

      "FINANCIAL INDEBTEDNESS" means, without duplication, any indebtedness for or in respect of:

      (a)   moneys borrowed;

      (b) any amount raised by acceptance under any acceptance credit facility;

      (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

      (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with US GAAP, be treated as a finance or capital lease;

      (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

      (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing but excluding trade indebtedness arising in the normal course of business paid within 45 days from the date of invoice;

      (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account PROVIDED THAT in respect of calculating the value of any interest rate or currency exchange rate derivative transaction entered into pursuant to a Hedging Agreement no account shall be taken of such transaction);

      (h) any counter-indemnity obligation (including a reimbursement obligation) in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

      (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

      "3GPP" means the 3G Partnership Project.

      "GOVERNMENT" means the Government of the Republic of Slovenia.

      "GSM" means Global System For Mobile Communications, a standard for digital mobile telephone transmissions.

      "GSM ACTIVITIES" means all activities relating to or in connection with the use of GSM technology in relation to the Project.

      "HEDGING AGREEMENT" means any hedging agreement between the Borrower and any Hedging Counterparty designated as a Hedging Agreement by the Borrower and the Hedging Counterparty and notified to the Off Shore Facility Agent, in each case, in accordance with the terms of the Intercreditor Agreement.

      "HEDGING COUNTERPARTY" means the Original Hedging Counterparty and any bank or financial institution which accedes to the terms of the Intercreditor Agreement in accordance with the terms thereof.

      "HEDGING LETTER" means a letter from the Borrower to the Off Shore Facility Agent setting out its interest rate hedging strategy.

      "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

      "INCREASED COSTS" has the meaning given to it in Clause 16.1 (Increased costs).

      "INDEPENDENT TECHNICAL CONSULTANT" means Mr Sami Ali of Teleconsultants and Associates Limited, who shall assist the Banks in connection with the Project or any replacement consulting firm nominated by the Majority Banks after consultation with the Borrower.

      "INFORMATION MEMORANDUM" means the document dated September 2001 prepared by the Off Shore Facility Agent and approved by the Borrower in relation to the Project, distributed to the Banks and the ECA prior to the date hereof.

      "INITIAL BUSINESS PLAN" means a statement of the technical, economic and tax assumptions in the form of the financial model agreed between the Parties and referred to as the excel spreadsheet named "Base Case 12 July 01.xls".

      "INITIAL CONFIGURATION" means such part of the deliveries and services as agreed as at the date of the Delivery Contract to be made or rendered under the terms of the Delivery Contract for which the Borrower has placed a firm order with the Equipment Vendor.

      "INSURANCE" means any of the contracts of insurance which the Borrower is required from time to time to procure and maintain pursuant to Schedule 11 (Insurance).

      "INSURANCE PROCEEDS" means all proceeds of insurance payable to or received by the Borrower in relation to the Project but excluding third party insurance proceeds.

      "INSURANCE PROCEEDS ACCOUNT" means the account established pursuant to Clause 23.4 (Insurance Proceeds Account).

      "INTELLECTUAL PROPERTY" means the Intellectual Property Rights (i) required by the Borrower to carry on its business as it is then being conducted or (ii) any other Intellectual Property Rights which are material to the business of the Borrower.

      "INTELLECTUAL PROPERTY RIGHTS" means all know-how, patents, trademarks, designs, trading names, copyrights and other intellectual property rights (in each case whether registered or not and including all applications for the same).

      "INTERCREDITOR AGREEMENT" means the intercreditor agreement to be entered into between the Senior Creditors and the Borrower.

      "INTEREST COVERAGE RATIO" means the ratio of Cash Flow (calculated by reference to the last two (2) Quarters immediately preceding the relevant calculation date) to Cash Interest Expense for the same period.

      "INTEREST PAYMENT DATE" means a Euro Facility Interest Payment Date and/or a SIT Facility Interest Payment Date.

      "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.5 (Default interest).

      "INTERNATIONAL MOBILE SUBSCRIBER IDENTITY" means a number allocated by a mobile operator which uniquely identifies a Subscriber. The number format and allocation methodology is stipulated within the relevant ETSI standards.

      "ISSUING BANK" means Nova Ljubljanska banka d.d., Ljubljana or such other financial institution or bank from time to time which issues a SIT Facility Guarantee or LC.

      "ITU" means the International Telecommunications Union.

      "LEAD ARRANGERS" means IKB Deutsche Industriebank AG and Kreditanstalt fur Wiederaufbau.

      "LEGAL DUE DILIGENCE REPORT" means the due diligence report dated 28 March 2002 prepared by counsel to the Banks based on certain information provided by the Borrower.

      "LICENCE" means the GSM-1800 licence issued by the Government to the Borrower (including the Concession Agreement) and any renewal, extension or replacement thereof.

      "LMA" means the Loan Market Association.

      "LOAN" means a Euro Facility Loan or a SIT Facility Loan.

      "LOAN PROCEEDS ACCOUNT" means the account established pursuant to Clause
      23.6 (Loan Proceeds Account).

      "LUCENT LOAN AGREEMENT" means the loan agreement to be entered into between Lucent Technologies Inc., the Equipment Vendor, the Borrower, and the Off Shore Facility Agent acting on behalf of the Senior Creditors.

      "MAJORITY BANKS" means:

      (a) if there are no Loans then outstanding and, if applicable, no SIT Facility Guarantees or LCs issued or opened, a Bank or Banks whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

      (b) at any other time a Bank or Banks whose participations in the Loans then outstanding and, if applicable, SIT Facility Guarantees or LCs, on issue or opened aggregate more than 66 2/3% of all Loans then outstanding and SIT Facility Guarantees or LCs then on issue or opened

      "MAJORITY SENIOR CREDITORS" has the meaning given to it in the Intercreditor Agreement.

      "MANAGEMENT AGREEMENT" means the management agreement to be entered into between the Borrower and Western Wireless International Corporation.

      "MARKET DISRUPTION EVENT" has the meaning given to it in Clause 11.2(c) (Market disruption).

      "MARKET STUDY" means the evaluation by DETECON GmbH, Bonn of the Business Plan for the Borrower dated 10 May 2001 with the update dated 27 July 2001.

      "MATERIAL ADVERSE EFFECT" means any event, occurrence or condition which has or could reasonably be expected to have a material adverse effect on:

      (a) the business, operation, property (taken as a whole) and/or financial condition of the Borrower and/or the Shareholders;

      (b) the ability of the Borrower and/or the Sponsors to perform a payment obligation or other material obligation under a Transaction Document to which it is a party;

      (c) except as permitted under this Agreement, the validity or enforceability of a Material Contract; or

      (d) the validity or enforceability of any of the Security purported to be granted under the Security Documents (as and when such Security is required to be valid and enforceable).

      "MATERIAL ASSET" means any asset of the Borrower:

      (a)   subject to or required to become subject to the Security Documents;

      (b)   with a book value in excess of Euro 100,000; or

      (c) that is necessary in any material respect for the design, functionality or operability of the Network or for charging or maintenance of Subscribers of the Network and which the Off Shore Facility Agent (acting reasonably) notifies the Borrower (acting on the advice of the Independent Technical Consultant) is a Material Asset.

      "MATERIAL CONTRACTS" means each of:

      (a)   the Licence and all material related documents;

      (b)   the Software Licences;

      (c)   the Delivery Contract;

      (d)   the Finance Documents;

      (e) **CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

      (f) the contracts for the provision of civil works and/or site acquisition concluded between the Borrower and MIBO Kommunikacije d.o.o., Reime NIS AS, Lehmer d.o.o. and Kapetan d.o.o.;

      (g) the contracts for the procurement of or support services in relation to Material Assets;

      (h) the lease agreement in respect of the Borrower's premises at Brnciceva ulica 49, 1231 Ljubljana and those lease agreements in respect of property upon which the assets subject to the Asset and Licence Pledge and Lease Contracts Assignment Agreement are situated;

      (i) the contracts in respect of the leasing of lines or sharing of infrastructure;

      (j)   the Management Agreement;

      (k)   the Existing WWIC Loan Agreement;

      (l) the documents entitled "General Terms and Conditions" relating to pre-paid and post-paid Subscribers which have been approved by the Ministry of Information Society or any substitute of such documents;

      (m) any other document or agreement which the Off Shore Facility Agent and the Borrower agree to be a Material Contract; and

      (n) any replacement or substituted contract in respect of any of the above documents.

      "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

      (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

      (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month;

      (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

      The above rules will only apply to the last Month of any period.

      "NETWORK" means the Borrower's telecommunication network including, without limitation, all associated hardware, software, infrastructure, civil works, tower, masts and antenna systems, links and interconnection in Slovenia using the GSM ETSI standards and any evolution of these standards to 3GPP standards, or otherwise, and any equipment conforming to ITU standards and shall include all hardware, licensed software and documentation, services and support procured under the Delivery Contract.

      "NEW BANK" has the meaning given to it in Clause 26.1 (Assignments and transfers by the Banks).

      "OFF SHORE FACILITY AGENT" means IKB Deutsche Industriebank AG.

      "OFF SHORE SECURITY" has the meaning given to it in the definition of Security Documents in this Clause 1.1.

      "OFF SHORE SECURITY AGENT" means IKB Deutsche Industriebank AG.

      "ON SHORE FACILITY AGENT" means Nova Ljubljanska banka d.d., Ljubljana.

      "ON SHORE SECURITY" has the meaning given to it in the definition of Security Documents in this Clause 1.1.

      "ON SHORE SECURITY AGENT" means Nova Ljubljanska banka d.d., Ljubljana.

      "ORACLE SOFTWARE ASSIGNMENT AGREEMENT" means the assignment agreement relating to the Oracle software licence to be entered into between the Borrower and the Senior Creditors.

      "ORIGINAL EURO FACILITY BANK" means each of IKB Deutsche Industriebank AG, Kreditanstalt fur Wiederaufbau, Raiffeisenlandesbank Oberosterreich reg.Gen.m.b.H., Landesbank Schleswig-Holstein Girozentrale and Hypo Alpe-Adria-Bank AG.

      "ORIGINAL FINANCIAL STATEMENTS" means in relation to the Borrower, its audited financial statements for the financial year ended 31 December 2001 prepared in accordance with US GAAP.

      "ORIGINAL HEDGING COUNTERPART" means IKB International S.A., Luxembourg.

      "ORIGINAL SIT FACILITY BANK" means each of Nova Ljubljanska banka d.d. and Hypo Alpe-Adria-Bank d.d..

      "PARTICIPATING MEMBER STATE" means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

      "PARTY" means a party to this Agreement.

      "PERMITTED ACCOUNTS" means the accounts listed in Schedule 7 (Permitted Accounts), those accounts required to be opened by the Borrower under Clause 23 (Accounts and Payments) and/or such other accounts agreed with the Off Shore Facility Agent pursuant to Clause 24.22 (Bank accounts).

      "PERMITTED ASSET SALES" means any sale, lease, transfer or disposal of any assets (including obsolete surplus assets) of the Borrower in the ordinary course of business (other than sales of Material Assets) on arm's length terms.

      "PERMITTED ENCUMBRANCES" means:

      (a)   Security created pursuant to any of the Security Documents;

      (b) Security which does not affect or impair the Security created pursuant to the Security Documents or the assets subject to the Security created pursuant to the Security Documents, in each case arising out of retention of title provisions relating to the supply of goods in the ordinary course of business, payment for which is discharged when due;

      (c) any lien arising by operation of law in the ordinary course of the Borrower's business and securing an amount which is being contested in good faith or for which appropriate reserves have been made;

      (d) rights of set off arising by operation of law in the ordinary course of the Borrower's business which are being contested in good faith or for which appropriate reserves have been made;

      (e) Security created in accordance with Clause 24.33 (UMTS and other licences) and/or Clause 24.38 (Bills of Exchange and Security Deposits); and

      (f)   Security created with the consent of the Banks.

      "PERMITTED INDEBTEDNESS" has the meaning given to it in Clause 24.31 (Indebtedness).

      "PLANNED NETWORK EXPANSION" means such part of the deliveries and services as agreed as at the date of the Delivery Contract to be made or rendered under the terms of the Delivery Contract for which the Borrower has been granted an option to place a firm order with the Equipment Vendor.

      "POPULATION COVERAGE" has the meaning given to it in Schedule 18 (Population Coverage Verification).

      "POTENTIAL EVENT OF DEFAULT" means any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

      "PROCEEDS AND REVENUES" has the meaning given to it in Clause 23.2 (Payments into the Proceeds and Revenue Accounts).

      "PROCEEDS AND REVENUE ACCOUNT" means any of the accounts set up in accordance with Clause 23.1 (Proceeds and Revenue Accounts).

      "PROJECT" means the design, construction, testing, completion and operation of the Network.

      "PROJECT CONTRACTS" means any agreement entered into by the Borrower from time to time (other than a Material Contract).

      "PROJECT COSTS" means all costs and expenses for the design, construction, testing, financing and completion of the Project as set out in the Initial Business Plan and operation of the Project in accordance with the Business Plan.

      "PROJECT STATUS AND PROGRESS REPORT" means a report required pursuant to Clause 21.1(c)(iii) (Financial statements and other information) substantially in the form set out in Schedule 15 (Project Status and Progress Report).

      "QUARTER" means each period of three months in a financial year of the Borrower, the first such period of any financial year commencing on the first day of such financial year.

      "QUOTATION DAY" means:

      (a) in relation to any period for which an interest rate is to be determined in Euro two TARGET Days before the first day of that period unless market practice differs in the European Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Off Shore Facility Agent in accordance with market practice in the European Interbank Market (and if quotations would normally be given by leading banks in the European Interbank Market on more than one day, the Quotation Day will be the last of those days); and

      (b) in relation to any period for which an interest rate is to be determined in SIT two (2) Business Days before the first day of that period.

      "RECOVERING FINANCE PARTY" has the meaning given to it in Clause 29.1 (Payments to Finance Parties).

      "REFERENCE BANKS" means, in relation to EURIBOR, the principal office in Frankfurt am Main of Deutsche Bank AG, the principal office in Dusseldorf of Westdeutsche Landesbank Girozentrale and the principal office in London of JP Morgan Chase or such other banks as may be appointed by the Off Shore Facility Agent in consultation with the Borrower.

      "REFERENCE INTEREST RATE" means, on any Quotation Day, the highest interest rate used by the On Shore Facility Agent for long term deposits of legal entities in SIT with maturities longer than two (2) years and shorter than 3 years and one day in accordance with the applicable "Resolution on Interest Rates of Nova Ljubljanska banka d.d., Ljubljana (Sklep o obrestnih merah Nove Ljubljanske banke d.d., Ljubljana)" or any other applicable document of the On Shore Facility Agent containing substantially similar terms.

      "REPAYMENT DATE" means in relation to a Facility the dates specified for repayment in Schedule 2 (Repayment dates).

      "REPEATED REPRESENTATIONS" has the meaning given to it in Clause 20.2 (Repetition).

      "ROLLOVER SIT FACILITY LOAN" means one or more SIT Facility Loans:

      (a) made or to be made on the same day that a maturing SIT Facility Loan is due to be repaid;

      (b) the aggregate amount of which is equal to or less than the maturing SIT Facility Loan in SIT; and

      (c) made or to be made to the Borrower for the purpose of refinancing a maturing SIT Facility Loan.

      "RULES" has the meaning given to it in Clause 39.1 (Arbitration).

      "SALE PROCEEDS ACCOUNT" means the account established pursuant to Clause
      23.5 (Sale Proceeds Account).

      "SCREEN RATE" means, in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the Reuters screen as of 11:00 a.m. (Brussels time) on the Quotation Day. If the agreed page is replaced or service ceases to be available, the Off Shore Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Euro Facility Banks.

      "SECURITY" means a mortgage, charge, pledge, lien, bill of exchange, security deposit or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

      "SECURITY AGENT" means the Off Shore Security Agent and/or the On Shore Security Agent.

      "SECURITY ASSIGNMENT OF RIGHTS UNDER A SUPPLY AND LICENSE AGREEMENT" means the security assignment of rights under a supply and license agreement to be entered into between the Borrower and the Off Shore Facility Agent acting on behalf of the Senior Creditors.

      "SECURITY DOCUMENTS" means each of:

      (a)   the ECA Cover Documents;

      (b)   the Security Assignment of Rights under a Supply and License
            Agreement;

      (c)   the Delivery Contract Claims and Licence Assignment Agreement;

      (d)   the Sponsors' Cash Collateral Account Pledge Agreement;

      (e)   the Shareholders Pledge Agreement; and

      (f)   the Debt Service Reserve Account Pledge Agreement;

            (together the "OFF SHORE SECURITY"); and

      (g)   the Borrower's Share Pledge Agreement;

      (h)   the Asset and Licence Pledge and Lease Contracts Assignment
            Agreement;

      (i)   the Claims Assignment and Bills of Exchange Agreement;

      (j)   the Bills of Exchange;

      (k) the Assignment of Receivables as Security and Assignment of Insurance Policies Agreement;

      (l)   the Trademark Pledge Agreement; and

      (m)   the Oracle Software Assignment Agreement

            (together the "ON SHORE SECURITY"); and

      (n) any other document or agreement which the Off Shore Facility Agent and the Borrower agree to be a Security Document.

      "SELECTION NOTICE" means a notice substantially in the form set out in
      Schedule 5 (Selection Notice) given in accordance with Clause 10 (Interest Periods) in relation to a Euro Facility.

      "SENIOR CO-ARRANGERS" means Raiffeisenlandesbank Oberosterreich reg.Gen.m.b.H. and Nova Ljubljanska banka d.d., Ljubljana.

      "SENIOR CREDITORS" means the Finance Parties, the Hedging Counterparties and Lucent Technologies Inc.

      "SERVICE REVENUES" means Total Revenues minus Equipment Revenues.

      "SHARE" means an ordinary fully paid up share in the Share Capital.

      "SHARE CAPITAL" means the share capital of the Borrower as increased from time to time in accordance with the Sponsors' and Shareholders' Undertaking and Completion Guarantee.

      "SHAREHOLDERS" means Western Wireless International Slovenia Corporation and Western Wireless International Slovenia II Corporation and any permitted transferee in accordance with and pursuant to the Sponsors' and Shareholders' Undertaking and Completion Guarantee.

      "SHAREHOLDERS PLEDGE AGREEMENT" means the shareholder pledge agreement to be entered into by Western Wireless International Corporation for the purposes of pledging its interests in the Shareholders to the Off Shore Security Agent acting on behalf of the Senior Creditors.

      "SHARING PAYMENT" has the meaning given to it in Clause 29.1 (Payments to Finance Parties).

      "SIM" means a subscriber identity module.

      "SIT" means the lawful monetary unit of the Republic of Slovenia from time to time.

      "SIT FACILITY" means the revolving loan, guarantee and letter of credit issuance facility made available under this Agreement as described in Clause 2 (The Facilities).

      "SIT FACILITY APPLICABLE MARGIN" has the meaning set out in Clause 9.3.1(b) (Calculation of floating rate interest under the SIT Facility).

      "SIT FACILITY BANK" means any Bank which has become a Party in accordance with the terms of this Agreement, which will participate in the SIT Facility and which, in any case, has not ceased to be a Party to this Agreement.

      "SIT FACILITY COMMITMENT" means:

      (a) in relation to an Original SIT Facility Bank, the amount set opposite its name under the heading "SIT Facility Commitment" in
            Schedule 1 (Commitments) and the amount of any other SIT Facility Commitment transferred to it under this Agreement; and

      (b) in relation to any other SIT Facility Bank, the amount of any SIT Facility Commitment transferred to it under this Agreement,

      to the extent not cancelled, reduced or transferred by it under this Agreement.

      "SIT FACILITY GUARANTEE OR LC" means any guarantee issued or to be issued or letter of credit opened or to be opened by the Issuing Bank upon request of the Borrower.

      "SIT FACILITY GUARANTEE OR LC PERCENTAGE" means, in relation to a SIT Facility Bank and a SIT Facility Guarantee or LC, the proportion (expressed as a percentage) borne by such SIT Facility Bank's Available Commitment to the Available Facility, immediately prior to the date of issue or opening of the SIT Facility Guarantee or LC.

      "SIT FACILITY INTEREST PAYMENT DATE" has the meaning given to it in Clause
      9.4.2 (Payment of interest).

      "SIT FACILITY LOAN" means a loan made or to be made under the SIT Facility or the principal amount outstanding for the time being of that loan (as such amount may be revalued in accordance with Clause 6.3) (Revaluation of SIT Facility Loans).

      "SLOVENIAN ACCOUNTING STANDARDS" means Slovenian Accounting Standards, issued by the Association of Accountants, Treasurers and Auditors of Slovenia (Zveza Racunovodij, Financnikov In Revizorjev Slovenije).

      "SMOM" means, in relation to any SIT Facility Loan:

      (a)   the applicable SMOM Screen Rate; or

      (b) (if no Screen Rate is available for the Interest Period of that SIT Facility Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the On Shore Facility Agent at its request quoted by the SMOM Reference Banks to leading banks in the Slovenian Interbank Market, as of 11.00 a.m. (Ljubljana time) on the Quotation Day for the offering of deposits in SIT for a period comparable to the Interest Period of the relevant SIT Facility Loan.

      "SMOM REFERENCE BANKS" means Hypo Alpe-Adria-Bank d.d., Ljubljana, SKB Banka d.d., Ljubljana and Nova Ljubljanska banka d.d., Ljubljana or such other banks as may be appointed by the On Shore Facility Agent in consultation with the Borrower.

      "SMOM SCREEN RATE" means, in relation to SMOM, the percentage rate per annum determined by the Slovenian Banking Association for the relevant period displayed on its website (www.zbs-giz.si) as of 11.00 a.m. (Ljubljana time) on the Quotation Day. If the website is replaced or service ceases to be available, the On Shore Facility Agent may specify another website or service displaying the appropriate rate after consultation with the Borrower and the SIT Facility Banks.

      "SOFTWARE LICENCES" means:

      (a) the software licence granted to the Borrower by the Equipment Vendor according to the Delivery Contract;

      (b) the software licence granted to the Borrower by Protek Flagship (UK) Ltd in relation to customer care and billing software systems; and

      (c) the software licence granted by Oracle Software d.o.o., Ljubljana to the Borrower.

      "SPONSOR CONTRIBUTIONS" means contributions made to the Borrower by way of Equity Contributions or Subordinated Loans.

      "SPONSORS" means Western Wireless International Corporation, Western Wireless International Slovenia Corporation and Western Wireless International Slovenia II Corporation.

      "SPONSORS' AND SHAREHOLDERS' UNDERTAKING AND COMPLETION GUARANTEE" means the Sponsors' and Shareholders' undertaking and completion guarantee agreement on or about the date of this Agreement between the Borrower, the Sponsors, the Shareholders and the Off Shore Facility Agent acting on behalf of the Senior Creditors.

      "SPONSORS' CASH COLLATERAL ACCOUNT" has the meaning given to it in the Sponsors' and Shareholders' Undertaking and Completion Guarantee.

      "SPONSORS' CASH COLLATERAL ACCOUNT PLEDGE AGREEMENT" means the cash collateral account pledge agreement to be entered into between Western Wireless International Corporation and the Off Shore Security Agent acting on behalf of the Senior Creditors.

      "SPONSORS UNSECURED LOAN AGREEMENT" means the credit agreement to be entered into between the Sponsors and the Borrower in respect of Sponsors Unsecured Loans.

      "SPONSORS UNSECURED LOANS" means any loans made by the Sponsors in accordance with the Sponsors Unsecured Loan Agreement up to a maximum principal amount of Euro 1,561,318.60 and upon the terms approved by the Off Shore Facility Agent prior to the date of this Agreement.

      "SUBORDINATED LOAN" means a subordinated loan (other than a Sponsors Unsecured Loan) made to the Borrower in accordance with the Sponsors' and Shareholders' Undertaking and Completion Guarantee.

      "SUBSCRIBER" means an entity or individual with an International Mobile Subscriber Identity belonging to the Network who is not disconnected or barred from making and receiving calls on the respective date of the reporting of the figure EXCLUDING the Borrower's employees, subscribers with any test SIM cards, any SIM cards used for demonstration purposes and any SIM cards used for international roaming tests and any contractors that are given terms or conditions preferable to those generally provided to other subscribers and:

      (a) For the purpose of counting the number of postpaid Subscribers, the Subscriber must have generated revenue of an equivalent amount of at least Euro 5 (excluding VAT) within the last Quarter immediately preceding the relevant calculation date:

      (b) For the purposes of determining the revenue per postpaid Subscriber, such revenue shall be determined as follows:

            (i) the initial connection fee depreciated on a straight line basis over the minimum duration (and if not stipulated within the contract, then 12 months shall be assumed) of the Subscriber's contract (totalled for the relevant Quarter).

            (ii) rental fee or periodic subscription fee of that Subscriber for the relevant Quarter;

            (iii) any other periodic, one time and regular fees levied during the relevant Quarter;

            (iv) call. SMS and any usage related fees (excluding any credits given to the Subscriber by the Borrower) for calls made by that Subscriber during the relevant Quarter; plus

            (v) interconnect revenue (interconnect income from other operators) calculated per Subscriber during the relevant Quarter.

      (c) Handset and SIM fees charged to the Subscriber shall not be included in the calculation.

      (d) For the purpose of counting the number of prepaid Subscribers, the Subscriber must have generated five decremented events in a given Quarter. A decremented event is a call, SMS or any other usage related fee that is decremented from the Subscriber's prepaid balance, (excluding any credits given to the Subscriber by the Borrower).

      (e) For both post-paid and prepaid Subscribers, the 5 Euro or five decremented events respectively shall not apply for Subscribers that have been activated in the most recently reported Quarter.

      "SUBSIDIARY" means, in relation to any company or corporation, any company, corporation or partnership:

      (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation and, for these purposes, a company, corporation or partnership shall be treated as being controlled by a company or corporation if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

      (b) more than half the issued share capital or partnership interest of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

      (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation.

      "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

      "TARGET DAY" means any day on which TARGET is open for the settlement of payments in Euro.

      "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

      "TERMINATION DATE" means 30 November 2009.

      "TOM" means the applicable base rate in accordance with the Slovenian Law on Prescribed Interest Rates for Late Payment and on the Base Rate (Official Gazettes of the Republic of Slovenia No. 45/1995 and 109/2001) and published by Banka Slovenije in accordance with the Decree on Base Interest Rate (Official Gazettes of the Republic of Slovenia No. 61/1996, 3/1997, 23/1997 and 81/1997).

      "TOTAL COMMERCIAL FACILITY COMMITMENTS" means the aggregate of the Commercial Facility Commitments, being Euro 42,800,000 at the date of this Agreement.

      "TOTAL COMMITMENTS" means the aggregate of the Total ECA Facility Commitments, the Total Commercial Facility Commitments and the Total SIT Facility Commitments.

      "TOTAL ECA FACILITY COMMITMENTS" means the aggregate of the ECA Facility Commitments, being Euro 53,643,308.50 at the date of this Agreement.

      "TOTAL ECA FACILITY TRANCHE 1 COMMITMENTS" means the aggregate of the ECA Facility Tranche 1 Commitments.

      "TOTAL ECA FACILITY TRANCHE 2 COMMITMENTS" means the aggregate of the ECA Facility Tranche 2 Commitments.

      "TOTAL ECA FACILITY TRANCHE 3 COMMITMENTS" means the aggregate of the ECA Facility Tranche 3 Commitments.

      "TOTAL LEVERAGE RATIO" means the ratio of aggregate Financial Indebtedness to Annualised EBITDA of the Borrower at the relevant calculation date.

      "TOTAL REVENUES" means all revenues as determined in accordance with US GAAP.

      "TOTAL SIT FACILITY COMMITMENTS" means the aggregate of the SIT Facility Commitment, being SIT 4,400,000,000 at the date of this Agreement and which, at no time shall exceed the Euro equivalent amount of Euro 20,000,000 as reduced in accordance with the terms hereof.

      "TRADEMARK PLEDGE AGREEMENT" means the trademark pledge agreement to be entered into between the Borrower and the Senior Creditors.

      "TRANSACTION DOCUMENTS" means:

      (a)   the Project Contracts; and

      (b)   the Material Contracts.

      "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 10 (Form of Transfer Certificates) or any other form agreed between the Off Shore Facility Agent and the Borrower.

      "TRANSFER DATE" means, in relation to a transfer, the later of:

      (a)   the proposed transfer date specified in the Transfer Certificate;
            and

      (b)   the date on which the Agent executes the Transfer Certificate.

      "UMTS" means a Universal Mobile Telecommunications System, being the third generation communications system based on the standards delivered by the ITU and the ETSI.

      "UMTS ACTIVITIES" means all activities relating to or in connection with the use of UMTS technology and for the avoidance of doubt excludes any activities conducted using GSM 1800 frequencies.

      "UMTS SUBSIDIARY" has the meaning given to it in Clause 24.33 (UMTS and other licences).

      "UNPAID SUM" means any sum due and payable but unpaid under the Finance Documents by the Borrower.

      "UPDATED BUSINESS PLAN" means an update of the Business Plan in a manner consistent with the most recent financial statements delivered and reviewed in accordance with Clause 21 (Reporting requirements).

      "US GAAP" means generally accepted accounting principles, standards and practices in the United States of America consistently applied.

      "UTILISATION" means a utilisation of a Facility.

      "UTILISATION DATE" means the date of a Utilisation, being the date on which the relevant Loan is to be made or, as the case may be, SIT Facility Guarantee or LC is to be issued or opened or, in the case of a Rollover SIT Facility Loan, the date on which the maturing SIT Facility Loan in respect of which it is made is due to be repaid.

      "UTILISATION REQUEST" means a notice substantially in the form set out in
      Schedule 4A (Utilisation Request (Borrower)), Schedule 4B (Utilisation Request (Payments to Equipment Vendor)) or Schedule 4C (Utilisation Request (Payments to ECA)) as the case may be.

      "VAT" means value added tax as provided for in the Law on Value Added Tax published in the Official Gazettes of the Republic of Slovenia, no. 89/98, 17/2000 - decision of Constitution Court, 30/2001 and any other tax of a similar nature.

      "WITHDRAWAL OF THE LICENCE" means the Licence is withdrawn or measures have been taken or court proceedings have been commenced which, in the opinion of the Majority Banks (acting reasonably), are reasonably likely to result in an order to withdraw the Licence as a consequence of the construction, coverage provided by or technical performance of the Network failing to meet the specifications of the Licence.

1.2   CONSTRUCTION

1.2.1 Unless a contrary indication appears, any reference in this Agreement to:

      (a) the "OFF SHORE FACILITY AGENT", the "OFF SHORE SECURITY AGENT", the "ON SHORE FACILITY AGENT", the "ON SHORE SECURITY AGENT", the "ISSUING BANK", any "ARRANGER", any "FINANCE PARTY", any "BANK", the "BORROWER", any "SENIOR Creditor", any "HEDGING COUNTERPARTY" or any "PARTY" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

      (b) "ASSETS" includes present and future properties, revenues and rights of every description;

      (c)   "DBM" means decibel above or below 1 milliwatt;

      (d) except as expressly provided in this Agreement, the "EQUIVALENT" on any given date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the mean spot rate of exchange quoted to the Off Shore Facility Agent at or about
            11.00 a.m. (Dusseldorf time) on such date for the purpose of the purchase of the first currency with the second currency;

      (e) the "EUROPEAN INTERBANK MARKET" means the interbank market for Euro operating in Participating Member States;

      (f) a "TRANSACTION DOCUMENT" or any other agreement or instrument is a reference to that Transaction Document or other agreement or instrument as amended or novated;

      (g) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

      (h) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

      (i) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

      (j) a provision of law is a reference to that provision as amended or re-enacted; and

      (k) Section, Clause and Schedule headings are for ease of reference only.

      (l) unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.2 In this Agreement:

      (a) A Potential Event of Default is continuing if it has not been remedied or waived.

      (b)

            (i) An Event of Default can be assumed to be continuing unless the Borrower has satisfied the Agents or Security Agents (in each case acting on the instructions of the Majority Banks acting reasonably) that such Event of Default has been cured or waived.

            (ii) If any enforcement action as directed by the Majority Senior Creditors in accordance with the Intercreditor Agreement, permitted to be taken upon an Event of Default, has been commenced, the Borrower may not subsequently cure such Event of Default without the prior written consent of the Agents or Security Agents (in each case acting on the instructions of the Majority Senior Creditors).

                                    SECTION 2
                                 THE FACILITIES

2.  THE FACILITIES

2.1 THE FACILITIES

      Subject to the terms of this Agreement:

      (a)   the Euro Facility Banks make available to the Borrower:

            (i) a term loan facility in an aggregate principal amount of up to the Total ECA Facility Commitments on the following basis:

                  (1) the Total ECA Facility Tranche 1 Commitments (being no more than 85% of the Estimated Contract Value being an amount of not more than Euro 47,163,886.50) payable directly by the Off Shore Facility Agent to the Equipment Vendor subject to the conditions set out in this Agreement ("ECA FACILITY TRANCHE 1"); and

                  (2) the Total ECA Facility Tranche 2 Commitments (being no more than 85% of the ECA Premium being an amount of not more than Euro 2,122,820.50) payable directly by the Off Shore Facility Agent to the ECA for payment of the ECA Premium and/or to the Equipment Vendor in reimbursement of amounts paid to the ECA in respect of the ECA Premium ("ECA FACILITY TRANCHE 2"),

                  (3) the Total ECA Facility Tranche 3 Commitments (being no more than 85% of scheduled interest due on the ECA Facility during the Availability Period being an amount of not more than Euro 4,356,601.50) payable directly to the Off Shore Facility Agent for the account of the Euro Facility Banks subject to the conditions set out in this Agreement ("ECA FACILITY TRANCHE 3"); and

            (ii) a term loan facility in an aggregate principal amount of up to the Total Commercial Facility Commitments; and

      (b) the SIT Facility Banks make available to the Borrower a revolving loan, guarantee and letter of credit issuance facility in an aggregate principal amount of up to the Total SIT Facility Commitments.

2.2 FINANCE PARTIES' RIGHTS AND OBLIGATIONS

      (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

      (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

      (c) A Finance Party may, except as otherwise stated in the Finance Documents where a Finance Party must first comply with a Majority Banks or all Bank decision, separately enforce its rights under the Finance Documents.

3.    PURPOSE

3.1   PURPOSE

      (a) The Borrower shall apply all ECA Facility Loans in payment of Eligible Expenditures.

      (b) The Borrower shall apply all Commercial Facility Loans towards Project Costs (other than those which are financed by the ECA Facility) and the repayment of principal, interest and other amounts owing under the Existing WWIC Loan Agreement (in accordance with Clause 23.8 (Loan Proceeds Account)).

      (c) The Borrower shall apply all SIT Facility Loans towards and only request SIT Facility Guarantees or LCs in respect of:

            (i)   Project Costs; and

            (ii)  for such other purposes as set out in this Agreement.

      In no event shall any amounts made available under this Agreement be used by the Borrower in connection with any UMTS Activities or for any other purpose than those relating to the GSM Activities unless such amounts have been expressly listed in the Business Plan.

3.2   MONITORING

      No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

                                    SECTION 3
                          UTILISATION OF THE FACILITIES

4.    CONDITIONS OF UTILISATION

4.1   CONDITIONS PRECEDENT TO THE FIRST UTILISATION UNDER ALL FACILITIES

      The Borrower may only deliver a Utilisation Request and the Banks will only be obliged to comply with Clause 6 (Loans) and Clause 7.1 (SIT Facility Banks' participation in SIT Facility Guarantees or LCs) if the Off Shore Facility Agent has received all of the documents and other evidence listed in Schedule 6 (Conditions Precedent) in form and substance satisfactory to the Off Shore Facility Agent (acting reasonably) or in the case of the funding of the Sponsors' Cash Collateral Account, the Off Shore Facility Agent is satisfied that contemporaneous with the first Utilisation such condition shall be satisfied. The Off Shore Facility Agent shall notify the Borrower and the Banks promptly upon being so satisfied.

4.2   FURTHER CONDITIONS PRECEDENT TO ALL UTILISATIONS

4.2.1 Subject to Clause 4.2.2 and other than in the case of Rollover SIT Facility Loans, the Banks will only be obliged to comply with Clause 6 (Loans) and Clause 7.1 (SIT Facility Banks' participation in SIT Facility Guarantees or LCs) if on the date of the Utilisation Request and on the proposed Utilisation Date:

      (a) the conditions set out below have been satisfied in form and substance satisfactory to the Off Shore Facility Agent (acting reasonably):

            (i) the proposed aggregate amount of a Loan or, as the case may be, SIT Facility Guarantee or LC will not exceed the Available Facility under the relevant Facility;

            (ii) the Sponsors have complied with their obligations to provide Sponsor Contributions pursuant to, and the Borrower and the Sponsors and/or Shareholders have complied with clause 3.4.20 (Confirmation of contributions) of the Sponsors' and Shareholders' Undertaking and Completion Guarantee;

            (iii) the Contributed Capital Ratio is or as a result of such
                  Utilisation will be at least 0.4;

            (iv) in respect of the SIT Facility, the aggregate SIT Facility Loans and reimbursement obligations under the SIT Facility Guarantees or LCs will not exceed an equivalent amount of Euro 20,000,000 at the exchange rate (middle rate) of Banka Slovenije on the date of calculation on or before the proposed Utilisation Date; and

            (v) in respect of the SIT Facility, evidence that at least 50% of the Total ECA Facility Commitments has been utilised;

      (b) in respect of a proposed Utilisation by way of an issue or opening of a SIT Facility Guarantee or LC, the form of the proposed SIT Facility Guarantee or LC has been agreed with the Issuing Bank (in each case acting reasonably);

      (c) no Event of Default or Potential Event of Default is continuing or would result from the proposed Loan or, as the case may be, SIT Facility Guarantee or LC; and

      (d) the Repeated Representations to be made by the Borrower are true in all material respects.

4.2.2 The Banks will only be obliged to comply with Clause 6 (Loans) in relation to a Rollover SIT Facility Loan if on the Utilisation Date:

      (a) no Event of Default is continuing or would result from the Rollover SIT Facility Loan; and

      (b) the aggregate SIT Facility Loans and reimbursement obligations under the SIT Facility Guarantees or LCs will not exceed the lesser of:

            (i) an equivalent amount of Euro 20,000,000 at the exchange rate (middle rate) of Banka Slovenije on the proposed Utilisation Date; and

            (ii) the amount to which the SIT Facility Commitment is to be reduced in accordance with Clause 13.3 (Reduction of the SIT Facility Commitment) on or before the proposed Utilisation Date.

5.    UTILISATION

5.1   DELIVERY OF UTILISATION REQUEST

5.1.1 The Borrower may utilise a Facility if the Off Shore Facility Agent with regard to any Utilisation of the Euro Facility and the On Shore Facility Agent with regard to a Utilisation of the SIT Facility receives a duly completed Utilisation Request (together with all related documentation):

      (a)   with regard to a Utilisation of a Euro Facility Loan, no later than
            11.00 a.m. (Dusseldorf time) five (5) Business Days (or in the case of the first Utilisation of the Facilities, three (3) Business Days) prior to the proposed Utilisation Date;

      (b) with regard to a Utilisation of a SIT Facility Loan in an amount exceeding SIT 500,000,000, no later than 11:00 a.m. (Ljubljana time) five (5) Business Days (or in the case of the first Utilisation of the Facilities, three (3) Business Days) prior to the proposed Utilisation Date;

      (c) with regard to a Utilisation of a SIT Facility Loan in an amount of up to SIT 500,000,000, no later than 11:00 a.m. (Ljubljana time) two
            (2) Business Day prior to the proposed Utilisation Date; and

      (d) with regard to a SIT Facility Guarantee or LC, no later than 11:00 a.m. (Ljubljana time) five (5) Business Days (or in the case of the first Utilisation of the Facilities, three (3) Business Days) prior to the proposed Utilisation Date,

      PROVIDED THAT if the Borrower fails to issue a Utilisation Request in respect of a Rollover SIT Facility Loan such request shall, subject to compliance with Clause 4.2.2(a) (Further conditions precedent to all Utilisations) and any repayments necessary to comply with Clause 4.2.2(b), be deemed to have been given by the Borrower to the On Shore Facility Agent.

5.1.2 If a Utilisation Request is required to be issued pursuant to Clause 5.1.1 (Delivery of Utilisation Request) and PROVIDED THAT the Agent has received such Utilisation Request, the Agent shall:

      (a) in the case of the Euro Facility, notify each Euro Facility Bank no later than 11:00 a.m. (Dusseldorf time) three (3) Business Days prior to the proposed

            Utilisation Date of the amount of the Loan and its participation in that Loan; and

      (b) in the case of the SIT Facility, notify each SIT Facility Bank no later than 11:00 a.m. (Ljubljana time) two (2) Business Days prior to the proposed Utilisation Date of the amount of the Loan, or as the case may be, the face amount of the SIT Facility Guarantee or LC and its participation therein.

5.2   COMPLETION OF A UTILISATION REQUEST

      (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

            (i)   it identifies the Facility to be utilised, and:

                  (1) in the case of a requested Loan in respect of ECA Facility Tranche 1, is in the form set out in Schedule 4B (Utilisation Request (Payments to Equipment Vendor)), duly completed and executed by the Equipment Vendor and is accompanied by the following documents that in the reasonable opinion of the Off Shore Facility Agent are in accordance with the "Uniform Rules for Collection, 1995 Revision, ICC Publication no. 522" (i) an original invoice to the Borrower from the Equipment Vendor; and
                        (ii) in respect of a Utilisation Request completed with reference to clause 1.10.2(b)(iii) of the Delivery Contract a copy of a certificate executed by the Borrower and referring to the final acceptance of the Initial Configuration;

                  (2) in the case of a requested Loan in respect of ECA Facility Tranche 2 where such Loan shall be payable to the Equipment Vendor in reimbursement of amounts paid to the ECA in respect of the ECA Premium, is in the form set out in Schedule 4C (Utilisation Request (Payments to
                        ECA)), duly completed and executed by the Equipment Vendor, together with an original invoice to the Equipment Vendor from the ECA that is due and payable pursuant to the ECA Cover Documents; and

                  (3) in the case of a requested Loan in respect of the Commercial Facility or a request for a SIT Facility Loan or SIT Facility Guarantee or LC in the form set out in
                        Schedule 4A (Utilisation Request (Borrower)) duly completed and executed by the Borrower;

            (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

            (iii) the amount of the Utilisation:

                  (1) in the case of a Utilisation of the ECA Facility, is a minimum amount of Euro 500,000 (except in the case of a Utilisation in respect of the ECA Facility Tranche 2 or ECA Facility Tranche 3) or in respect of the last payment under the Delivery Contract such lesser amount payable thereunder and relates to Eligible Expenditures;

                  (2) in the case of a Utilisation of the Commercial Facility, is a minimum amount of Euro 3,000,000 or, if less, the amount of Available Facility; and

                  (3) in the case of a Utilisation of the SIT Facility, is a minimum amount of SIT 100,000,000 or, if less, the amount of Available Facility;

            (iv) in the case of a Loan, the proposed Interest Period complies with Clause 10 (Interest Periods).

      (b) Only one Loan or, as the case may be, SIT Facility Guarantee or LC may be requested in each Utilisation Request.

      (c) Each Utilisation Request shall be accompanied by the documentation and evidence as required by such Utilisation Request, in form and substance satisfactory to the Off Shore Facility Agent (acting reasonably) and, in the case of a Utilisation Request for the SIT Facility, the On Shore Facility Agent (acting reasonably).

5.3   AUTHORISATION

      The Off Shore Facility Agent is irrevocably authorised and instructed by the Borrower:

      (a)   in respect of a Utilisation Request received pursuant to:

            (i) Clause 5.2(a)(i)(1) (Completion of a Utilisation Request) in relation to a loan in respect of ECA Facility Tranche 1; or

            (ii) Clause 5.2(a)(i)(2) (Completion of a Utilisation Request) in relation to a Loan in respect of ECA Facility Tranche 2 where such Loan shall be payable to the Equipment Vendor in reimbursement of amounts paid to the ECA in respect of the ECA Premium, pay the proceeds of each such Loan to, or into an account designated by, the Equipment Vendor;

      (b)   in respect of an amount payable:

            (i) to the ECA in respect of the ECA Premium for which the Off Shore Facility Agent has been invoiced by the ECA and in respect of which a reimbursement is not payable to the Equipment Vendor; or

            (ii) under ECA Facility Tranche 3, in respect of the payment of interest on the ECA Facility during the Availability Period,

            to make Loans at such times and in such manner for the payment of such amounts and pay the proceeds of such Loans to:

            (1)   in the case of the ECA Premium, directly to the ECA; and

            (2) in the case of the payment of interest on the ECA Facility directly to the Off Shore Facility Agent for the account of the Euro Facility Banks.

      Notwithstanding that the Borrower does not issue any Utilisation Request in respect of such payments, the Borrower acknowledges that such payments made by the Off Shore Facility Agent constitute Loans under this Agreement. The Off Shore Facility Agent will promptly notify the Borrower of the details of any Loans made under the ECA Facility.

6.    LOANS

6.1   EURO FACILITY BANKS' PARTICIPATION IN EURO FACILITY LOANS

      (a) If the conditions set out in this Agreement have been met, each Euro Facility Bank shall make its participation in each Euro Facility Loan available by the Utilisation Date through its Facility Office to the account designated for such purpose by the Off Shore Facility Agent to the other Finance Parties.

      (b) The amount of each Euro Facility Bank's participation in each Euro Facility Loan will be equal to the proportion borne by its Available Commitment to such Available Facility immediately prior to making the Euro Facility Loan.

6.2   SIT FACILITY BANKS' PARTICIPATION IN SIT FACILITY LOANS

      (a) If the conditions set out in this Agreement have been met, each SIT Facility Bank shall make its participation in each SIT Facility Loan available by the Utilisation Date through its Facility Office to the account designated for such purpose by the On Shore Facility Agent to the other Finance Parties.

      (b) The amount of each SIT Facility Bank's participation in each SIT Facility Loan will be equal to the proportion borne by its Available Commitment to such Available Facility immediately prior to making the SIT Facility Loan.

6.3   REVALUATION OF SIT FACILITY LOANS

      On the first day of each calendar month ("TOM DETERMINATION DATE"), the principal amount of the SIT Facility Loans outstanding shall be adjusted for inflation by the On Shore Facility Agent applying the then current rate of TOM in accordance with the applicable resolutions relating thereto and the On Shore Facility Agent's standard procedures and advise the Borrower and the SIT Facility Banks of any adjustments to the principal amount of the SIT Facility Loans outstanding for that month. The Borrower shall repay to the SIT Facility Banks the amount of such adjustment (if any) on the 8th Business Day of the calendar month immediately following the calendar month in which the TOM Determination Date occurred.

7.    GUARANTEES AND LETTERS OF CREDIT

7.1   SIT FACILITY BANKS' PARTICIPATION IN SIT FACILITY GUARANTEES OR LCS

      If the conditions set out in this Agreement have been met, on the Utilisation Date on which a SIT Facility Guarantee or LC is to be issued or opened, the Borrower and each SIT Facility Bank hereby authorises the Issuing Bank to issue or open such SIT Facility Guarantee or LC on behalf of the SIT Facility Banks by completing the issue or opening date and executing and delivering such SIT Facility Guarantee or LC to the Beneficiary so that each SIT Facility Bank shall be liable for its relevant SIT Facility Guarantee or LC Percentage of each claim thereunder PROVIDED THAT no SIT Facility Bank's liability to the Issuing Bank will exceed its Available Commitment.

7.2   SIT FACILITY GUARANTEE AND LC FEES

      The Borrower shall pay to the On Shore Facility Agent for the benefit of each SIT Facility Bank a fee equivalent to the SIT Facility Applicable Margin calculated on that SIT Facility Bank's exposure under each SIT Facility Guarantee or LC outstanding from time to time and pay such fee at the times required for the payment of interest under the SIT Facility Loans in accordance with Clause 9.4 (Payment of interest).

                                    SECTION 4
                  SIT FACILITY GUARANTEES AND LETTERS OF CREDIT

8.       SIT FACILITY GUARANTEES AND LETTERS OF CREDIT

8.1   NOTIFICATION OF DEMAND

      If, at any time, a demand for payment (the amount so demanded being herein referred to as the "AMOUNT DEMANDED") is made by a Beneficiary to the Issuing Bank under any SIT Facility Guarantee or LC, the Issuing Bank shall notify the Borrower of such demand and provide to the Borrower a copy of such demand promptly and in any event by 5:00 p.m. (Ljubljana time) on the Business Day following receipt by the Issuing Bank of the demand from the Beneficiary.

8.2   DEMAND ON SIT FACILITY BANKS

      The Issuing Bank shall (at the same time as notifying the Borrower pursuant to Clause 8.1 (Notification of demand)) make demand of each SIT Facility Bank for an amount equal to its relevant SIT Facility Guarantee or LC Percentage of the Amount Demanded, whereupon each SIT Facility Bank shall pay to the Issuing Bank promptly upon receipt of a demand made on it by the Issuing Bank, and in any event no later than 11.00 a.m. (Ljubljana time) on the second Business Day following receipt of the demand, the amount so demanded by the Issuing Bank.

8.3   PAYMENT TO BENEFICIARIES

8.3.1 Upon receipt of all or any of the Amount Demanded pursuant to Clause 8.2 (Demand on SIT Facility Banks), the Issuing Bank shall pay the relevant amount to each Beneficiary in accordance with the terms of the relevant SIT Facility Guarantee or LC.

8.3.2 Any payment by the Issuing Bank of the Amount Demanded made pursuant to Clause 8.3 (Payment to Beneficiaries) shall be deemed to be a SIT Facility Loan made to the Borrower by the SIT Facility Banks in an amount equal to the Amount Demanded PROVIDED THAT the provisions of Clause 4.2.1 (Further conditions precedent to all Utilisations) will not apply to such Utilisation.

8.3.3 The Utilisation Date of any SIT Facility Loan made under Clause 8.3.2 (Payment to Beneficiaries) will be the date of payment of the Amount Demanded by the Issuing Bank under Clause 8.3.1 (Payment to
      Beneficiaries).

8.4   INDEMNIFICATION

      The Borrower hereby irrevocably and unconditionally agrees to indemnify and keep indemnified each SIT Facility Bank against each and every sum paid or payable by any such SIT Facility Bank under any SIT Facility Guarantee or LC and against all liabilities, costs, claims, losses, damages and expenses which each SIT Facility Bank may at any time incur or sustain in connection with or arising out of any third party actions or proceedings relating to such SIT Facility Guarantee or LC.

8.5   PAYMENTS UNDER THE SIT FACILITY GUARANTEES OR LCS

      The Issuing Bank and each SIT Facility Bank shall be entitled to make any payment under any SIT Facility Guarantee or LC for which a demand in the manner required by such SIT Facility Guarantee or LC has been made without any reference to or further authority from the Borrower or any other investigation or enquiry, need not concern themselves with the propriety of any demand made under and in the manner required by the terms of such SIT Facility Guarantee or LC and shall be entitled to assume that any person expressed in such SIT Facility Guarantee or LC or in any notice served pursuant to such SIT Facility Guarantee or LC to be entitled to make demand is so entitled and that such person is duly authorised to do so; accordingly, it shall not be a defence to any demand made of the Borrower, nor shall the Borrower's obligations hereunder be impaired by the fact (if it be the case), that any SIT Facility Bank or the Issuing Bank was or might have been justified in refusing payment, in whole or in part, of the amounts so demanded.

8.6   ACTS OR OMISSIONS

      The obligations of the Borrower to the Issuing Bank and each SIT Facility Bank under this Clause 8.6 shall not be discharged, lessened or impaired by any act, omission or circumstance whatsoever which, but for this provision, might operate to release or exonerate the Borrower from all or part of such obligations or in any other way discharge, lessen or impair the same.

8.7   CONCLUSIVE CERTIFICATE

      A certificate of the Issuing Bank as to the amount paid out by the Issuing Bank or any SIT Facility Bank under any SIT Facility Guarantee or LC shall, save for manifest error, be conclusive and binding upon the Borrower for the purposes of this Agreement and prima facie evidence of the payment of such amounts in any legal action or proceedings arising in connection therewith.

8.8   CASH COLLATERAL

      In respect of any SIT Facility Guarantee or LC which has a date of expiry after the Termination Date, the Borrower shall at least five (5) Business Days before the Termination Date procure that the Issuing Bank's and SIT Facility Banks' actual or contingent obligations in relation to each SIT Facility Guarantee or LC are cancelled or discharged in full or provide 100% cash cover to the satisfaction of the Issuing Bank and the SIT Facility Banks together with an authorisation from the Borrower (in form and substance satisfactory to the Issuing Bank) to the Issuing Bank permitting such cash cover to be set off against any liability of the Issuing Bank and the SIT Facility Banks under such SIT Facility Guarantee or LC.

                                    SECTION 5
                              COSTS OF UTILISATION

9.    INTEREST ON LOANS

9.1   CALCULATION OF FLOATING RATE INTEREST UNDER THE ECA FACILITY

      The rate of interest on each ECA Facility Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

      (a)   EURIBOR;

      (b) a margin (the "ECA FACILITY APPLICABLE MARGIN") in an amount of, initially, 1.25% per annum and thereafter the rate per annum set out in the column headed "Margin (% p.a.)" opposite the relevant Population Coverage (set out in the same line in the column headed "Population Coverage") and subject to the achievement of the relevant financial performance tests (set out in the same line in the column headed "Financial Performance") in the table below, in each case as at the end of the most recently ended Quarter:

            POPULATION                                                               MARGIN
            COVERAGE              FINANCIAL PERFORMANCE                              (% P.A.)
            ----------            ---------------------                              -------
            75%                   EBITDA for the immediately preceding two (2)       1.10
                                  Quarters does not negatively deviate by more
                                  than 10% from the EBITDA in the Initial
                                  Business Plan.

            80%                   EBITDA for the immediately preceding two (2)       1.00
                                  Quarters does not negatively deviate by more
                                  than 10% from the EBITDA in the Initial
                                  Business Plan.

            87%                   Total Leverage Ratio greater than 6.00.            0.90

            87%                   Total Leverage Ratio less than or equal to         0.80
                                  6.00 and greater than 5.00.

            87%                   Total Leverage Ratio less than or equal to         0.70
                                  5.00 and greater than 4.00.

            87%                   Total Leverage Ratio less than or equal to         0.60
                                  4.00 and greater than 3.00.

            87%                   Total Leverage Ratio less than or equal to         0.50
                                  3.00 and greater than 2.00.

            87%                   Total Leverage Ratio less than or equal to         0.40
                                  2.00.

            PROVIDED THAT:

            (i) any change to the ECA Facility Applicable Margin shall take place from the immediately following Euro Facility Interest Payment Date (the "ECA FACILITY APPLICABLE MARGIN ADJUSTMENT DATE") (subject to Clause 9.1(b)(iii)) if:

                  (1) the Borrower has requested a reduction in the Applicable Margin in the Covenant Compliance Certificate at least 15 Business Days prior to such Euro Facility Interest Payment Date or the Off Shore Facility Agent has notified the Borrower, based on the information referred to in (2) below, that there will be an increase in the Applicable Margin in accordance with the above provisions of this paragraph (b);

                  (2) the Off Shore Facility Agent has confirmed the satisfaction of the above conditions relating to financial performance of the Borrower on the basis of the most recent information required to be provided by the Borrower pursuant to Clauses 21.1(a) and (c) (Financial statements and other information) and Clause
                        21.3 (Covenant Compliance Certificate);

                  (3) no Event of Default or Potential Event of Default is continuing; and

                  (4) the Off Shore Facility Agent has confirmed the satisfaction of the above conditions relating to Population Coverage (on receipt of confirmation of such Population Coverage from the Independent Technical Consultant) or such confirmation has not been received by the date upon which the Borrower would be entitled to a change in the ECA Facility Applicable Margin (had such confirmation been received);

            (ii) if the Off Shore Facility Agent has not received the information required to be provided by the Borrower pursuant to Clauses 21.1(a) and (c) (Financial statements and other information) and Clause 21.3 (Covenant Compliance Certificate) in respect of the relevant period by its due date for delivery pursuant to this Agreement, the Applicable Margin will be 1.25% per annum from that date until such time as the Borrower satisfies the conditions set out in this paragraph (b) and is in compliance with its obligations under Clause 21 (Reporting requirements);

            (iii) if after an ECA Facility Applicable Margin Adjustment Date the
                  Independent Technical Consultant is of the opinion that the above conditions relating to Population Coverage have not been satisfied but the ECA Facility Applicable Margin has been changed by the Off Shore Facility Agent the ECA Facility Applicable Margin shall be readjusted to the applicable level in accordance with the above provisions of this paragraph (b) for the entire Interest Period from such ECA Facility Applicable Margin Adjustment Date.

9.2   CALCULATION OF FLOATING RATE INTEREST UNDER THE COMMERCIAL FACILITY

      The rate of interest on each Commercial Facility Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

      (a)   EURIBOR;

      (b) a margin (the "COMMERCIAL FACILITY APPLICABLE MARGIN") in an amount of, initially, 3.25% per annum and thereafter the rate per annum set out in the column headed "Margin (% p.a.)" opposite the relevant Population Coverage (set out in the same line in the column headed "Population Coverage") and subject to the achievement of the relevant financial performance tests (set out in the same line in the column headed "Financial Performance") in the table below, in each case as at the end of the most recently ended Quarter:

                 POPULATION COVERAGE   FINANCIAL PERFORMANCE                                  MARGIN (% P.A.)
                 -------------------   ---------------------                                  ---------------
                 75%                   EBITDA for the immediately preceding two (2)           2.50
                                       Quarters does not negatively deviate by more
                                       than 10% from the
                                       EBITDA in the Initial Business Plan.

                 80%                   EBITDA for the immediately preceding two (2)           2.25
                                       Quarters does not negatively deviate by more
                                       than 10% from the EBITDA in the Initial
                                       Business Plan.

                 87%                   Total Leverage Ratio greater than 6.00 or              2.25
                                       EBITDA for the immediately preceding two (2)
                                       Quarters is negative.

                 87%                   Total Leverage Ratio less than or equal to             2.00
                                       6.00 and greater than 5.00.

                 87%                   Total Leverage Ratio less than or equal to             1.50
                                       5.00 and greater than 4.00.

                 87%                   Total Leverage Ratio less than or equal to             1.25
                                       4.00 and greater than 3.00.

                 87%                   Total Leverage Ratio less than or equal to             1.00
                                       3.00 and greater than 2.00.

                 87%                   Total Leverage Ratio less than or equal to             0.75
                                       2.00.

            PROVIDED THAT:

            (i) any change to the Commercial Facility Applicable Margin shall take place from the immediately following Euro Facility Interest Payment Date (the "COMMERCIAL FACILITY APPLICABLE MARGIN ADJUSTMENT DATE") (subject to Clause 9.2(b)(iii)) if:

                  (1) the Borrower has requested a reduction in the Applicable Margin in the Covenant Compliance Certificate at least 15 Business Days prior to such Euro Facility Interest Payment Date or the Off Shore Facility Agent has notified the Borrower, based on the information referred to in (2) below, that there will be an increase in the Applicable Margin in accordance with the above provisions of this paragraph (b);

                  (2) the Off Shore Facility Agent has confirmed the satisfaction of the above conditions relating to financial performance of the Borrower on the basis of the most recent information required to be provided by the Borrower pursuant to Clauses 21.1(a) and (c) (Financial statements and other information) and Clause
                        21.3 (Covenant Compliance Certificate);

                  (3) no Event of Default or Potential Event of Default is continuing; and

                  (4) the Off Shore Facility Agent has confirmed the satisfaction of the above conditions relating to Population Coverage (on receipt of confirmation of such Population Coverage from the Independent Technical Consultant) or such confirmation has not been received by the date upon which the Borrower would be entitled to a change in the Commercial Facility Applicable Margin (had such confirmation been received);

            (ii) if the Off Shore Facility Agent has not received the information required to be provided by the Borrower pursuant to Clauses 21.1(a) and (c) (Financial statements and other information) and Clause 21.3 (Covenant Compliance Certificate) in respect of the relevant period by its due date for delivery pursuant to this Agreement, the Applicable Margin will be 3.25% per annum from that date until such time as the Borrower satisfies the conditions set out in this paragraph (b) and is in compliance with its obligations under Clause 21 (Reporting requirements);

            (iii) if after a Commercial Facility Applicable Margin Adjustment
                  Date the Independent Technical Consultant is of the opinion that the above conditions relating to Population Coverage have not been satisfied but the Commercial Facility Applicable Margin has been changed by the Off Shore Facility Agent, the Commercial Facility Applicable Margin shall be readjusted to the applicable level in accordance with the above provisions of this paragraph (b) for the entire Interest Period from such Commercial Facility Applicable Margin Adjustment Date.

9.3   CALCULATION OF FLOATING RATE INTEREST UNDER THE SIT FACILITY

9.3.1 The rate of interest on each SIT Facility Loan for each Interest Period is the aggregate sum of:

      (a)   the Reference Interest Rate; and

      (b) a margin (the "SIT FACILITY APPLICABLE MARGIN") in an amount of, initially, 1.50% per annum and thereafter the rate per annum set out in the column headed "Margin (% p.a.)" subject to the achievement, as at the end of the most recently ended Quarter, of the relevant financial performance tests set out in the same line in the column headed "Financial Performance" in the table below:

                 FINANCIAL PERFORMANCE                                        MARGIN (% P.A.)
                 ---------------------                                        ---------------

                 Total Leverage Ratio greater than 4.00 or EBITDA for         1.50
                 the immediately preceding two (2) Quarters is negative

                 Total Leverage Ratio less than or equal to 4.00 and          1.25
                 greater than 2.00

                 Total Leverage Ratio less than or equal to 2.00              1.00

            PROVIDED THAT:

            (i) any change to the SIT Facility Applicable Margin shall take place from the first day of the immediately following Interest Period if:

                  (1) the Borrower has requested a reduction in the Applicable Margin in the Covenant Compliance Certificate at least 15 Business Days prior to such Interest Period or the Off Shore Facility Agent has notified the Borrower, based on the information referred to in (2) below, that there will be an increase in the Applicable Margin in accordance with the above provisions of this paragraph
                        (b);

                  (2) the On Shore Facility Agent has confirmed the satisfaction of the above conditions relating to financial performance of the Borrower on the basis of the most recent information required to be provided by the Borrower pursuant to Clauses 21.1(a) and

                        (c) (Financial statements and other information) and Clause 21.3 (Covenant Compliance Certificate); and

                  (3) no Event of Default or Potential Event of Default is continuing;

            (ii) if the On Shore Facility Agent has not received the information required to be provided by the Borrower pursuant to Clauses 21.1(a) and (c) (Financial statements and other information) and Clause 21.3 (Covenant Compliance Certificate) in respect of the relevant period by its due date for delivery pursuant to this Agreement, the Applicable Margin will be 1.50% per annum from that date until such time as the Borrower satisfies the conditions set out in this paragraph (b) and is in compliance with its obligations under Clause 21 (Reporting requirements).

9.4   PAYMENT OF INTEREST

9.4.1 The Borrower shall pay accrued interest on each Euro Facility Loan on each Euro Facility Interest Payment Date.

9.4.2 The Borrower shall pay on each SIT Facility Loan interest accrued in respect of an Interest Period on the 8th Business Day of the calendar month immediately following the calendar month in which the last day of that Interest Period (a "SIT FACILITY INTEREST PAYMENT DATE") occurred.

9.5   DEFAULT INTEREST

9.5.1 If the Borrower fails to pay any amount (other than interest) payable by it hereunder on its due date, interest will accrue on the overdue amount from the due date up to the date of actual payment at a rate of 2 per cent. per annum above:

      (a) in relation to an amount becoming due and payable before expiration of the Interest Period applicable thereto, for the period until the expiration of such Interest Period the rate applicable to such overdue amount immediately prior to the due date; and

      (b) in all other cases, the interest rate on the most recent Quotation Day for such periods as the Agent may designate, PROVIDED THAT such Interest Period will not exceed three (3) months,

      All interest accrued hereunder shall be paid at the end of each month.

9.5.2 If the Borrower fails to pay any interest payable by it hereunder on its due date, it will make, at the time of payment of all arrears of interest and in any event on a monthly basis, a lump sum payment for all arrears of interest in the amount of 2 per cent. above, in the case of the Euro Facility, EURIBOR for such periods as the Agent may designate or, in the case of the SIT Facility, SMOM applicable to an interest period of one (1) month.

9.5.3 The rights of the Banks to compensation for any loss (in addition to those set out in Clauses 9.5.1 and 9.5.2) arising from the default remain unaffected.

9.5.4 The Agent will promptly notify the Borrower and the Banks of the determination of any default interest. Each determination by the Agent will, in the absence of a manifest error, be conclusive and binding on the Borrower and the Banks.

9.6   NOTIFICATION OF INTEREST RATES

      The Off Shore Facility Agent shall promptly notify the relevant Banks and the Borrower of the determination of a rate of interest in respect of the ECA Facility or the Commercial Facility and the On Shore Facility Agent shall promptly notify the Off Shore Facility Agent, the relevant Banks and the Borrower of the determination of a rate of interest in respect of the SIT Facility.

10.   INTEREST PERIODS

10.1  INTEREST PERIODS FOR THE EURO FACILITY LOANS

      (a) The first Interest Period for the first Euro Facility Loan shall begin on the Utilisation Date therefor and shall end on the last day of the calendar month in which such Utilisation is made. The first Interest Period for any subsequent Euro Facility Loan shall begin on the Utilisation Date therefor and shall end on the last day of the then applicable Interest Period relating to the first Euro Facility Loan.

      (b) The Borrower may select an Interest Period for a Loan under the Euro Facility in a Selection Notice.

      (c) Each Selection Notice for a Loan under the Euro Facility is irrevocable and must be delivered to the Off Shore Facility Agent by the Borrower no later than 11.00 a.m. (Dusseldorf time) five (5) Business Days prior to the first day of the relevant Interest Period. Upon receipt of a Selection Notice from the Borrower the Off Shore Facility Agent shall notify each Euro Facility Bank no later than 11.00 a.m. (Dusseldorf time) three (3) Business Days prior to the first day of the relevant Interest Period.

      (d) If the Borrower fails to deliver a Selection Notice to the Off Shore Facility Agent in accordance with paragraph (c) above, the relevant Interest Period will be three (3) Months and the Off Shore Facility Agent shall notify each Euro Facility Bank accordingly.

      (e) Subject to this Clause 10, the Borrower may select an Interest Period of 3, 6 or 12 Months or any other period agreed between the Borrower and the Off Shore Facility Agent (acting on the instructions of all Euro Facility Banks) PROVIDED THAT the Borrower shall select Interest Periods to ensure that the Interest Period immediately preceding a Repayment Date under the Euro Facility ends on such Repayment Date.

10.2  INTEREST PERIODS FOR THE SIT FACILITY LOANS

      (a) Each Interest Period under the SIT Facility, other than the first Interest Period for each SIT Facility Loan, shall begin on the first day and end on the last day of each calendar month.

      (b) The first Interest Period for each Loan under the SIT Facility shall begin on the Utilisation Date of a SIT Facility Loan and end on the last day of the calendar month during which the drawdown occurred.

10.3 DURATION OF INTEREST PERIODS An Interest Period for a Loan shall not extend beyond the Termination Date.

10.4 NON-BUSINESS DAYS Except as provided in Clause 10.2 (Interest Periods for the SIT Facility Loans), if an Interest Period would otherwise end on a day which is not a Business Day, that Interest

      Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.5  CONSOLIDATION

      If two or more Interest Periods relate to a Loan in the same currency and end on the same date those Loans will, unless the Borrower specifies to the contrary, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

11.   CHANGES TO THE CALCULATION OF INTEREST

11.1  ABSENCE OF QUOTATIONS

      Subject to Clause 11.2 (Market disruption), if EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11:00 a.m. (Brussels Time) on the Quotation Day, the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2  MARKET DISRUPTION

      (a) If a Market Disruption Event occurs in relation to a Euro Facility Loan for any Interest Period, then the rate of interest on each Euro Facility Bank's share of that Euro Facility Loan for the Interest Period shall be the rate per annum which is the sum of:

            (i)   the Applicable Margin; and

            (ii) the rate notified to the Off Shore Facility Agent by that Bank as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Euro Facility Bank of funding its participation in that Euro Facility Loan from whatever source it may reasonably select.

      (b) The Off Shore Facility Agent shall, upon becoming aware of a Market Disruption Event, notify the Borrower thereof.

      (c)   In this Agreement "MARKET DISRUPTION EVENT" means:

            (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Off Shore Facility Agent to determine EURIBOR for the relevant currency and Interest Period; or

            (ii) before close of business in Dusseldorf on the Quotation Day for the relevant Interest Period, the Off Shore Facility Agent receives notifications from a Euro Facility Bank or Euro Facility Banks (whose participations in a Euro Facility Loan in aggregate exceed 66 2/3 per cent. of that Euro Facility
                  Loan) that the cost to it of obtaining matching deposits in the European Interbank Market would be in excess of EURIBOR.

11.3  ALTERNATIVE BASIS OF INTEREST OR FUNDING

(a) If a Market Disruption Event occurs and the Off Shore Facility Agent or the Borrower so requires, the Off Shore Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

      (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Euro Facility Banks and the Borrower, be binding on all Parties.

11.4  BREAK COSTS

      (a) The Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

      (b) Each Bank shall, as soon as reasonably practicable after a demand by the Off Shore Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.   FEES

12.1  COMMITMENT FEES

      (a) The Borrower shall pay to the Off Shore Facility Agent (for the account of each Euro Facility Bank) a fee computed at the rate of:

            (i) 0.75% per annum on each Bank's Available Commitment under the Euro Facility until 75% of the ECA Facility Commitment and the Commercial Facility Commitment has been disbursed; and

            (ii) thereafter 0.50% per annum on that Bank's Available Commitment under the Euro Facility for the Availability Period applicable to the Euro Facility.

      (b) The Borrower shall pay to the On Shore Facility Agent (for the account of each SIT Facility Bank) a fee computed at the rate of 0.10% per annum on the Available Commitment under the SIT Facility.

      (c) The fees under paragraphs (a) and (b) above shall be payable quarterly in arrears from the date of execution of this Agreement.

12.2  UNDERWRITING FEE

      The Borrower shall pay to the Off Shore Facility Agent (for the account of each of the Arrangers) within ten (10) Business Days after execution of this Agreement an underwriting fee as set out in a Fee Letter.

12.3  ON SHORE SECURITY AGENT FEE

      The Borrower shall pay to the On Shore Security Agent for its services an annual fee as set out in a Fee Letter.

12.4  SIT FACILITY GUARANTEE OR LC ISSUANCE FEES

      The Borrower shall pay to the Issuing Bank for its own account a fronting fee, at the rates set out in the Fee Letter and payable at the times and in the manner set forth therein.

12.5  ECA PREMIUM

      The Borrower shall pay or reimburse the Off Shore Facility Agent and/or the Equipment Vendor for payment of any ECA Premium to the ECA.

12.6  PROCEEDS AND REVENUE ACCOUNT #2

      The Borrower shall pay to Hypo Alpe-Adria-Bank d.d., for its own account, fees in relation to the opening and handling of the Proceeds and Revenue Account #2 as set out in the Fee Letter and payable at the times and in the manner set forth therein.

                                    SECTION 6
                                    REPAYMENT

13.    REPAYMENT

13.1   REPAYMENT OF THE EURO FACILITY LOANS

13.1.1 Each Euro Facility Loan shall be repaid on the dates and in the amounts which correspond to the percentage rates set out in Schedule 2 (Repayment dates).

13.1.2 The Borrower may not re-borrow any part of a Euro Facility Loan which is repaid.

13.2   REPAYMENT OF THE SIT FACILITY LOANS

       Each SIT Facility Loan shall be repaid on the last day of its Interest Period PROVIDED THAT if the conditions set out in Clause 4.2.2 (Further conditions precedent to all Utilisations) are satisfied or the proviso in Clause 5.1.1 (Delivery of Utilisation Request) applies the Borrower may refinance any outstanding SIT Facility Loans with SIT Facility Rollover Loans.

13.3   REDUCTION OF THE SIT FACILITY COMMITMENT

       The SIT Facility Commitment shall be reduced on the dates and in the amounts which correspond to the percentage rates set out in Schedule 2 (Repayment Dates).

                                    SECTION 7
                           PREPAYMENT AND CANCELLATION

14.   PREPAYMENT AND CANCELLATION

14.1  ILLEGALITY

       If it becomes unlawful in any applicable jurisdiction for a Bank to perform any of its obligations as contemplated by this Agreement:

      (a) that Bank shall promptly notify the Off Shore Facility Agent upon becoming aware of that event;

      (b) the Off Shore Facility Agent shall, upon becoming aware of the same, notify the Borrower thereof;

      (c) upon the Off Shore Facility Agent notifying the Borrower and if necessary the On Shore Facility Agent, the Commitment of that Bank will be immediately cancelled;

      (d) the Borrower shall repay that Bank's participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Off Shore Facility Agent has notified the Borrower or, if earlier, the date specified by the Bank in the notice delivered to the Off Shore Facility Agent (being no earlier than the last day of any applicable grace period permitted by law); and

      (e) if such Bank is the Issuing Bank or a SIT Facility Bank guaranteeing the Issuing Bank, the Borrower shall procure that the Issuing Bank's or SIT Facility Bank's actual or contingent obligations in relation to each SIT Facility Guarantee or LC are cancelled or discharged in full or within 30 days from the date of the notification mentioned in (d) above provide 100% cash cover to the satisfaction of the Issuing Bank and the SIT Facility Banks together with an authorisation from the Borrower (in form and substance satisfactory to the Issuing Bank, acting reasonably) to the Issuing Bank permitting such cash cover to be set off against any liability of the Issuing Bank and the SIT Facility Banks under such SIT Facility Guarantee or LC.

14.2  CHANGE OF CONTROL, WITHDRAWAL OF THE LICENCE AND ABANDONMENT OF THE
      PROJECT

      If:

      (a) Western Wireless International Corporation's direct or indirect shareholding in the Borrower at any time falls below 80% of the Share Capital without the prior written consent of the Majority Banks;

      (b)   there is a Withdrawal of the Licence; or

      (c)   there is an Abandonment of the Project,

            then:

            (i) the Borrower shall promptly notify the Off Shore Facility Agent upon becoming aware of that event;

            (ii) the Borrower shall not request a Utilisation (except for a Rollover SIT Facility Loan) unless otherwise agreed by the Majority Banks;

            (iii) the Off Shore Facility Agent may (acting on the instructions of the Majority Banks), by not less than 30 days notice to the Borrower, declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable;

            (iv) the Off Shore Facility Agent may (acting on the instructions of the Majority Banks), instruct each Bank to cancel its Available Commitment; and

            (v) the Borrower shall procure that the Issuing Bank's actual or contingent obligations in relation to each SIT Facility Guarantee or LC are cancelled or discharged in full or within 30 days from the date of the declaration mentioned in (iii) above provide 100% cash cover to the satisfaction of the Issuing Bank and the SIT Facility Banks together with an authorisation from the Borrower (in form and substance satisfactory to the Issuing Bank, acting reasonably) to the Issuing Bank permitting such cash cover to be set off against any liability of the Issuing Bank and the SIT Facility Banks under such SIT Facility Guarantee or LC.

14.3   CANCELLATION BY THE BORROWER

       The Borrower may, if it gives the Off Shore Facility Agent and, in respect of a cancellation of the SIT Facility Commitment, the On Shore Facility Agent not less than five (5) Business Days' prior notice and has satisfied the Off Shore Facility Agent (acting reasonably) that it has sufficient funds to pay all relevant Project Costs, cancel the whole or any part (being a minimum amount of Euro 1,000,000 or the equivalent amount in SIT at the exchange rate (middle rate) of Banka Slovenije on the relevant calculation date) of an Available Facility in respect of the SIT Facility or the Commercial Facility. Subject to Clause 14.6.1 (Right of repayment and cancellation in relation to a single Bank), the Borrower may only cancel any part of an Available Facility in respect of the ECA Facility with the prior written consent of the ECA, the Equipment Vendor and the Off Shore Facility Agent. Any cancellation under this Clause 14.3 shall reduce the Commitments of the Banks rateably under that Facility.

14.4   VOLUNTARY PREPAYMENT OF EURO FACILITY LOANS

       In addition to the Borrower's rights set forth in Clause 14.6 (Right of repayment and cancellation in relation to a single Bank) the Borrower may, after the end of the Availability Period and if it gives the Off Shore Facility Agent not less than five (5) Business Days' (or such shorter period as the Majority Banks may agree) prior notice, prepay any part of any ECA Facility Loan and any Commercial Facility Loan in minimum amounts of Euro 1,000,000.

14.5   MANDATORY PREPAYMENTS

14.5.1 The Borrower shall:

      (a) on the immediately following Interest Payment Date, apply all proceeds of sale or exchange of any assets required to be repaid in accordance with Clause 23.5 (Sale Proceeds Account);

      (b) on the immediately following Interest Payment Date, apply proceeds of insurance policies required to be prepaid in accordance with Clause 23.4 (Insurance Proceeds Account);

      (c) on the last Interest Payment Date of each Quarter of the Borrower apply 50% of the Excess Cash Flow; and

      (d) on the last Interest Payment Date of each Quarter, apply all amounts that have been standing to the credit of the Capital Expenditure Reserve Account for a period of more than twelve (12) months, towards the mandatory prepayment of the Euro Facility Loans and the Lucent Loan Agreement and, at the option of the On Shore Facility Agent, a reduction of the SIT Facility Commitments.

14.5.2 Prepayments under Clause 14.5.1 (Mandatory prepayments) will be applied in an inverse order of maturity to the amounts outstanding under the Euro Facility Loans and the Lucent Loan Agreement, and, if the On Shore Facility Agent has requested reduction of the SIT Facility Commitments or prepayment of SIT Facility Loans, under the SIT Facility pro rata across the relevant Facilities. If the On Shore Facility Agent elects such reduction in the SIT Facility Commitments, the Available Commitment in respect of the SIT Facility shall be cancelled by the amount which is applied in reduction thereof.

14.6   RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE BANK

14.6.1 If:

      (a) any sum payable to any Bank by the Borrower is required to be increased under Clause 15.2(c) (Tax gross-up); or

      (b) any Bank claims indemnification from the Borrower under Clause 15.3 (Tax indemnity) or Clause 16.1 (Increased Costs);

       and the steps, if any, taken by the relevant Finance Party in accordance with Clause 18 (Mitigation by the Banks) have not successfully mitigated the circumstance giving rise to the requirement or indemnification, the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Bank and its intention to procure the repayment of that Bank's participation in the Loans.

14.6.2 On receipt of a notice referred to in Clause 14.6.1(a) (Right of repayment and cancellation in relation to a single Bank), the Commitment of that Bank shall immediately be reduced to zero.

14.6.3 On the last day of each Interest Period which ends after the Borrower has given notice under Clause 14.6.1(a) (Right of repayment and cancellation in relation to a single Bank) (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Bank's participation in the Loans.

14.7   RESTRICTIONS

14.7.1 Any notice of cancellation or prepayment given by any Party under this Clause 14 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

14.7.2 Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

14.7.3 The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

14.7.4 If the Off Shore Facility Agent receives a notice under this Clause 14 it shall promptly forward a copy of that notice to either the Borrower or the affected Bank, as appropriate.

14.7.5 Unless a contrary indication appears in this Agreement, amounts prepaid may not be reborrowed.

14.7.6 No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

14.7.7 Any prepayment under Clause 14.4 (Voluntary prepayment of Euro Facility Loans) and Clause 14.5 (Mandatory prepayments) shall satisfy the obligations under Clause 13 (Repayment) in inverse chronological order.

                                    SECTION 8
                         ADDITIONAL PAYMENT OBLIGATIONS

15.    TAX GROSS-UP AND INDEMNITIES

15.1   DEFINITIONS

15.1.1 In this Clause 15:

       "PROTECTED PARTY" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

       "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

       "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

       "TAX PAYMENT" means an increased payment made by the Borrower to a Finance Party under Clause 15.2 (Tax gross-up) or a payment under Clause
       15.3 (Tax indemnity).

15.1.2 In this Clause 15 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination and the determination may be on an affiliated group basis.

15.2   TAX GROSS-UP

      (a) The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

      (b) The Borrower or a Bank shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Off Shore Facility Agent accordingly. If the Off Shore Facility Agent receives such notification from a Bank it shall promptly notify the Borrower.

      (c) If a Tax Deduction is required by law to be made by the Borrower in one of the circumstances set out in paragraph (d) below, unless paragraph (g) below applies, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

      (d) The circumstances referred to in paragraph (c) above are where a person entitled to the payment is an Agent, an Arranger or a Security Agent, Issuing Bank or a Bank.

      (e) If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

      (f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Off Shore Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

      (g)   The Borrower is not obliged to make a Tax Payment under paragraph
            (c) above in respect of any Tax Deduction which would not have been required had the Finance Party concerned co-operated in completing any declaration, claim, exemption or other form reasonably requested by the Borrower which it is able to complete or provide unless the Finance Party determines in good faith to do so would prejudice its legal or commercial position.

15.3  TAX INDEMNITY

      (a) The Borrower shall (within five (5) Business Days of demand by the Off Shore Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in connection with the transactions contemplated under the Finance Documents. Such demand shall include reasonable details of such loss, liability or cost which the Protected Party determined will be or has been suffered.

      (b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

            (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

            (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

            if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

      (c) A Protected Party making, or intending to make, a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

      (d) A Protected Party shall, on receiving a payment from the Borrower under this Clause 15.3, notify the Agent.

15.4  TAX CREDIT

      If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

      (a)   a Tax Credit is attributable to that Tax Payment; and

      (b)   that Finance Party has obtained, utilised and retained that Tax
            Credit,

      the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-tax position as it would have been in had the Tax Payment not been made by the Borrower. The Finance Party will provide to the Borrower reasonable details of the calculation of the amounts it has determined to be payable to the Borrower.

15.5  STAMP TAXES

      The Borrower shall pay and, within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

15.6  VALUE ADDED TAX

      (a) All consideration payable under a Finance Document by the Borrower to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Borrower shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT on receipt of a copy of a VAT invoice.

      (b) Where a Finance Document requires the Borrower to reimburse a Finance Party for any costs or expenses, the Borrower shall also at the same time pay and indemnify that Finance Party on receipt of a copy of a VAT invoice against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

16.   INCREASED COSTS

16.1  INCREASED COSTS

      (a)   Subject to Clause 16.3 (Exceptions) the Borrower shall, within five
            (5) Business Days of a demand by the Off Shore Facility Agent (setting forth in reasonable detail the amounts so payable), pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement or (ii) compliance with any law or regulation made after the date of this Agreement (including the New Basle Capital Accord known as "Basle II" and any replacement thereof).

      (b)   In this Agreement "INCREASED COSTS" means:

            (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

            (ii)  an additional or increased cost; or

            (iii) a reduction of any amount due and payable under any Finance
                  Document,

            which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

16.2  INCREASED COSTS CLAIMS

      (a) A Finance Party intending to make a claim pursuant to Clause 16.1 (Increased Costs) shall notify the Off Shore Facility Agent of the event giving rise to the claim, following which the Off Shore Facility Agent shall promptly notify the Borrower.

      (b) Each Finance Party shall, as soon as practicable after a demand by the Off Shore Facility Agent, provide a certificate confirming the amount of its Increased Costs.

16.3  EXCEPTIONS

      (a) Clause 16.1 (Increased Costs) does not apply to the extent any Increased Cost is:

            (i) attributable to a Tax Deduction required by law to be made by the Borrower;

            (ii) compensated for by Clause 15.3 (Tax indemnity) (or would have been compensated for under Clause 15.3 (Tax indemnity) but was not so compensated solely because the exclusion in Clause 15.3(b) (Tax indemnity) applied); or

            (iii) attributable to the wilful breach by the relevant Finance
                  Party or its Affiliates of any law or regulation.

      (b) In this Clause 16.3, a reference to "Tax Deduction" has the same meaning given to the term in Clause 15.1 (Definitions).

17.   OTHER INDEMNITIES

17.1  CURRENCY INDEMNITY

      (a) If any sum due from the Borrower under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

            (i)   making or filing a claim or proof against the Borrower; or

            (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

            the Borrower shall as an independent obligation, within five (5) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (1) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (2) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

      (b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2  OTHER INDEMNITIES

      The Borrower shall, within five (5) Business Days of demand, indemnify each Finance Party against any cost, loss or liability reasonably incurred by that Finance Party as a result of:

      (a) the occurrence of any Event of Default or Potential Event of Default and any costs reasonably incurred by any of the Banks in attending any meetings to consider any Event of Default or Potential Event of Default or the investigation of any Event of Default or Potential Event of Default;

      (b) a failure by the Borrower to pay any amount due under a Finance Document on its due date including, without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

      (c) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party); or

      (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

17.3  INDEMNITY TO THE AGENTS

      The Borrower shall promptly indemnify each Agent against any cost, loss or liability incurred by the relevant Agent (acting reasonably) as a result of:

      (a) investigating any event which it reasonably believes is an Event of Default or Potential Event of Default;

      (b) except as expressly provided in this Agreement, the Agent performing and discharging its obligations in accordance with the requirements of the Finance Documents; and/or

      (c) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

18.   MITIGATION BY THE BANKS

18.1  MITIGATION

      (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 14.1 (Illegality), Clause 15 (Tax gross-up and indemnities) or Clause 16 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

      (b) Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

18.2  LIMITATION OF LIABILITY

      (a) The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 18.1 (Mitigation).

      (b) A Finance Party is not obliged to take any steps under Clause 18.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

19.   COSTS AND EXPENSES

19.1  TRANSACTION EXPENSES

      The Borrower shall promptly on demand pay the Off Shore Facility Agent (for the account of the Agents, the Security Agents, the Issuing Bank, the ECA and the Arrangers) the amount of all out of pocket costs and expenses (including but not limited to the fees of the Independent Technical Consultant, insurance consultant and legal fees of Slovenian law counsel to the Banks (Selih, Selih, Janezic &
      Jarcovic) and German, New York and Luxembourg law counsel to the Banks (Clifford Chance)) reasonably incurred by any of them in connection with the negotiation, preparation, execution, registration, implementation, preservation, and syndication of the Finance Documents irrespective of whether this financing is completed or any Utilisation is made (including, without limitation in connection with any perfection of a security interest under or any amendment of any Security Document).

19.2  AMENDMENT COSTS

      If (a) the Borrower requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.9 (Change of currency), the Borrower shall, within three (3) Business Days of demand, reimburse each Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by it in responding to, evaluating, negotiating or complying with that request or requirement.

19.3  ENFORCEMENT COSTS

      The Borrower shall, within three (3) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                    SECTION 9
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.    REPRESENTATIONS

20.1   REPRESENTATIONS

       The Borrower makes the representations and warranties set out in this Clause 20.1 to each Finance Party on the date of this Agreement and acknowledges that the Finance Parties have entered into this Agreement in reliance on such representations and warranties.

20.1.1 STATUS

       The Borrower is a corporation duly incorporated and validly existing under the laws of Slovenia and has the power and all necessary governmental and other material Authorisations under any applicable jurisdiction to own its property and assets and to carry on its business as currently conducted.

20.1.2 POWER AND AUTHORITY

       The Borrower has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

20.1.3 OWNERSHIP OF THE BORROWER

       Western Wireless International Corporation owns, directly or indirectly, at least 80% of the Shares.

20.1.4 BINDING OBLIGATIONS

       The Transaction Documents create (or will once executed) legal, valid and binding obligations of the Borrower and, to the Borrower's knowledge, the other parties thereto, enforceable (or in the case of the Security Documents will be enforceable once perfected) against such parties in accordance with the terms thereof subject to any general principles of law limiting such parties' obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4.1 (Conditions precedent to the first Utilisation under all Facilities).

20.1.5 COMPLIANCE

       The Borrower has duly performed and observed in all material respects all obligations under the applicable laws and the Material Contracts and has duly performed and observed all obligations under the Project Contracts except where failure to do so would not have a Material Adverse Effect.

20.1.6 AUTHORISATIONS

       (a)   All Authorisations required:

            (i) to enable it lawfully to enter into, exercise the Borrower's rights and comply with its obligations in the Transaction Documents to which it is a party;

            (ii) to make the Transaction Documents to which the Borrower is a party admissible in evidence in Slovenia;

            (iii) to enable the Borrower to conduct its business according to the Business Plan; and

            (iv) to enable the Borrower to create the Security to be created by it pursuant to any Security Document and to ensure that such Security has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect except Authorisations which are not required to be obtained by the Borrower (based upon its then current operations) until a future date and (in the case of paragraphs (i) to (iii) above) Authorisations the failure of which to obtain would not have a Material Adverse Effect and.

       (b) The Borrower is in compliance in all material respects with all of the terms and conditions of such Authorisations and no circumstances exist which would entitle the granting authority to terminate or revoke such Authorisations.

20.1.7 GOVERNING LAW AND ENFORCEMENT

       (a) The choice of the governing law of each of the Material Contracts will be recognised and enforced in the jurisdiction applicable to that Material Contract.

       (b) Any judgment obtained in the jurisdiction applicable to each of the Material Contracts in relation to that Material Contract will be recognised and enforced in that jurisdiction.

20.1.8 TAXES; REGISTRATION OF TRANSACTION DOCUMENTS

       (a) All Taxes imposed on the Borrower have been paid and discharged duly and punctually within the time period allowed therefor without the imposition of penalties in excess of Euro 15,000 or its equivalent or the creation of encumbrances with priority to the Banks or any Security granted by or created pursuant to the Security Documents (save to the extent payment thereof is being contested in good faith by the Borrower and where payment thereof can be lawfully withheld and would not result in an encumbrance having priority to the Banks or any Security granted by or created pursuant to the Security Documents).

       (b) The Borrower is not required under the laws of Slovenia to make any deduction or withholding for or on account of Tax from any payment it may make under any Finance Document.

       (c)    Under the laws of Slovenia it is not necessary:

              (i) that the Material Contracts be filed, recorded, registered or enrolled with any court or other authority in that jurisdiction (other than reporting the execution of this Agreement to Banka Slovenije); or

              (ii) that any stamp, registration or similar tax be paid on or in relation to the Material Contracts or the transactions contemplated by the Material Contracts.

20.1.9 NO DEFAULT

       (a) No Event of Default or Potential Event of Default has occurred and is continuing or is reasonably expected to occur to the best of the Borrower's knowledge and belief.

       (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on the Borrower or to which its assets are subject which would reasonably be expected to have a Material Adverse Effect.

20.1.10 NO WINDING-UP

       The Borrower has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against the Borrower for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrator, administrator receiver, trustee or similar officer of it or of all of its assets or revenues.

20.1.11 NO MISLEADING INFORMATION

       (a) Any factual information provided by it for the purposes of the Initial Business Plan, Information Memorandum and/or the Legal Due Diligence Report is true, complete and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

       (b) The financial projections contained in the Initial Business Plan and Information Memorandum provided to the ECA in September 2001 have been prepared on the basis of information available as at such date and on the basis of reasonable assumptions.

       (c) Nothing has occurred or been omitted from the Initial Business Plan, Information Memorandum and/or the Legal Due Diligence Report and no information has been given or withheld that results in the information contained in the Initial Business Plan, Information Memorandum and/or the Legal Due Diligence Report being untrue or misleading in any material respect.

       (d) All of the information (other than the Initial Business Plan, the Information Memorandum and the Legal Due Diligence Report) supplied by the Borrower and the Sponsors to the Arrangers, the Banks and the Independent Technical Consultant is true, complete and accurate in all material respects as at the date such information was supplied and the Borrower and the Sponsors have not failed to disclose to the Arrangers, the Banks and to the Independent Technical Consultant any facts or circumstances the omission of which would render any such information misleading in any material aspects.

20.1.12 FINANCIAL STATEMENTS

       (a) The Borrower's Original Financial Statements were prepared in accordance with US GAAP and the Borrower' financial statements for the year ending 31 December 2001, which are stated to be in accordance with Slovenian Accounting Standards, were prepared in accordance with Slovenian Accounting Standards, in each case consistently applied (unless expressly disclosed to the Off Shore Facility Agent in writing to the contrary before the date of this Agreement).

       (b) The Borrower's Original Financial Statements fairly represent its financial condition and operations as at the end of and during the relevant financial year (unless expressly disclosed to the Off Shore Facility Agent in writing to the contrary before the date of this Agreement).

       (c) As at the date as of which the Original Financial Statements were prepared the Borrower had no liabilities (contingent or otherwise) which were not disclosed thereby (or by notes thereto) or reserved against therein nor any unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against and which in each such case would reasonably be expected to have a material adverse effect on the Borrower's ability to perform its obligations hereunder.

       (d) There has been no material adverse change in the Borrower's business or financial condition since the date as at which the Original Financial Statements were delivered to the Banks.

20.1.13 ENCUMBRANCES

        No encumbrance exists over all or any of the assets of the Borrower other than Permitted Encumbrances.

20.1.14 FINANCIAL INDEBTEDNESS

        The Borrower has no Financial Indebtedness except for Permitted Indebtedness.

20.1.15 NO OBLIGATION TO CREATE SECURITY

        Except as provided in Clause 20.1.13 (Encumbrances), the Borrower's execution of the Transaction Documents and its exercise of its rights and performance of its obligations hereunder and thereunder will not result in the existence of nor oblige the Borrower to create an encumbrance over all or any of its present or future revenues or assets.

20.1.16 PARI PASSU RANKING

        The Borrower's payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.1.17 PROCEEDINGS AND MAJOR LABOUR UNREST

        No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have been started or threatened against it nor are there or might reasonably be expected major labour unrests in the Borrower's business.

20.1.18 OWNERSHIP OF ASSETS

        The Borrower has good title to or valid leases or licences of all Material Assets necessary to conduct its business where failure to do so would be reasonably likely to have a Material Adverse Effect.

20.1.19 INTELLECTUAL PROPERTY

       (a) The Borrower owns or has the legal right to use all Intellectual Property and it does not infringe any Intellectual Property Rights of any third party except in the case of Intellectual Property Rights which are not necessary to the carrying on of its business where such infringement would not be reasonably likely to have a Material Adverse Effect.

       (b) No Intellectual Property is being infringed except in the case of Intellectual Property which is not necessary to the carrying on of its business where such infringement would not be reasonably likely to have a Material Adverse Effect nor is there any threatened infringement by any third party of any Intellectual Property.

       (c) All registered Intellectual Property owned by the Borrower is subsisting and all actions required to maintain the same in full force and effect have been taken.

20.1.20  ENVIRONMENTAL COMPLIANCE

         The Borrower has duly performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by the Borrower or on which it has conducted any activity where, in each case, failure to do so could reasonably be expected to have a Material Adverse Effect.

20.1.21  EXECUTION OF FINANCE DOCUMENTS

         Its execution of the Finance Documents and its exercise of its rights and performance of its obligation hereunder and thereunder do not and will not:

       (a) conflict with the Licence, or to the best of its knowledge having made all due enquiry any other agreement, mortgage, bond or other instrument or treaty to which it is party or which is binding upon it or any of its assets;

       (b)    conflict with its constitutive documents;

       (c) conflict with any applicable law, regulation or official or judicial order.

20.1.22 NO IMMUNITY

       In any proceedings taken in Slovenia in relation to any of the Material Contracts it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process except for any property which is exempt from attachment and execution pursuant to the laws of Slovenia of general application to the extent that such exemption has not been validly waived pursuant to Clause 40.4 (Waiver of immunity).

20.1.23  DEALING ON OWN ACCOUNT

         For all matters related to the Transaction Documents the Borrower is dealing on its own account.

20.1.24  EASEMENTS

         The Borrower has all easements, rights of way, rights of ingress and egress necessary for the construction and operation of the Project except where the failure to do so would not have a Material Adverse Effect.

20.1.25  MATERIAL CONTRACTS

         All contracts required for the design, engineering, development, construction, installation, testing, operation and maintenance of the Network are in full force and effect, there are no other Material Contracts in existence which have not been disclosed to the Off Shore Facility Agent and it has no notice of any material breach by any person of its obligations thereunder.

20.1.26  AMENDMENTS TO MATERIAL CONTRACTS

         There have been no material amendments (other than those permitted under Clause 24.27 (Amendments) to any of the Material Contracts including those provided to the Off Shore Facility Agent in connection with the Legal Due Diligence Report.

20.1.27  CAPITAL

         As of the date hereof the registered Share Capital is SIT 7,000,000,000 comprising 2 Shares owned by the following Shareholders in the following percentages.

         Western Wireless International Slovenia Corporation 95%

         Western Wireless International Slovenia II Corporation 5%

         and no person will have any right to subscribe for any additional Shares in the Share Capital.

20.1.28  ACCOUNTS

         The Borrower has no accounts other than those permitted, established or to be established in accordance with this Agreement.

20.1.29  SUBSIDIARIES

         The Borrower does not have any Subsidiaries (other than as permitted under Clause 24.33 (UMTS and other licences) or those created with the consent of the Banks, not to be unreasonably withheld or delayed) or any investments in any other person.

20.1.30  SERVICES AND FACILITIES

         All services, facilities and other materials necessary for the importation, construction, installation, operation and maintenance of the Network are or, to the best of the Borrower's knowledge after due inquiry, will be available to the Borrower when necessary for the construction, installation, testing, operation and maintenance of the Network, and to the extent necessary, arrangements have been made on commercially reasonable terms for such services, facilities and other materials, with respect to which arrangements the Borrower has no reason to believe such arrangements will not be made at the time so required, except where the failure of such services, facilities and other materials to be available or arranged would not reasonably be likely to have a Material Adverse Effect.

20.1.31  RANKING OF SECURITY

         Other than the ECA Cover Documents, each Security Document creates (or, once entered into, will create) in favour of the Finance Parties the Security which it is expressed to create over the secured assets referred to therein with first ranking and priority which are not subject to any prior or pari passu Security.

20.1.32  BUSINESS PLAN

         The projections and forecasts appearing in the most recent Business Plan are in accordance with the requirements of Clause 22 (Financial covenants and network milestones) and consistent with Clause 24 (General undertakings) and were made on the basis of grounds believed at the time to be correct.

20.1.33  PROHIBITED PAYMENTS

         None of the Borrower's officers, directors, employees and/or agents acting on its behalf have offered, given, insisted on, received or solicited any illegal payment or advantage to influence the action of any person in connection with the Project.

20.2     REPETITION

         The representations in Clause 20.1 (Representations) (other than in Clause 20.1.11 (No misleading information) and Clause 20.1.27 (Capital)) ("REPEATED REPRESENTATIONS") shall be expressly repeated by the Borrower by reference to the facts and circumstances then existing at:

      (a) the date of each Utilisation Request (including any SIT Facility Rollover Loan); and

      (b)   each repayment date as determined under Clause 13 (Repayment).

21.   REPORTING REQUIREMENTS

      The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1  FINANCIAL STATEMENTS AND OTHER INFORMATION

      The Borrower shall supply to the Off Shore Facility Agent in sufficient copies for all of the Banks:

      (a) as soon as the same become available, but in any event not later than 120 days after the end of each financial year one set of its audited annual financial statements for that financial year prepared in accordance with US GAAP and one set of its audited annual financial statements for that financial year prepared in accordance with Slovenian Accounting Standards;

      (b) as soon as the same becomes available, but in any event not later than three weeks after the commencement of a new financial year of the Borrower, the Updated Business Plan in respect of the following financial year which shall, without limitation:

            (i) be in the same format and comprise the same items as the most recent Business Plan and otherwise include a description of any changes and sufficient information, in form and substance as may be reasonably required by the Off Shore Facility Agent, to enable the Banks to make an accurate comparison between the most recent Business Plan and such Updated Business Plan;

            (ii) demonstrate that the Borrower is in compliance with the requirements of Clause 22 (Financial covenants and network milestones) and such Updated Business Plan is consistent with Clause 24 (General undertakings); and

            (iii) include a profit and loss statement, balance sheet, cash flow statement and details of investments in fixed assets, capital and operation expenditures updated to reflect the circumstances then existing and anticipated for the forthcoming financial year and any information relevant at such time that was not included in the Initial Business Plan; and

            (iv)  include an outline of major future business plans;

      (c) as soon as the same becomes available but in any event not later than 45 days after the end of each Quarter and starting as at 31 December 2001, a management report for that Quarter, signed by the CFO, which shall include, without limitation:

            (i) a profit and loss statement, balance sheet, cash flow statement, details of investments in fixed assets, debt profile (including aggregate lease obligations) short term and long term;

            (ii) a list of all existing accounts of the Borrower identifying the financial institution with which those are held and the balances thereon; and

            (iii) a Project Status and Progress Report setting out in detail information addressing the matters referred to in Schedule 15 (Project Status and

                  Progress Report) (signed by the CFO and the chief technical officer of the Borrower); and

      (d) every week bank statements (in the form agreed between the Off Shore Facility Agent, the On Shore Facility Agent and Hypo Alpe-Adria-Bank d.d.) in respect of the Permitted Accounts and the Proceeds and Revenue Accounts and the Borrower authorises and instructs the On Shore Facility Agent and Hypo Alpe-Adria-Bank d.d. to provide such bank statements in respect of the Proceeds and Revenue Accounts to the Off Shore Facility Agent at such times.

21.2  REQUIREMENTS AS TO FINANCIAL STATEMENTS

      (a) Each set of financial statements delivered by the Borrower pursuant to Clause 21.1 (Financial statements and other information) shall be certified by the CFO as fairly representing its financial condition as at the end of and for the period up to the date as at which those financial statements were drawn up.

      (b) The Borrower shall procure that each set of financial statements delivered pursuant to Clause 21.1 (Financial statements and other information) or that is required to be in accordance with US GAAP is prepared using US GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the financial statements of the immediately preceding year unless, in relation to any set of financial statements delivered immediately after any change has taken place, it notifies the Off Shore Facility Agent that there has been a change in US GAAP or the accounting practices or reference periods and its auditors deliver to the Off Shore Facility Agent:

            (i) a description of any change necessary for those financial statements to reflect the US GAAP, accounting practices and reference periods upon which the financial statements for the immediately preceding year were prepared; and

            (ii) sufficient information, in form and substance as may be reasonably required by the Off Shore Facility Agent, to enable the Banks to determine whether Clause 22 (Financial covenants and network milestones) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the financial statements for the immediately preceding year.

            Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the financial statements for the immediately preceding year were prepared.

      (c) The Borrower shall procure that each set of financial statements delivered pursuant to Clause 21.1(a) (Financial statements and other information) that is to be prepared in accordance with Slovenian Accounting Standards or any other financial statements required to be prepared by applicable law are delivered to the Off Shore Facility Agent and in each case are prepared using Slovenian Accounting Standards, accounting practices and financial reference periods consistent with those applied in the preparation of the financial statements of the immediately preceding financial year unless, in relation to any set of financial statements delivered immediately after any change has taken place, it notifies the Off Shore Facility Agent that there has been a change in Slovenian Accounting Standards or the accounting practices or reference periods and its auditors deliver to the Off Shore Facility Agent:

            (i) a description of any change necessary for those financial statements to reflect the Slovenian Accounting Standards, accounting practices and reference periods upon which the financial statements for the immediately preceding year were prepared; and

            (ii) sufficient information, in form and substance as may be reasonably required by the Off Shore Facility Agent, to enable the Banks to determine whether Clause 22 (Financial covenants and network milestones) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the financial statements for the immediately preceding year.

      Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the financial statements for the immediately preceding year were prepared.

21.3  COVENANT COMPLIANCE CERTIFICATE

      (a) The Borrower shall supply the Off Shore Facility Agent, with each set of financial statements prepared in accordance with US GAAP delivered pursuant to Clauses 21.1(a) and (c)(i) (Financial statements and other information), a Covenant Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial covenants and network milestones) as at the date as at which those financial statements were drawn up and confirming compliance with the requirements of Clause 23.3 (Application of moneys on the Proceeds and Revenue Accounts).

      (b) Each Covenant Compliance Certificate shall be signed by the CFO and, if required to be delivered with the financial statements delivered pursuant to Clause 21.1(a) (Financial statements and other information), shall be reported on by the Borrower's auditors.

21.4  INFORMATION: MISCELLANEOUS

      The Borrower shall supply the Off Shore Facility Agent (in sufficient copies for all the Banks, if the Off Shore Facility Agent so requests) with:

      (a) all documents dispatched by the Borrower to its creditors generally at the same time as they are dispatched;

      (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings against the Borrower (which are not considered to be frivolous or vexatious) which are current, threatened or pending, and which might, if adversely determined, have a Material Adverse Effect;

      (c) promptly, such further information regarding its financial condition, business and operations as any Finance Party (through the Agent) may reasonably request; and

      (d) any other information that from time to time may be reasonably asked for by the Off Shore Facility Agent and the Independent Technical Consultant.

21.5  NOTIFICATION OF DEFAULT AND CASH SHORTFALL

      (a) The Borrower shall notify the Off Shore Facility Agent of any Event of Default or Potential Event of Default or Cash Shortfall (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

          (b) Promptly upon a request by the Off Shore Facility Agent (acting reasonably), the Borrower shall supply to the Off Shore Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Event of Default or Potential Event of Default or Cash Shortfall is continuing (or if an Event of Default or Potential Event of Default or Cash Shortfall is continuing, specifying the Event of Default or Potential Event of Default or the extent of the Cash Shortfall and the steps, if any, being taken to remedy it).

21.6      BUSINESS PLAN REVIEW

          Within the earlier of:

          (a) 14 days from the receipt by the Off Shore Facility Agent of an Updated Business Plan; and

          (b) five weeks from the commencement of a financial year of the Borrower, the Borrower and the Off Shore Facility Agent shall meet and review the Updated Business Plan delivered in accordance with Clause 21.1(b) (Financial statements and other information).

22.       FINANCIAL COVENANTS AND NETWORK MILESTONES

          The calculation of ratios and other amounts under this Clause 22 shall be made by reference to the most recent financial statements, Covenant Compliance Certificate and Project Status and Progress Report for the period or periods in relation to which the calculation or determination falls to be made.


22.1      SPONSOR CONTRIBUTIONS

22.1.1 The Borrower shall request the Sponsors make their funding contributions in accordance with the Sponsors' and Shareholders' Undertaking and Completion Guarantee; and

22.1.2 The Borrower shall ensure that, at all times, the Contributed Capital Ratio is at least 0.4.

22.2      STAGE I COVENANTS

          From the first Utilisation up to and including 31 December 2003, the Borrower shall ensure that the financial and performance parameters set out in Clauses 22.2(a) to (d) are achieved, as confirmed by the Independent Technical Consultant in respect of the performance parameters set out in paragraphs (a) and (b) below and in accordance with Clause 22.4 (Confirmation by Independent Technical Consultant), to the satisfaction of the Off Shore Facility Agent (acting reasonably) by the dates set out therein:

         (a)     MINIMUM SUBSCRIBERS

                The number of Subscribers shall be:

                (i)     as at 31 March 2002, at least 8,000;

                (ii)    as at 30 June 2002, at least 40,000;

                (iii)   as at 31 December 2002, at least 80,000;

                (iv)    as at 30 June 2003, at least 120,000; and

                (v)     as at 31 December 2003, at least 160,000;

        (b)     POPULATION COVERAGE

                        The Population Coverage shall be:

                (i)     as at 28 February 2002, at least 60%;

                (ii)    as at 31 March 2002, at least 65%;

                (iii) as at 30 June 2002, at least 65% or 70% if no national roaming agreement is in place;

                (iv)    as at 31 December 2002, at least 80%;

                (v)     as at 30 June 2003, at least 83%; and

                (vi)    as at 31 December 2003, at least 85%.

        (c)     QUARTERLY REVENUE TEST

                At the end of each Quarter commencing from 31 March 2002 up to and including 31 December 2003, the Service Revenues in Euro shall be at least 80% of the Service Revenues forecast in the table below.

                              Q I 2002  Q II 2002  Q III 2002  Q IV 2002
                              --------  ---------  ----------  ---------

            Forecast
            Service
            Revenues           487,046  3,132,584   5,775,553  8,421,241

            80% of
            Service
            Revenues           389,637  2,506,067   4,620,442  6,736,993

                              Q I 2003      Q II 2003    Q III 2003    Q IV 2003
                              --------      ---------    ----------    ---------
            Forecast
            Service
            Revenues        11,595,595     13,503,960    15,041,689   16,737,582

            80% of
            Service
            Revenues         9,276,476     10,803,168    12,033,351   13,390,066


        (d)     QUARTERLY EBITDA TEST

                At the end of each Quarter commencing from 31 December 2001 up to and including 31 December 2003 the aggregate EBITDA in Euro of the immediately preceding two Quarters shall not negatively deviate more than 20% from the level set out in column headed "Aggregate EBITDA Base Case" in the table below.

                                                                   MAXIMUM
                                                                   NEGATIVE
                                                 AGGREGATE        AGGREGATE
                             EBITDA             EBITDA BASE         EBITDA
                            BASE CASE              CASE             (-20%)
                            ---------              ----             ------
Quarter IV 2001              -4,271,528        -7,397,292        -8,876,751
Quarter I 2002               -6,286,190       -10,557,719       -12,669,263
Quarter II 2002              -7,370,611       -13,656,801       -16,388,161
Quarter III 2002             -6,082,746       -13,453,357       -16,144,028
Quarter IV 2002              -5,922,727       -12,005,473       -14,406,568
Quarter I 2003               -2,494,642        -8,417,368       -10,100,842
Quarter II 2003              -1,450,262        -3,944,904        -4,733,885
Quarter III 2003                261,541       -1,188, 721        -1,426,465
Quarter IV 2003                -757,513          -495,972          -595,166

22.3    STAGE II COVENANTS

        (a)     MINIMUM EBITDA

                At the end of any Quarter, from and including the Quarter ending on 31 March 2004 up to and including 30 September 2004, the Borrower shall ensure that Annualised EBITDA is positive.

        (b)     TOTAL LEVERAGE RATIO

                From and including the Quarter ending on 31 December 2004 up to and including the Termination Date the Borrower shall ensure that the Total Leverage Ratio shall not exceed the following:

                                                     TOTAL LEVERAGE
            DATE                                         RATIO
            ----                                         -----
as at 31 December 2004                                  11.00
as at 31 March 2005                                      6.00
as at 30 June 2005                                       6.00
as at 30 September 2005                                  5.00
as at 31 December 2005 and at the end                    4.00
of any Quarter thereafter
as at 31 December 2006 and at the end                    3.00
of any Quarter thereafter
as at 31 December 2007 and at the end                    2.00
of any Quarter thereafter
and at the end of any Quarter thereafter                 2.00

        (c)     INTEREST COVERAGE RATIO

                From and including 30 June 2004 up to and including the Termination Date the Borrower shall ensure that the Interest Coverage Ratio shall not be less than the following:

                                                          INTEREST
            DATE                                       COVERAGE RATIO
            ----                                       --------------
            30 June 2004                                   1.25
            30 September 2004                              1.50
            31 December 2004                               1.75
            and at the end of any Quarter thereafter       3.50

                For the purpose of calculating the Interest Coverage Ratio for the first calculation on 30 June 2004, the Cash Flow at that time will be taken to include Sponsor Contributions in the amount of Euro 3,000,000 to the extent actually contributed in cash into the Proceeds and Revenue Accounts.

        (d)     DEBT SERVICE COVER RATIO

                From and including 30 June 2004 the Debt Service Cover Ratio shall not be less than the following:

                                                         DEBT SERVICE
            DATE                                          COVER RATIO
            ----                                          -----------
            30 June 2004                                     1.20
            30 September 2004                                1.30
            31 December 2004                                 1.30
            and at the end of any Quarter thereafter         1.30

                For the purpose of calculating the Debt Service Cover Ratio as at 30 June 2004, the Cash Flow at that time will be measured to include a Sponsors Contribution in the amount of Euro 3,000,000 to the extent actually contributed in cash into the Proceeds and Revenue Accounts.

                For the purpose of calculating the Debt Service Cover Ratio as at 30 September 2004, the Cash Flow at that time will be measured to include a Sponsor Contributions in the amount of Euro 500,000 to the extent actually contributed in cash to the Proceeds and Revenue Accounts.

        (e)     POPULATION COVERAGE

                The Population Coverage shall be as at 31 December 2004 at least 87%.


22.4  CONFIRMATION BY INDEPENDENT TECHNICAL CONSULTANT

      The figures in Clauses 22.2(a) and (b) (Stage I covenants) and Clause 22.3(e) (Stage II covenants) shall be confirmed by the Independent Technical Consultant annually commencing on 31 December 2002 and ending on 31 December 2004.

23.   ACCOUNTS AND PAYMENTS

23.1  PROCEEDS AND REVENUE ACCOUNTS

      The Borrower will open a transactional account with the On Shore Security Agent ("PROCEEDS AND REVENUE ACCOUNT #1") and Hypo Alpe-Adria-Bank d.d. Ljubljana ("PROCEEDS AND REVENUE ACCOUNT #2") prior to the first Utilisation Date (the "PROCEEDS AND REVENUE ACCOUNTS"), such accounts to be pledged by the Borrower in favour of the Senior Creditors by entering into the Claims Assignment and Bills of Exchange Agreement.

23.2  PAYMENTS INTO THE PROCEEDS AND REVENUE ACCOUNTS

      (a) The Borrower will ensure that it pays into the Proceeds and Revenue Account #1 all loan, insurance, sale and other proceeds, receivables and Equity Contributions and proceeds of Subordinated Loans and Sponsors Unsecured Loans and revenues of any nature and all payments to be made to the Borrower other than as permitted by Clause 23.2(b).

      (b) The Borrower will use reasonable commercial efforts to have 30% of the revenues and payments to be made to the Borrower paid into the Proceeds and Revenue Account #2 (other than in respect of loan, insurance, sale proceeds, Equity Contributions, Subordinated Loans and Sponsors Unsecured Loans) provided that the balance standing to the credit of such account shall not exceed Euro 2,000,000 or its equivalent.

            (the payments into the Proceeds and Revenue Account #1 and the payments into the Proceeds and Revenue Account #2, together the "PROCEEDS AND REVENUES").

23.3  APPLICATION OF MONEYS ON THE PROCEEDS AND REVENUE ACCOUNTS

      Subject to Clause 23.10 (Remedies on Potential Event of Default or Event of Default), the Borrower shall and, in the case of an Event of Default, only with the Off Shore Facility Agent's written consent (acting on the instructions of the Majority Banks) apply any moneys standing to the credit of the Proceeds and Revenue Accounts as follows:

      (a) any Proceeds and Revenues that constitute Insurance Proceeds shall be paid into the Insurance Proceeds Account in the applicable currency and applied in accordance with Clause 23.4 (Insurance Proceeds Account);

      (b) any Proceeds and Revenues arising from the sale, disposal or exchange of any asset shall be paid into the Sale Proceeds Account in the applicable currency and applied in accordance with Clause
            23.5 (Sale Proceeds Account);

      (c) any Proceeds and Revenues that constitute Contributed Capital or Sponsors Unsecured Loans or the proceeds of any Loans payable to the Borrower under the Euro Facility shall be paid into the Loan Proceeds Account and applied in accordance with Clause 23.6 (Loan Proceeds Account) PROVIDED THAT in respect of any amounts contributed as Contributed Capital to permit the Borrower to make contributions to the UMTS Subsidiary in accordance with Clause 24.33(b)(ii) (UMTS and other licenses), the Borrower may transfer, after compliance with the provisions of Clause 24.33(b)(iii) (UMTS and other licenses), such amounts to the UMTS Subsidiary; and

      (d)   subject to Clause 23.9 (Debt Service Reserve Account) and Clause
            23.6.2 (Debt Service Account) all Proceeds and Revenues (other than those expressly referred to in paragraphs (a) to (c) above) shall be applied for the following purposes and exclusively in the following order:

            (i) first, in and towards payment of any Tax payment due and payable;

            (ii) second, in or towards payment of all due and payable operating costs as shown in the Initial Business Plan (including amounts in respect of direct costs payable under the Management Agreement which are provided for in the Initial Business Plan but excluding any amounts payable under the Lucent Loan Agreement);

      (iii) third, in or towards payment of all due and payable on-going capital costs in relation to the build-out of the Network as shown in the Initial Business Plan and necessary to perform its business but excluding any amounts payable under the Lucent Loan Agreement;

      (iv) fourth, in and towards Debt Service Payments due and payable and payments to be made to the Debt Service Account in accordance with Clause 23.6 (Debt Service Account) which shall be applied:

            (1) towards payment of any unpaid costs and expenses of the Banks, the Agents, the Security Agents, with the exception of the payments mentioned under paragraphs (2) to (4) and (viii) below;

            (2) in or towards payment of any amount due and payable under the Hedging Agreements;

            (3) in or towards payment of any accrued interest and fees due and payable to the Banks hereunder and to the Sponsors under the Sponsors Unsecured Loan Agreement and Lucent Technologies Inc. under the Lucent Loan Agreement;

            (4) in or towards payment of any principal due and payable to the Banks under this Agreement and to the Sponsors under the Sponsors Unsecured Loan Agreement and Lucent Technologies Inc. under the Lucent Loan Agreement;

      (v) fifth, in or towards any payment of any amount due and payable into the Debt Service Reserve Account in accordance with Clause 23.9 (Debt Service Reserve Account);

      (vi) sixth, in and towards payment of all due and payable operating costs and expenses that have not been paid pursuant to Clause 23.3(d)(ii);

      (vii) seventh, in or towards payment of capital costs in the amounts and at the times set out in the Business Plan (other than the Initial Business Plan) and amounts in respect of any margin payable under the Management Agreement in an amount not exceeding (A) US Dollars 700,000 or its equivalent in the financial year ending 31 December 2002 and (B) in each financial year thereafter the lesser of (Y) 50% of any direct costs payable under the Management Agreement and (Z) US Dollars 700,000 or its equivalent;

      (viii) eighth, in payment of any amounts planned to be paid by the Borrower in the immediately following 12 month period in respect of capital expenditure to the Capital Expenditure Reserve Account;

      (ix)  ninth, in prepayment of the Facilities in accordance with Clause
            14.5 (Mandatory prepayments); and

      (x) tenth, in or towards any payment due and payable to the Shareholders (including any interest payable on any Subordinated Loans or other amounts payable under the Management Agreement that have not been paid pursuant to Clauses 23.3(d)(ii) or (vii)) in an amount not to exceed 50% of the Excess Cash Flow.

      (e) The Borrower shall only be entitled to make the payments referred to in this Clause 23.3 out of the Proceeds and Revenue Accounts on the following basis:

            (i) amounts payable pursuant to paragraphs (d)(i) to (vii) above inclusive shall be paid when due; and

            (ii) amounts payable pursuant to paragraph (d)(x) above shall only be paid on satisfaction of the conditions set out in paragraph
                  (f) below.

      (f) Payments by the Borrower from the Proceeds and Revenue Accounts to the Shareholders pursuant to paragraph (d)(x) above are permitted only:

            (i)   from the expiry of the Availability Period of the Euro
                  Facility;

            (ii) subject to the absence of an Event of Default or Potential Event of Default;

            (iii) upon provision of the most recent financial statements required in accordance with Clause 21 (Reporting requirements) covering the relevant period and showing a net profit before payments are made to the Shareholders;

            (iv) upon the provision of a Covenant Compliance Certificate confirming that the Borrower complies with the financial covenants and other requirements set out in the Covenant Compliance Certificate;

            (v) within a period of ten (10) Business Days following a Repayment Date of a Euro Facility Loan; and

            (vi) if the Debt Service Cover Ratio at any Repayment Date of a Euro Facility Loan is equal to or greater than 1.30.

      (g) Upon the occurrence and during the continuance of an Event of Default or Potential Event of Default the Borrower authorises the Agents (on behalf of the Senior Creditors) to debit:

            (i) the Proceeds and Revenue Accounts with all amounts referred to in paragraph (d)(iv) above when due; and

            (ii) if the funds in the Proceeds and Revenue Accounts are not sufficient to pay any amounts set out in paragraph (d) (iv) above, to debit the Debt Service Reserve Account with any such amount, and to apply any amount so debited in payment of the relevant amounts.

23.4  INSURANCE PROCEEDS ACCOUNT

23.4.1 The Borrower will open a transactional account with the On Shore Security Agent ("INSURANCE PROCEEDS ACCOUNT") prior to the first Utilisation Date, such account to be pledged by the Borrower in favour of the Senior Creditors by entering into the Claims Assignment and Bills of Exchange Agreement.

23.4.2 Insurance Proceeds in an amount less than Euro 250,000 in respect of any single event may be withdrawn from the Insurance Proceeds Account to make payment in respect of the costs of repair or restoration of the Project, as determined by the Borrower.

23.4.3 Insurance Proceeds in an amount equal to or greater than Euro 250,000 in respect of any single event may be withdrawn from the Insurance Proceeds Account PROVIDED THAT:

      (a) funds so withdrawn are used to make payment in respect of the costs of repair or restoration of the Project; and

      (b) the Borrower has consulted with the Off Shore Facility Agent to the reasonable satisfaction of the Off Shore Facility Agent in respect of progress of the repair or restoration and the application of Insurance Proceeds.

23.4.4 All other Insurance Proceeds shall be applied in prepayment in accordance with Clause 14.5.1(b) (Mandatory prepayments).

23.4.5 Notwithstanding any other provisions of this Clause 23.4 and subject to Clause 23.10 (Remedies on Potential Event of Default or Event of Default) if:

      (a)   an Event of Default has occurred and is continuing:

            (i) the On Shore Facility Agent shall have the right to take over sole conduct of the Borrower's claims under or in connection with the insurance policies of the Borrower; and

            (ii) the On Shore Facility Agent shall be entitled to require all Insurance Proceeds (including funds in the Borrower's Insurance Proceeds Account) to be applied by the Borrower in or towards the settlement of the Loans; and

      (b) a Potential Event of Default has occurred and is continuing the Off Shore Facility Agent and the Borrower shall agree on the conduct of any of the Borrower's claims under or in connection with the insurance policies of the Borrower.

23.5  SALE PROCEEDS ACCOUNT

23.5.1 The Borrower will open a transactional account with the On Shore Security Agent ("SALE PROCEEDS ACCOUNT") prior to the first Utilisation Date, such account to be pledged by the Borrower in favour of the Senior Creditors by entering into the Claims Assignment and Bills of Exchange Agreement.

23.5.2 Subject to the existence of no Event of Default or Potential Event of Default and Clause 23.10 (Remedies on Potential Event of Default or Event of Default), the Borrower may:

      (a) withdraw amounts standing to the credit of the Sale Proceeds Account for use in accordance with Clause 23.3(d) (Application of moneys on the Proceeds and Revenue Accounts):

            (i) up to a maximum aggregate per annum of Euro 100,000 or its equivalent; and

            (ii) in respect of sale proceeds from assets which are no longer required in connection with the Project; and

      (b) except as provided in Clause 23.5.2(a), only use amounts standing to the credit of the Sale Proceeds Account in or towards purchases of replacement assets PROVIDED THAT:

            (i) the Borrower has furnished to the Off Shore Facility Agent an invoice, duly certified by the CFO and the relevant vendor, in respect of the replaced asset; and

            (ii)  the Borrower purchases the replacement asset within:

                  (1)   in the case of replacements of Material Assets 180 days;
                        and

                  (2)   in all other cases 360 days,

                  of receipt of such sales proceeds.

23.5.3 Any amounts standing to the credit of the Sale Proceeds Account that are not used in accordance with Clause 23.5.1 (Sale Proceeds Account) shall be applied in prepayment in accordance with Clause 14.5.1(a) (Mandatory prepayments).

23.6  DEBT SERVICE ACCOUNT

23.6.1 The Borrower will open a debt service account (the "DEBT SERVICE ACCOUNT") with the On Shore Security Agent prior to the first Utilisation Date, such account to be pledged by the Borrower in favour of the Senior Creditors by entering into the Claims Assignment and Bills of Exchange Agreement.

23.6.2 The Borrower shall pay into the Debt Service Account on the last day of each Month pursuant to Clause 23.3(d)(iv) (Application of moneys on the Proceeds and Revenue Accounts) an amount equal:

      (a) to one third of the Debt Service Payments (other than in respect of the SIT Facility and other than as provided in paragraph (b) below) due and payable in respect of that Interest Period on the next Euro Facility Interest Payment Date; and

      (b) from the date falling six (6) Months prior to the first Repayment Date, one sixth of the Debt Service Payments (other than in respect of the SIT Facility and other than in respect of interest and amounts payable under the Hedging Agreements prior to their termination) due and payable on the next repayment date under the Euro Facility, the Sponsors Unsecured Loan Agreement and under the Lucent Loan Agreement.

23.6.3 Subject to Clause 23.10 (Remedies on Potential Event of Default or Event of Default) the Borrower shall be entitled to use the amount standing to the credit of the Debt Service Account on each Euro Facility Interest Payment Date or Repayment Date under the Euro Facility to satisfy its Debt Service Payment obligations to the Senior Creditors (other than the SIT Facility Banks), the Equipment Vendor under the Lucent Loan Agreement and the Sponsors under the Sponsors Unsecured Loan Agreement, in each case, pursuant to Clause 23.3(d)(iv) (Application of moneys on the Proceeds and Revenue Accounts).

23.7  CAPITAL EXPENDITURE RESERVE ACCOUNT

23.7.1 The Borrower will open a capital expenditure reserve account (the "CAPITAL EXPENDITURE RESERVE ACCOUNT") with the On Shore Security Agent prior to the first

      Utilisation Date, such account to be pledged by the Borrower in favour of the Senior Creditors by entering into the Claims Assignment and Bills of Exchange Agreement.

23.7.2 The Borrower may pay into the Capital Expenditure Reserve Account pursuant to Clause 23.3(d)(viii) (Application of moneys on the Proceeds and Revenue Accounts) amounts that the Borrower plans to pay in respect of capital expenditure which may be withdrawn for the payment of such capital expenditure and shall be withdrawn to effect prepayments, in each case at the times and in the manner provided for in Clause 23.3 (Application of moneys on the Proceeds and Revenue Accounts).

23.8  LOAN PROCEEDS ACCOUNT

23.8.1 The Borrower will open a transactional account with the On Shore Security Agent ("LOAN PROCEEDS ACCOUNT") prior to the first Utilisation Date, such account to be pledged by the Borrower in favour of the Senior Creditors by entering into the Claims Assignment and Bills of Exchange Agreement.

23.8.2 The Borrower may withdraw amounts standing to the credit of the Loan Proceeds Account PROVIDED THAT funds so withdrawn are used to:

      (a) make payment in respect of Project Costs but in the case of the proceeds of any Loans, excluding any amounts payable to the Debt Service Reserve Account; and

      (b) after giving effect to the conversion of Euro 18,500,000 of Existing WWIC Loans into Sponsors Contributions and Euro 1,561,318.60 of Existing WWIC Loans into Sponsors Unsecured Loans, to repay any remaining Existing WWIC Loans which are outstanding in respect of agreed Project Costs PROVIDED THAT:

            (i) such repayment is made from the proceeds of a Utilisation of the Commercial Facility;

            (ii) no Event of Default or Potential Event of Default will be caused by such repayment;

            (iii) no Cash Shortfall will be caused by such repayment;

            (iv) no breach of the financial covenants set out in Clause 22 (Financial covenants and network milestones) will be caused by such repayment;

            (v) interest shall be payable thereon at the rate set out in the Existing WWIC Loan Agreement; and

            (vi) the Borrower has obtained the prior written approval of the Off Shore Facility Agent, which will not be withheld if the Off Shore Facility Agent is satisfied that conditions set out in this paragraph (b) are met and the Off Shore Facility Agent has received:

                  (1) a certificate, in form and substance reasonably satisfactory to the Off Shore Facility Agent, signed by a director of the Borrower stating that the Existing WWIC Loans to be repaid were in respect of payments made for Project Costs; and

                  (2) evidence of payment of the Existing WWIC Loans to the Borrower and payment by the Borrower of the respective Project Costs.

23.9  DEBT SERVICE RESERVE ACCOUNT

23.9.1 The Borrower will open a debt service reserve account (the "DEBT SERVICE RESERVE ACCOUNT") with IKB International S.A., Luxembourg prior to the first Utilisation Date, such account to be pledged by the Borrower in favour of the Senior Creditors by entering into the Debt Service Reserve Account Pledge Agreement.

23.9.2 The Borrower shall pay into the Debt Service Reserve Account on the last day of each Month (other than in respect of the first payment which shall be within five (5) Business Days of the first Utilisation Date) pursuant to Clause 23.3(d)(v) (Application of moneys on the Proceeds and Revenue Accounts) and Clause 23.9.4 (Debt Service Reserve Account) an amount so that the amount standing to the credit of the Debt Service Reserve Account is no less than the aggregate of all Debt Service Payments falling due under the Facilities, the Hedging Agreements and the Lucent Loan Agreement during the immediately following six Month period as determined in accordance with Clause 23.9.3 (Debt Service Reserve Account) (or in the absence of a notification from the Off Shore Facility Agent, as notified by the Borrower pursuant to Clause 23.9.3(b) (Debt Service Reserve Account) ("DSRA REQUIRED BALANCE")). In no event shall the proceeds of any loan be used to fund the Debt Service Reserve Account.

23.9.3

      (a) The On Shore Facility Agent shall, not less than ten (10) Business Days before the first day of each Month, notify the Off Shore Facility Agent of the SIT equivalent amount in Euro (calculated at the exchange rate (middle rate) of Banka Slovenije on the date of calculation) which is the aggregate of all Debt Service Payments falling due under the SIT Facility during the immediately following six (6) Month period commencing from the first day of such Month.

      (b) The Borrower shall, not less than ten (10) Business Days before the first day of each Month, notify the Off Shore Facility Agent of the amount which is the aggregate of the net amount in Euro of all Debt Service Payments falling due from the Borrower (or, as the case may be, the net amount of all amounts payable to the Borrower) under any Hedging Agreements, the Lucent Loan Agreement and the Facilities in the immediately following six (6) Month period commencing from the first day of such Month. The Borrower shall provide such information and such documents as the Off Shore Facility Agent may reasonably request in order to verify the amounts so stated by the Borrower.

      (c) The Off Shore Facility Agent shall, not less than five (5) Business Days before the first day of each Month determine the Debt Service Payments under the Facilities, the Hedging Agreements and the Lucent Loan Agreement payable by the Borrower for the immediately following six (6) Month period commencing from the first day of such Month based on information provided to the Off Shore Facility Agent by the On Shore Facility Agent and the Borrower and as determined by the Off Shore Facility Agent and shall notify the Borrower of the amount of such Debt Service Payments under the Facilities, the Hedging Agreements and the Lucent Loan Agreement.

      (d)   Each Agent may assume:

            (i) for the purposes of calculating the Debt Service Payments (other than in respect of principal repayments) under the Facilities, the Hedging Agreements and the Lucent Loan Agreement that:

                  (1) interest will accrue for the following six (6) Month period o under the relevant Facility and the Lucent Loan Agreement on principal outstanding at the rate of interest which applies on the relevant date of calculation (including the Applicable Margin thereunder at such time);

                  (2) the principal outstanding under the Facilities and the Lucent Loan Agreement during the following six (6) Month period is the principal amount outstanding on the relevant date of calculation taking into account any repayments that are required to be made in such period pursuant to Clause 13 (Repayment); and

                  (3) any outstanding SIT Facility Loans on the relevant date of calculation will be refinanced with SIT Facility Rollover Loans;

            (ii) for the purposes of calculating the Debt Service Payments under the Facilities, the Hedging Agreements and the Lucent Loan Agreement in respect of principal repayments that fall due over the following six (6) Month period:

                  (1) only those repayments and, in the case of the SIT Facility, reductions of the SIT Facility Commitment, required to be made under Clause 13 (Repayment) will be made; and

                  (2) any outstanding SIT Facility Loans on the relevant date of calculation will be refinanced with SIT Facility Rollover Loans.

23.9.4 If following the application of proceeds standing to the credit of the Proceeds and Revenue Accounts in accordance with Clause 23.3(d) (Application of moneys on the Proceeds and Revenue Accounts) and Clause
      23.9.1 (Debt Service Reserve Account) the DSRA-Required Balance is not achieved the Borrower shall request the Sponsors to make Sponsor Contributions in accordance with clause 3.3 (Contingent Equity) of the Sponsors' and Shareholders' Undertaking and Completion Guarantee to ensure that the amount standing to the credit of the Debt Service Reserve Account is no less than the DSRA-Required Balance.

23.9.5 The Off Shore Facility Agent is entitled to set off the credit balance in the Debt Service Reserve Account against any obligations of the Borrower due and payable under the Finance Documents to the Senior Creditors if the Borrower fails in a timely manner to perform such obligations.

23.9.6 Upon any debit to the Debt Service Reserve Account, the Borrower is obliged to replenish the Debt Service Reserve Account up to the DSRA-Required Balance as soon as possible with moneys from the Proceeds and Revenue Accounts subject to the provisions contained in Clause 23.3(d) (Application of moneys on the Proceeds and Revenue Accounts). Provided that if no Potential Event of Default or Event of Default has occurred and is continuing, any amount standing to the credit of the Debt Service Reserve Account in excess of the DSRA-Required Balance shall be paid into a Proceeds and Revenue Account by the Off Shore Security Agent upon receipt of a written request from the Borrower.

23.10 REMEDIES ON POTENTIAL EVENT OF DEFAULT OR EVENT OF DEFAULT

      Without prejudice to any other rights under the Finance Documents available to the Senior Creditors, upon the occurrence and during the continuance of an Event of

      Default or Potential Event of Default the Off Shore Facility Agent may require the Borrower to transfer amounts standing to the credit of the Insurance Proceeds Account, Loan Proceeds Account, Sale Proceeds Account, the Debt Service Account and/or the Capital Expenditure Reserve account to a different account, set up by the Off Shore Security Agent, in the name of or held on behalf of the Borrower and for such purpose may request the On Shore Facility Agent to make such payment. The Borrower hereby authorises the On Shore Facility Agent (without an obligation to make further inquiry) to pay such amounts to the Off Shore Security Agent upon receipt of request by the Off Shore Facility Agent hereunder. Such account shall be secured in favour of the Senior Creditors and the Senior Creditors shall be entitled upon the occurrence and during the continuance of an Event of Default to set off the amounts standing to the credit of the new account against amounts owing to the Senior Creditors under the Finance Documents.

24.   GENERAL UNDERTAKINGS

      The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.1  MAINTENANCE OF LEGAL VALIDITY

      The Borrower shall:

      (a) do all that is necessary to maintain its existence as a legal person; and

      (b) promptly apply for and obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of Slovenia to enable it to perform its obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Transaction Document in each case, except (other than in respect of the Security Documents) where failure to do so would not reasonably be expected to have a Material Adverse Effect.

24.2  AUTHORISATIONS TO CONDUCT BUSINESS

      The Borrower shall promptly:

      (a) apply for and obtain, comply with and do all that is necessary to maintain in full force and effect and supply certified copies to the Agent of the Licence and all Authorisations required under any law or regulation of each jurisdiction in which it conducts its business to enable it to carry on its business as it is then being conducted; and

      (b) report this Agreement to (and in any event within ten (10) Business Days from the date hereof), and report on the transactions undertaken in respect of the Debt Service Reserve Account and any other offshore bank accounts of the Borrower to and at the times required by, Banka Slovenije.

24.3  COMPLIANCE WITH LAWS

      The Borrower shall comply in all respects with all laws and regulations to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Material Contracts and shall perform and observe in all material respects its obligations under the Material Contracts.


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24.4  COMPLIANCE WITH BUSINESS PLAN

      The Borrower shall carry out the Project substantially in accordance with the Business Plan and shall promptly notify and consult with the Off Shore Facility Agent as soon as it becomes aware of any increases of 20% or more in the annual operating and/or capital expenditures contemplated in the Business Plan.

24.5  NETWORK

      The Borrower shall maintain, preserve, repair or replace its assets and subject to the terms of Clause 24.26 (New contracts) enter into such contracts as are, in each case, necessary to construct, install, test, maintain, develop and operate the Network in accordance with prudent industry practice.

24.6  INSURANCE

      The Borrower shall give effect to the insurance requirements set out in
      Schedule 11 (Insurance).

24.7  FINANCIAL SYSTEMS AND AUDITORS

      The Borrower shall maintain adequate billing, cash collection, accounting, management information and cost control systems and software and maintain the appointment of an independent and reputable firm of auditors acceptable to the Off Shore Facility Agent (acting reasonably).

24.8  UNTRUE REPRESENTATIONS

      The Borrower shall after the delivery of any Utilisation Request and before the making of a Loan or the issue of a SIT Facility Guarantee or LC as the case may be, requested therein, notify the Off Shore Facility Agent of the occurrence of any event which results in or may reasonably be expected to result in the Repeated Representations (or in the case of the first Utilisation of the Facilities the representations contained in Clause 20.1 (Representations)) being untrue at or before the time of the making of such Loan or SIT Facility Guarantee or LC, as the case may be.

24.9  SPONSOR AND SHAREHOLDER SUPPORT

      The Borrower shall request from the Sponsors such technical and managerial assistance as and when required to enable the Borrower to undertake technical design of the Network and implement and operate the Network and shall request the Sponsors to provide trained seconded staff in accordance with the assumptions in the Initial Business Plan at the times and in the numbers set out therein and the Borrower shall request all such financial support from the Sponsors as provided in the Sponsors' and Shareholders' Undertaking and Completion Guarantee.

24.10 TAXES

      The Borrower shall duly and punctually pay and discharge:

      (a) all Taxes imposed upon it or its assets within the time period allowed therefor without imposing penalties in excess of Euro 15,000 or its equivalent and without resulting in an encumbrance having priority to the Banks or any Security purported to be granted by or created pursuant to the Security Documents (save to the extent payment thereof is being contested in good faith by the Borrower, appropriate reserves have been made by the Borrower, and where payment thereof can lawfully be withheld and would not result in an encumbrance having priority to the Security created or evidenced by the Security Documents); and

      (b) all lawful claims which, if unpaid, would by law become encumbrances upon its assets.


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

24.11 SECURITY PRESERVATION

      The Borrower shall at its own expense, take all such action at the times and in the manner specified as conditions subsequent to the making of any Loans under this Agreement set out in Schedule 9 (Security Documents - Conditions Precedent and Conditions Subsequent) and as the Security Agents may reasonably require for the purpose of perfecting or protecting the Banks' rights under and preserving the security interests intended to be created by any of the Security Documents and shall grant and perfect such additional Security over Material Assets as the Off Shore Security Agent may require.

24.12 INSPECTION RIGHTS

      (a) The Borrower shall permit the Agents and the Security Agents or any of their representatives, advisers or agents to, without unreasonably disrupting the Borrower's normal course of business, inspect its place of business and its books and records during normal business hours and upon ten (10) days prior notice and shall permit and authorise the Agents and Security Agents to directly contact and address questions to the auditors of the Borrower in the presence of representatives of the Borrower.

      (b) The Borrower shall permit the Off Shore Facility Agent and the Independent Technical Consultant full access, during normal business hours and upon five (5) Business Days' prior notice, to the Network and all data and information relating thereto to enable the Off Shore Facility Agent and the Banks to check the Borrower's compliance with the terms of this Agreement PROVIDED THAT such access does not unreasonably disrupt the Borrower's normal course of business.

      (c) The Borrower shall request counterparties to the Project Contracts to permit the Agents and the Security Agents or any of their representatives, advisors or agents to make appropriate inspections on the basis set out in paragraph (a) above.

24.13 PAYMENTS TO THE BORROWER

      The Borrower shall ensure that all monies received by it are paid into the Proceeds and Revenue Accounts.

24.14 NOTIFICATION OF DEFAULTS

      The Borrower shall promptly inform the Off Shore Facility Agent of the occurrence of any default under any Material Contract (howsoever called) upon becoming aware of it and, upon receipt of a written request to that effect from the Off Shore Facility Agent, confirm to the Off Shore Facility Agent that, save as previously notified to the Off Shore Facility Agent or as notified in such confirmation, no default under any Material Contract (howsoever called) has occurred.

24.15 CLAIMS PARI PASSU

      The Borrower shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, composition, insolvency, liquidation, reorganisation, moratorium or other similar laws of general application.

24.16 ENVIRONMENTAL COMPLIANCE

      The Borrower shall in all material respects:

      (a)   comply with all Environmental Laws; and

      (b) obtain and maintain any Environmental Permits required in connection with its business and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same.

24.17 ENVIRONMENTAL CLAIMS

      The Borrower shall inform the Off Shore Facility Agent in writing as soon as reasonably practicable upon becoming aware of the same:

      (a) if any Environmental Claim has been commenced or (to the best of the Borrower's knowledge and belief) is threatened against the Borrower, or

      (b) of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against the Borrower.

24.18 REAL ESTATE SITE LEASES AND OTHER CONTRACTS RELATING TO THE USE OF LAND

      (a) The Borrower shall exercise all of its rights and/or options to extend the term of, and shall not exercise any options to terminate, any of the real estate site leases or other contracts relating to the use of land unless it would not:

            (i)   cause an interruption to the operation of the Network; or

            (ii)  be necessary to the operation of the Project; and

            (iii) affect the Security created under the Security Documents.

      (b) The Borrower shall validly register at the competent Slovenian land registry its rights of use and/or of entry against the respective owner obtained according to any real estate site lease upon which Material Assets subject to the Asset and Licence Pledge and Lease Contracts Assignment Agreement are situated within nine (9) Months from the date of this Agreement.

      (c) The Borrower shall obtain the consent of each of the owners of the land the subject of the lease agreements which are the subject of the Lease Agreement Assignments within nine (9) Months from the date of this Agreement.

24.19 NEGATIVE PLEDGE

      The Borrower shall not:

      (a)   create or permit to subsist any Security over any of its assets.

      (b) (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower;

            (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

            (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

            (iv) enter into any other preferential arrangement having a similar effect to the arrangements set out in paragraphs (i) to (iii) above,

            in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset;

      (c)   Paragraphs (a) and (b) above do not apply to Permitted Encumbrances.

24.20 DISPOSAL

      (a) The Borrower shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer to a third party or otherwise dispose of any asset or remove any Material Asset which is subject to the Asset and Licence Pledge and Lease Contracts Assignment Agreement from its original site without the prior written consent of the Off Shore Facility Agent (such consent not to be unreasonably withheld or delayed).

      (b) Paragraph (a) above does not apply to Permitted Asset Sales PROVIDED THAT the proceeds of such sales are applied in accordance with Clause 23.5 (Sale Proceeds Account).

24.21 ARM'S LENGTH TERMS

      The Borrower shall not incur any liability to or enter into any contract with or for the benefit of any Sponsor or any of its Affiliates, (other than in relation to Subordinated Loans and the Management Agreement) otherwise than on terms no less favourable to the Borrower than arm's length terms in the ordinary course of business.

24.22 BANK ACCOUNTS

      The Borrower shall not open any bank accounts except:

      (a)   as provided in this Agreement;

      (b)   Permitted Accounts; or

      (c) with the prior written consent of the Off Shore Facility Agent and subject to the Borrower's compliance with any conditions attached thereto,

      PROVIDED THAT in each case such accounts are secured to the satisfaction of the Off Shore Facility Agent.

24.23 MERGER

      The Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction without the consent of the Off Shore Facility Agent (in the case of a corporate reconstruction not to be unreasonably withheld or delayed).

24.24 LOANS AND GUARANTEES

      The Borrower shall not make or permit to subsist any loans, grant or permit to subsist any credit or give any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person other than:

      (a)   with the prior written consent of the Off Shore Facility Agent;

      (b) advances to or guarantees in respect of employees, in accordance with prudent industry practice, not to exceed in aggregate Euro 500,000 or its equivalent at any one time; or

      (c) trade credit to unrelated parties in the ordinary course of business of the Borrower PROVIDED THAT such trade credit is payable within 90 days.

24.25 CHANGE OF BUSINESS

      The Borrower shall not make any material changes to the general nature of its business as carried on at the date hereof, or carry on any other business other than those defined in the Business Plan without the prior written consent of the Banks (such consent not to be unreasonably withheld or delayed).

24.26 NEW CONTRACTS

      The Borrower shall not without the prior written consent of the Off Shore Facility Agent enter into any Project Contract and/or Material Contract which could reasonably be expected to cause the Borrower to exceed its approved obligations as set out in the Business Plan. The Borrower shall promptly send a copy of all Material Contracts it enters into to the Off Shore Facility Agent.

24.27 AMENDMENTS

      The Borrower shall not terminate or consent to any modification, substitution or amendment of:

      (a) any Material Contract without the prior written consent of the Off Shore Facility Agent (acting on the instructions of the Majority Banks) which, in the case of the documents referred to in Clause 24.27(a)(iii), shall not be unreasonably withheld PROVIDED THAT (other than in respect of a Finance Document) no such consent shall be required if:

            (i) such modification, substitution or amendment relates to the same subject matter (and in the case of substitution such Material Contract is substituted by another contract) and does not result in:

                  (1)   an increase in the obligations of the Borrower; and

                  (2)   a deterioration of the rights of the Borrower;

            (ii)  any Material Contract expires in accordance with its terms; or

            (iii) **CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT**

      (b) any other Authorisation or other agreement where such amendment would materially adversely affect the Borrower's business or financial condition or on the ability of the Borrower to comply with its obligations hereunder.

24.28 APPLICATION OF UTILISATIONS

      The Borrower shall not use the Facilities other than in or towards the purposes described in Clause 3 (Purpose).

24.29 APPLICATION OF MONEYS ON PROCEEDS AND REVENUE ACCOUNTS

      The Borrower shall not make any distribution, dividend or payment (including under any Subordinated Loan) other than in accordance with Clause 23.3(d)(x) (Application of moneys on the Proceeds and Revenue Accounts).

24.30 SUBSIDIARIES

      Except as provided in Clause 24.33 (UMTS and other licences), the Borrower shall not create any Subsidiary or permit to exist any interest in any person (whether by shareholding, joint venture, partnership, whether any income or profits are, or would be, shared or transferred with any other party or otherwise) without the prior written consent of the Banks (such consent not be unreasonably withheld or delayed) and the

      Borrower shall not dispose of, or liquidate, or do or permit to occur any of the corporate actions referred to in Clause 24.23 (Merger) in relation to any Subsidiary or interest in a person without the prior written consent of the Banks (such consent not to be unreasonably withheld or delayed).

24.31 INDEBTEDNESS

      The Borrower shall not create, assume, incur or otherwise permit to be outstanding any indebtedness for borrowed money (including Financial Indebtedness) other than:

      (a)   indebtedness for borrowed money under the Finance Documents;

      (b) indebtedness for borrowed money under the Sponsors Unsecured Loan Agreement;

      (c) indebtedness for borrowed money under the Existing WWIC Loan Agreement up to an aggregate principal amount of US Dollars 25,000,000 or its equivalent PROVIDED THAT such indebtedness is converted to Sponsor Contributions and Sponsors Unsecured Loans in accordance with Schedule 6 and the amount remaining is repaid in accordance with Clause 23.8 (Loan Proceeds Account);

      (d) indebtedness for borrowed money to any of the Shareholders or Sponsors PROVIDED THAT such indebtedness for borrowed money is made by way of Subordinated Loan;

      (e)   indebtedness for borrowed money other than under paragraphs (a) or
            (b) above which does not exceed Euro 1,000,000 in aggregate at any time other than Subordinated Loans; and

      (f) indebtedness incurred with the prior written consent of the Off Shore Facility Agent (acting on the instructions of the Majority Banks) (together "PERMITTED INDEBTEDNESS").

24.32 CAPITAL

      The Borrower shall not decrease, buy-back or redeem its Share Capital or the rights or obligations applicable in respect of any Share or increase or alter its Share Capital unless Security in respect thereof is granted to the Senior Creditors.

24.33 UMTS AND OTHER LICENCES

      (a) The Borrower shall not, without the prior written consent of the Banks, engage in any UMTS Activities or other telecommunication service activities other than under the Licence.

      (b) Paragraph (a) above does not apply if all of the following conditions are satisfied and evidence of compliance with such conditions (in form and substance satisfactory to the Off Shore Facility Agent (acting reasonably) is provided to the Off Shore Facility Agent:

            (i) the purchase of any UMTS licence is carried out by a subsidiary of the Borrower the legal and economic interests in which are owned and controlled as to at least 50.1% by the Borrower (the "UMTS SUBSIDIARY") and pledged to the Senior Creditors;

            (ii) any contributions (whether by the purchase of shares, making of loans or otherwise) made by the Borrower to the UMTS Subsidiary shall only be permitted if such contributions are made by the Sponsors or Shareholders making Sponsor Contributions to the Borrower (in addition to any payment obligations the Sponsors or Shareholders have pursuant to the Sponsors' and Shareholders' Undertaking and Completion Guarantee) as Equity Contributions or Subordinated Loans to enable the Borrower to make such contributions;

            (iii) at the time of making such contributions to the UMTS
                  Subsidiary the Borrower has met all of its payment obligations, when due, in accordance with Clause 23.3(d)(i) to
                  (vii) (Application of moneys on the Proceeds and Revenue Accounts);

            (iv) in no event shall the UMTS Subsidiary exploit or operate under any UMTS licence without the prior written consent of the Banks who shall be entitled to withhold such consent if, in such Banks' reasonable opinion, the Borrower would be unlikely to perform its obligations under the Finance Documents PROVIDED THAT if such consent is not provided by the Banks such UMTS licence may be sold by the UMTS Subsidiary on a commercial arm's length basis and the proceeds thereof may, provided no Event of Default has occurred and is continuing, be paid by the Borrower to the Sponsors notwithstanding the provisions of Clause 23.3 (Application of moneys on the Proceeds and Revenue Accounts); and

            (v) the shares or interests owned or held in the UMTS Subsidiary by any party (other than the Borrower) do not contain or are subject to terms that are more favourable to that party than the Borrower or conditions that are less onerous than those to which the Borrower is subject.

      The Borrower shall promptly notify the Off Shore Facility Agent if it or any of its Affiliates acquires any telecommunications business or any new licence (excluding any renewal of or addition to any existing telecommunications licence), in particular any UMTS licence.

24.34 HEDGING

      (a) The Borrower shall maintain interest rate hedging in accordance with the Hedging Letter.

      (b) The Borrower may hedge its interest rate exposure under this Agreement with a Bank and any indebtedness arising under any Hedging Agreement with such Bank shall be secured by the Security Documents pari passu with indebtedness arising pursuant to this Agreement.

24.35 TREASURY TRANSACTIONS

      The Borrower shall not enter into any swap, cap, ceiling, floor, collar, option, futures transaction, forward rate agreement, foreign exchange transaction or other treasury or derivative transaction or any similar instrument other than in accordance with Clause 24.34 (Hedging).

24.36 PROHIBITED PAYMENTS

      The Borrower will not and will ensure that its officers, directors, employees and agents acting on its behalf will not offer, give, insist on, receive or solicit any illegal payment or advantage to influence the action of any person in connection with the Project.

24.37 LICENCE ASSIGNMENT AGREEMENT

      The Borrower will in accordance with instructions reasonably given by the Off Shore Facility Agent use reasonable efforts to seek the consent of the Government to the assignment of the rights of the Borrower under the Licence pursuant to the Licence Assignment Agreement.

24.38 BILLS OF EXCHANGE AND SECURITY DEPOSITS

      The Borrower may issue bills of exchange or security deposits to third parties in respect of Permitted Indebtedness provided that:

      (a) the liability secured by any Security including any bills of exchange and by any security deposit shall not exceed in aggregate Euro 1,000,000 or its equivalent; and

      (b) in the case of bills of exchange issued after the date of this Agreement, such bills of exchange are in the form set forth in
            Schedule 16 ("PERMITTED BILL OF EXCHANGE") and expressly state the liability of the Borrower to such third parties.

25.   EVENTS OF DEFAULT

25.1 Each of the events or circumstances set out in this Clause 25.1 is an Event of Default.

25.1.1 NON-PAYMENT

      The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless payment is made within five (5) Business Days of its due date.

25.1.2 FINANCIAL COVENANTS AND NETWORK MILESTONES

      (a) At any time any of the requirements of Clause 22 (Financial covenants and network milestones) is not satisfied.

      (b) No Event of Default under paragraph (a) above will occur if failure to satisfy such requirement, if capable of remedy, is remedied within 30 Business Days (or, if and to the extent that any greater grace period applies under clause 2.3 (Failure of Milestone completion) of the Sponsors' and Shareholders' Undertaking and Completion Guarantee, within such grace period),

            PROVIDED THAT in the event that any of the requirements of Clause 22 (Financial covenants and network milestones) (other than Clauses 22.2(a) and (b)) is not satisfied, then within five (5) Business Days of delivery of the Covenant Compliance Certificate, the Shareholders may, in addition to the Sponsors' obligations under the Sponsors' and Shareholders' Undertaking and Completion Guarantee, cure such failure to satisfy any such requirement by making Subordinated Loans and/or Equity Contributions to the Borrower which Subordinated Loans and/or Equity Contributions shall be treated as
            (i) having been contributed on the last day of the relevant Quarter and (ii) additional capital or revenues of the Borrower.

25.1.3 OBLIGATIONS

      (a)   The Borrower fails duly to perform or comply:

            (i)   with any of its obligations under the Security Documents;

            (ii) in any respect with its obligations under the Finance Documents that are stated to be subject to any materiality or Material Adverse Effect qualification or in any material respect with its other obligations under the Finance Documents; or

            (iii) with any payment obligation in respect of which a bill of exchange has been issued or security deposit given and such bill of exchange is presented for payment or such security deposit is retained or set off.

      (b) No Event of Default under paragraph (a) above will occur if failure to comply is capable of remedy and is remedied within ten (10) Business Days.

25.1.4 BREACH OF MATERIAL CONTRACTS

      (a) Any Material Contract is modified or amended without the consent of the Off Shore Facility Agent or materially breached (other than a breach by a Finance Party of its obligations under the Finance Documents).

      (b) Any Material Contract is cancelled, revoked or terminated prior to the end of its term without the consent of the Off Shore Facility Agent.

      (c) No Event of Default under paragraph (a) above will occur if the relevant breach is capable of remedy and is remedied within any grace period applicable under such Material Contract.

      (d) No Event of Default under paragraph (a) or (b) above will occur if such Material Contract is permitted to be modified, amended, substituted, terminated or expire in accordance with the terms of Clause 24.27(a) (Amendments).

25.1.5 MISREPRESENTATION

      Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or in any notice or other document or certificate delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

25.1.6 CROSS DEFAULT/FINANCIAL INDEBTEDNESS

      (a) Any Financial Indebtedness of the Borrower or any of the Sponsors is not paid when due nor within any original applicable grace period.

      (b) Any Financial Indebtedness of the Borrower or any of the Sponsors is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

      (c) Any commitment for any Financial Indebtedness of the Borrower or any of the Sponsors is cancelled or suspended by a creditor of the Borrower or any of the Sponsors as a result of an event of default (however described).

      (d) Any creditor of the Borrower or any of the Sponsors becomes entitled to declare any Financial Indebtedness of the Borrower or any of the Sponsors due and payable prior to its specified maturity as a result of an event of default (however described).

      No Event of Default will occur under this Clause 25.1.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than Euro 100,000 in the case of the Borrower and Euro 500,000 in the case of each Sponsor (or its equivalent in any other currency or currencies (which, in the case of SIT, shall be calculated at the exchange rate (middle rate) of Banka Slovenije on the calculation date)).

25.1.7 AUTHORISATIONS

      The Borrower fails to comply with the terms and conditions of the Licence and/or any Authorisation necessary for the Borrower's business where (except in the case of the Licence) such failure to comply with the terms and conditions of such Authorisation would have a Material Adverse Effect or the Licence and/or such Authorisation is revoked or suspended where (except in the case of the Licence) such revocation or suspension of such Authorisation would have a Material Adverse Effect.

25.1.8 INSOLVENCY

      (a) The Borrower or any of the Sponsors (together the "DEBTORS") is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

      (b) Under the laws of the jurisdiction to which the Debtor is subject, the Debtor is deemed to be insolvent or capable of being wound-up.

      (c) A moratorium is declared in respect of any indebtedness of any Debtor.

25.1.9 INSOLVENCY PROCEEDINGS

      Any corporate action, legal proceedings or other procedure or step is taken in relation to:

      (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

      (b) a composition, assignment or arrangement with any creditor (other than any arrangement made in the ordinary course of business) of the Borrower;

      (c) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Borrower or any of its assets; or

      (d) enforcement of any Security (other than Permitted Encumbrances) over any assets of the Borrower,

      or any analogous procedure or step is taken in any jurisdiction PROVIDED THAT no Event of Default will occur under this Clause 25.1.9 if any such event is, in the reasonable opinion of the Majority Banks, frivolous or vexatious or dismissed or discharged (if capable of being dismissed or discharged) within 20 days from the commencement of such event.

25.1.10 LITIGATION

      Any litigation, arbitration, administrative proceedings or governmental or regulatory investigations, proceedings or disputes are commenced or threatened against the Borrower or its respective assets or revenues or there are any circumstances likely to give rise to any such litigation, arbitration, administrative proceedings or governmental or regulatory investigations, proceedings or disputes where it would be reasonably likely to be adversely determined and have a Material Adverse Effect.

25.1.11 OWNERSHIP OF THE BORROWER

      Western Wireless International Corporation holds less than 80% of the Shares, directly or indirectly, without the prior written consent of the Off Shore Facility Agent (acting on the instructions of the Majority Banks).

25.1.12 ILLEGALITY

      At any time it is or becomes unlawful for the Borrower to perform or comply with any of its material obligations under the Finance Documents or any of the material obligations of the Borrower hereunder or thereunder are not or cease to be legal, valid and binding.

25.1.13 SPONSORS' AND SHAREHOLDERS' UNDERTAKING AND COMPLETION GUARANTEE

      Any breach by a Sponsor or Shareholder of clauses 2 (Completion guarantee) to 11 (No subrogation) of the Sponsors' and Shareholders' Undertaking and Completion Guarantee or any other breach that is likely to result in a Material Adverse Effect or at any time it is or becomes unlawful for a Sponsor or Shareholder to perform or comply with its material obligations thereunder or any of the material obligations of any of the Sponsors or Shareholders thereunder are not or cease to be legal, valid and binding.

25.1.14 SECURITY

      From and after the date required under this Agreement, any Security Document is not in full force and effect or does not create in favour of the parties thereto or the Security Agent for the benefit of the Secured Creditors the Security which it is expressed to create with the ranking and priority it is expressed to have.

25.1.15 GOVERNMENTAL INTERVENTION

      By or under the authority of any government, (a) the management of the Borrower is wholly or partially displaced or the authority of the Borrower in the conduct of its business is wholly or partially curtailed in any material respect or (b) all or a majority of the issued Shares or the whole or any part (the book value of which is five per cent. or more of the book value of the whole) of revenues or assets of the Borrower is seized, nationalised, expropriated or compulsorily acquired.

25.1.16 REPUDIATION

      The Borrower repudiates a Material Contract or evidences an intention to repudiate a Material Contract (otherwise than as permitted under Clause
      24.27 (Amendments).

25.1.17 MATERIAL ADVERSE EFFECT

      Any event or series of events which have or could reasonably be expected to have a Material Adverse Effect.

25.1.18 COMPETITION

      Western Wireless Corporation or any of its Affiliates participates in any way in any telecommunication system in Slovenia except the Project or as provided and in accordance with the terms and conditions set out in Clause
      24.33 (UMTS and other licences) or any of the conditions set out in Clause
      24.33 (UMTS and other licences) do not remain satisfied.

25.2  ACCELERATION

      On and at any time after the occurrence and during the continuance of an Event of Default the Off Shore Facility Agent may, and shall if so directed by the Majority Banks, by notice to the Borrower:

      (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

      (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents (other than the Lucent Loan Agreement and Sponsors Unsecured Loan Agreement) be immediately due and payable, whereupon they shall become immediately due and payable;

      (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Banks; and/or

      (d) require the Borrower to procure that the Issuing Bank's actual or contingent obligations in relation to each SIT Facility Guarantee or LC are cancelled or discharged in full or provide 100% cash cover to the satisfaction of the Issuing Bank and the SIT Facility Banks together with an authorisation from the Borrower (in form and substance satisfactory to the Issuing Bank) to the Issuing Bank permitting such cash cover to be set off against any liability of the Issuing Bank and the SIT Facility Banks under such SIT Facility Guarantee or LC.

                                   SECTION 10
                               CHANGES TO PARTIES

26.   CHANGES TO THE PARTIES

26.1  ASSIGNMENTS AND TRANSFERS BY THE BANKS

      Subject to this Clause 26, a Bank (the "EXISTING BANK") may:

      (a) assign any of its claims against the Borrower in a minimum amount of, in the case of a Euro Facility Bank, Euro 5,000,000, or in the case of a SIT Facility Bank, SIT 600,000,000 provided that if a Bank has as its only remaining claim against the Borrower a claim in an amount which is less than the relevant amounts set out herein, it may assign such lesser amount; or

      (b)   transfer any of its rights and obligations,

      to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "NEW BANK").

26.2  CONDITIONS OF ASSIGNMENT OR TRANSFER

      (a) The consent of the Borrower, the Off Shore Facility Agent and, in the case of an assignment or transfer by a SIT Facility Bank, the On Shore Facility Agent is required for an assignment or transfer by a Bank, unless the assignment or transfer is to another Bank or an Affiliate of a Bank or if an Event of Default has occurred and is continuing on the Transfer Date.

      (b) The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five (5) Business Days after the Borrower has received the Bank's written request for such consent unless consent is expressly refused by the Borrower within that time.

      (c) An assignment will only be effective on receipt by the Agent of written confirmation from the New Bank (in form and substance satisfactory to the Agent) that the New Bank will assume the same obligations to the other Finance Parties as it would be under if it were an Existing Bank.

      (d)   A transfer will only be effective if the procedure set out in Clause
            26.5 (Procedure for transfer) is complied with.

      (e)   If:

            (i) a Bank assigns or transfers any of its rights or obligations under the Material Contracts or changes its Facility Office; and

            (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Bank or Bank acting through its new Facility Office under Clause 15 (Tax gross-up and indemnities) or Clause 16 (Increased Costs), then the New Bank or Bank acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Bank or Bank acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

26.3  ASSIGNMENT OR TRANSFER FEE

      The New Bank shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of Euro 1,000.

26.4  LIMITATION OF RESPONSIBILITY OF EXISTING BANKS

      (a) Unless expressly agreed to the contrary, an Existing Bank makes no representation or warranty and assumes no responsibility to a New Bank for:

            (i) the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents or any other documents;

            (ii)  the financial condition of the Borrower;

            (iii) the performance and observance by the Borrower of its obligations under the Transaction Documents or any other documents; or

            (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

            and any representations or warranties implied by law are excluded to the broadest extent legally permissible.

      (b) Each New Bank confirms to the Existing Bank and the other Finance Parties that it:

            (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Bank in connection with any Transaction Document; and

            (ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Transaction Documents or any Commitment is in force.

      (c)   Nothing in any Transaction Document obliges an Existing Bank to:

            (i) accept a re-transfer from a New Bank of any of the rights and obligations assigned or transferred under this Clause 26; or

            (ii) support any losses directly or indirectly incurred by the New Bank by reason of the non-performance by the Borrower of its obligations under the Transaction Documents or otherwise.

26.5  PROCEDURE FOR TRANSFER

      (a) Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Bank and the New Bank. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate as set out in Schedule 10 (Form of Transfer Certificates) appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

      (b)   On the Transfer Date:

            (i) to the extent that in the Transfer Certificate the Existing Bank seeks to transfer its rights and obligations under the Finance Documents the Borrower and the Existing Bank shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

            (ii) the Borrower and the New Bank shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Bank have assumed and/or acquired the same in place of the Borrower and the Existing Bank;

            (iii) the Off Shore Facility Agent, the On Shore Facility Agent, the
                  Off Shore Security Agent, the On Shore Security Agent, the Issuing Bank, each Arranger, the New Bank and other Banks shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Bank been an Original Bank with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Bank shall each be released from further obligations to each other under this Agreement; and

            (iv)  the New Bank shall become a Party as a "Bank".

      For the avoidance of doubt, a transfer shall not constitute a novation. The identity of the transferred obligations and rights shall not be affected by the transfer.

26.6  DISCLOSURE OF INFORMATION

26.6.1 Any Bank may disclose to any of its Affiliates and any other person:

      (a) to (or through) whom that Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

      (b) with (or through) whom that Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower; or

      (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

      any information about the Borrower and the Transaction Documents as that Bank shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

26.6.2 Subject to Clause 26.6.1, each Bank shall keep confidential and not, without the prior written consent of the Borrower, use any information supplied by the Borrower or any Sponsor under any Finance Document. This Clause 26.6.2 shall not apply to disclosure of information:

      (a) that is in the public domain (other than as a result of a breach of the undertakings herein);

      (b) that is required to be disclosed by applicable law, any court or tribunal of competent jurisdiction, rating agency, governmental body, banking or taxation authority or by any stock exchange upon which it is listed or intends to list;

      (c) in connection with any legal proceedings arising out of or in connection with the Finance Documents or the performance of its obligations under the Finance Documents; and/or

      (d) to its officers, employees, directors, auditors, legal or other professional advisors.

26.7  ASSIGNMENTS AND TRANSFER BY THE BORROWER

      The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

                                   SECTION 11
                               THE FINANCE PARTIES

27.   ROLE OF THE AGENT AND THE ARRANGER

27.1  APPOINTMENT OF THE AGENTS

      (a) Each other Finance Party appoints the Off Shore Facility Agent to act as its agent under and in connection with the Finance Documents in respect of the Euro Facility.

      (b) Each other Finance Party appoints the On Shore Facility Agent to act as its facility agent under and in connection with the Finance Documents in respect of the SIT Facility.

      (c) Each other Finance Party authorises the Agents to exercise the rights, powers, authorities and discretions specifically given to the respective Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2  DUTIES OF THE AGENTS

      (a) Each Agent shall promptly forward to a Party the original or a copy of any document which is delivered to such Agent for that Party by any other Party.

      (b) Except where a Finance Document specifically provides otherwise, an Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

      (c) If an Agent receives notice from a Party referring to this Agreement, describing a mandatory prepayment event set out in Clause
            14.2 (Change of control, Withdrawal of the Licence and Abandonment of the Project), an Event of Default or Potential Event of Default and stating that the circumstance described is a mandatory prepayment event set out in Clause 14.2 (Change of control, Withdrawal of the Licence and Abandonment of the Project), an Event of Default or Potential Event of Default, it shall promptly notify the Finance Parties.

      (d) If an Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than an Agent or an Arranger) under this Agreement it shall promptly notify the other Finance Parties.

      (e) Each Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

27.3  ROLE OF AN ARRANGER

      Except as specifically provided in the Finance Documents, an Arranger has no obligations of any kind to any other Finance Party under or in connection with any Finance Document.

27.4  NO FIDUCIARY DUTIES

      (a) Nothing in this Agreement constitutes an Agent or an Arranger as a trustee or fiduciary of any other person.

      (b) Neither an Agent nor an Arranger shall be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account.

27.5  RIGHTS AND DISCRETIONS OF THE AGENT

      (a)   Each Agent may rely on:

            (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

            (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

      (b) Each Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Banks) that:

            (i) no Event of Default or Potential Event of Default has occurred (unless it has actual knowledge of an Event of Default or Potential Event of Default arising under Clause 25.1.1 (Non-payment)); and

            (ii) any right, power, authority or discretion vested in any Party or the Majority Banks has not been exercised.

      (c) Each Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

      (d) Each Agent may act in relation to the Finance Documents through its personnel and agents.

      (e) Each Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

      (f) Notwithstanding any other provision of any Finance Document to the contrary, neither an Agent nor an Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty or duty of confidentiality.

27.6  MAJORITY BANKS' INSTRUCTIONS

      (a) Unless a contrary indication appears in a Finance Document, an Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Banks (or, if so instructed by the Majority Banks, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Banks.

      (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Banks will be binding on all the Finance Parties.

      (c) Each Agent may refrain from acting in accordance with the instructions of the Majority Banks (or, if appropriate, the Banks) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

      (d) In the absence of instructions from the Majority Banks (or, if appropriate, the Banks), each Agent may act (or refrain from taking action) as it considers to be in the best interest of the Banks.

      (e) An Agent is not authorised to act on behalf of a Bank (without first obtaining that Bank's consent) in any legal or arbitration proceedings relating to any Finance Document.

27.7  RESPONSIBILITY FOR DOCUMENTATION

      Neither an Agent nor an Arranger:

      (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by such Agent, such Arranger or any other person given in or in connection with any Finance Document, the Information Memorandum or the Legal Due Diligence Report; or

      (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.8  EXCLUSION OF LIABILITY

      (a) Without limiting paragraph (b) below, an Agent will not be liable for any action taken or omitted by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

      (b) No Finance Party may take any proceedings against any officer, employee or agent of an Agent in respect of any claim it might have against such Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of such Agent may rely on this Clause 27.8.

      (c) An Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by such Agent if such Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by such Agent for that purpose.

27.9  BANKS' INDEMNITY TO THE AGENT

      Each Bank shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify an Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by such Agent (otherwise than by reason of such Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless such Agent has been reimbursed by the Borrower pursuant to a Finance Document).

27.10 RESIGNATION OF THE AGENT

      (a) Each Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrower.

      (b) Alternatively each Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Banks (after consultation with the Borrower) may appoint a successor Agent.

      (c) If the Majority Banks have not appointed a successor Agent in accordance with paragraph (b) above within thirty (30) days after notice of resignation was given, a retiring Agent (after consultation with the Borrower) may appoint a successor Agent.

      (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

      (e) An Agent's resignation notice shall only take effect upon the appointment of a successor.

      (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause
            27. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

27.11 CONFIDENTIALITY

      (a) In acting as agent for the Finance Parties, an Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

      (b) If information is received by another division or department of an Agent, it may be treated as confidential to that division or department and such Agent shall not be deemed to have notice of it.

27.12 RELATIONSHIP WITH THE BANKS

      Each Agent may treat each Bank as a Bank, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five (5) Business Days prior notice from that Bank to the contrary in accordance with the terms of this Agreement.

27.13 CREDIT APPRAISAL BY THE BANKS

      Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Bank confirms to an Agent and an Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

      (a) the financial condition, status and nature of the Borrower and each of the Sponsors and Shareholders;

      (b) the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

      (c) whether that Bank has recourse, and the nature and extent of that recourse, against any Finance Party or any of its respective assets under or in connection with any Transaction Document, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

      (d) the adequacy, accuracy and/or completeness of the Initial Business Plan, the Information Memorandum, Legal Due Diligence Report and any other information provided by an Agent, any Finance Party or by any other person under or in connection with any Transaction Document, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document.

27.14 REFERENCE BANKS

      If a Reference Bank (or, if a Reference Bank is not a Bank, the Bank of which it is an Affiliate) ceases to be a Bank, the Off Shore Facility Agent shall (in consultation with the Borrower) appoint another Bank or an Affiliate of a Bank to replace that Reference Bank.

27.15 DUTIES OF THE ON SHORE FACILITY AGENT TO THE OFF SHORE FACILITY AGENT

      The On Shore Facility Agent shall:

      (a) deliver to the Off Shore Facility Agent on the second Business Day of each Month, a report including the amount drawndown under the SIT Facility and the extent of the undrawn SIT Facility Commitment as at the last Business Day of that Month;

      (b) promptly forward to the Off Shore Facility Agent an original or a copy of any document which is delivered to the On Shore Facility Agent and/or the On Shore Security Agent by the Borrower or any party to any of the Transaction Documents; and

      (c) immediately upon becoming aware of any breach of any Transaction Document, Potential Event of Default, Event of Default or any Cash Shortfall, notify the Off Shore Facility Agent of such breach.

27.16 DEDUCTION FROM AMOUNTS PAYABLE BY THE AGENTS

      If any Party owes an amount to an Agent under the Finance Documents such Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which such Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES

      No provision of this Agreement will:

      (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

      (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim except to the extent set forth in Clause 18 (Mitigation by the Banks); or

      (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax except to the extent set forth in Clause 15.3 (Tax indemnity) or Clause 15.4 (Tax Credit).

29.   SHARING AMONG THE FINANCE PARTIES

29.1  PAYMENTS TO FINANCE PARTIES

      If a Finance Party (a "RECOVERING FINANCE PARTY") receives or recovers any amount from the Borrower other than in accordance with Clause 30 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

      (a) the Recovering Finance Party shall, within ten (10) Business Days, notify details of the receipt or recovery to the relevant Agent;

      (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

      (c) the Recovering Finance Party shall, within ten (10) Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause
            30.5 (Partial payments).

29.2  REDISTRIBUTION OF PAYMENTS

      The Agent shall treat the Sharing Payment as if it had been paid by the relevant Finance Party and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 30.5 (Partial payments).

29.3  RECOVERING FINANCE PARTY'S RIGHTS

      (a) On a distribution by the Agent under Clause 29.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

      (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

29.4  REVERSAL OF REDISTRIBUTION

      If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

      (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

      (b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Finance Party for the amount so reimbursed.

29.5  EXCEPTIONS

      (a) This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

      (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if

            (i) it notified that other Finance Party of the legal or arbitration proceedings; and

            (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

      (c) This Clause 29 shall not apply to any Excluded Proceeds (as defined in the Intercreditor Agreement) which shall be applied in accordance with the Intercreditor Agreement.

29.6  PERFECTION OF TRANSFERS

      Each Finance Party hereby undertakes vis-a-vis each of the other Finance Parties to enter into all additional agreements and to execute all additional documents, which might be required under the laws of each relevant jurisdiction for the perfection of the transfers and subrogations contemplated by this Clause 29. The Borrower hereby agrees to consent to all relevant transfers and it hereby undertakes vis-a-vis each of the Finance Parties to enter into all additional agreements and to execute all additional documents, which are required under the laws of each relevant jurisdiction for the perfection of the transfers and subrogations contemplated by this Clause 29.

                                   SECTION 12
                                 ADMINISTRATION

30.   PAYMENT MECHANICS

30.1  PAYMENTS TO THE AGENT

      (a) On each date on which the Borrower or a Bank is required to make a payment under a Finance Document, the Borrower or Bank shall make the same available to the Off Shore Facility Agent in respect of a payment in Euro or the On Shore Facility Agent in respect of a payment in SIT (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the relevant Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

      (b) Payment shall be made to such account in Ljubljana if payment is to be made in SIT or in Dusseldorf if payment is to be made in Euro with such bank as the relevant Agent specifies.

      Each Bank shall promptly indemnify the relevant Agent against any cost, loss or liability incurred by such Agent as a result of late or non-performance by such Bank of any of its payment obligations under this Agreement.

30.2  DISTRIBUTIONS BY THE AGENT

      Each payment received by an Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to the Borrower) and Clause 30.4 (Clawback) be made available by such Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Bank, for the account of its Facility Office), to such account as that Party may notify to such Agent by not less than five (5) Business Days' notice.

30.3  DISTRIBUTIONS TO THE BORROWER

      The Agent may (with the consent of the Borrower or in accordance with Clause 31 (Set-off)) apply any amount received by it for the account of the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents, or in or towards purchase of any amount of any currency to be so applied.

30.4  CLAWBACK

      (a) Where a sum is to be paid to an Agent under the Finance Documents for another Party, such Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

      (b) If an Agent pays an amount to another Party and it proves to be the case that such Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by such Agent shall on demand refund the same to such Agent together with interest on that amount from the date of payment to the date of receipt by such Agent, calculated by such Agent to reflect its cost of funds.

30.5  PARTIAL PAYMENTS

      (a) If an Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, such

            Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

            (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agents under the Finance Documents;

            (ii) secondly, in or towards payment pro rata of any accrued default interest, interest, fee or commission due but unpaid under this Agreement;

            (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

            (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

      (b) Such Agent shall, if so directed by the Majority Banks, vary the order set out in paragraphs (a)(ii) to (iv) above and such direction shall also apply in respect of payments received by the other Agent.

      (c) Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

      (d) This Clause 30.5 shall not apply to any Excluded Proceeds (as defined in the Intercreditor Agreement).

30.6  NO SET-OFF BY THE BORROWER

      All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7  BUSINESS DAYS

      (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day and in the case of the Euro Facility such Business Day shall be in the same calendar month (if there is one) or the preceding Business Day (if there is not).

      (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.8  CURRENCY OF ACCOUNT

      (a) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

      (b) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

      (c) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

30.9  CHANGE OF CURRENCY

      (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

            (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the relevant Agent (after consultation with the Borrower); and

            (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the relevant Agent (acting reasonably) or in the case of any translation from or to SIT at the relevant exchange rate from the list of Nova Ljubljanska banka d.d., Ljubljana for the foreign exchange transactions with legal entities (Tecajna lista Nove Ljubljanske banka d.d., Ljubljana, za obracundeviznih prilivov in odlivov podjetij) or any other applicable document of Nova Ljubljanska banka d.d., Ljubljana with essentially similar substance.

      (b) If a change in any currency of a country occurs, this Agreement will, to the extent that the relevant Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the European Interbank Market and otherwise to reflect the change in currency.

31.   SET OFF

      A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may for the purpose of the set off convert either obligation at a market rate of exchange in its usual course of business or, in the case of a SIT Facility Bank, at the relevant exchange rate from the list of Nova Ljubljanska banka d.d., Ljubljana for the foreign exchange transactions with legal entities (Tecajna lista Nove Ljubljanske banka d.d., Ljubljana, za obracundeviznih prilivov in odlivov podjetij) or any other applicable document of Nova Ljubljanska banka d.d., Ljubljana with essentially similar substance.

32.   NOTICES

32.1  COMMUNICATIONS IN WRITING

      Any communication, demand or notice to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

32.2  ADDRESSES

      The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

      (a)   in case of the Borrower:

            WESTERN WIRELESS INTERNATIONAL D.O.O.

            Address:          Brnciceva ulica 49

                              1231 Ljubljana, Slovenia

            Telephone:        +386 1 5801 200

            Fax:              +386 1 5801 109

            Attention of:     Steven Fast

            Copy to:          Western Wireless International Corporation

            Address:          3650 131st  Avenue, S.E., Suite 400

                              Bellevue, Washington 98006, USA

            Telephone:        +1 425 586 8161

            Fax:              +1 425 586 8777

            Attention of:     Scott Alderman

      (b)   in case to the Borrower's process agent:

            FIDEUROP - TREUHANDGESELLSCHAFT FUR DEN GEMEINSAMEN MARKT MBH

            Address:          Marie-Curie Strasse 30

                              60439 Frankfurt am Main, Germany

            Telephone:        +49 69 95 870

            Fax:              +49 69 95 87 2584

            Attention of:     Dr. Klaus Zimmermann

      (c)   in case of the Off Shore Facility Agent and the Off Shore Security
            Agent:

            IKB DEUTSCHE INDUSTRIEBANK AG

            Address: Wilhelm-Botzkes-Stra(beta)e 1

                              40474 Dusseldorf, Germany

            Telephone:        +49 211 8221 4887 or +49 211 8221 4730

            Fax:              +49 211 8221 2887 or +49 211 8221 2730

            Attention of:     Martina Messing or Andreas Nestel,
                              Structured Finance Department

      (d)   in case of the On Shore Facility Agent and the On Shore Security
            Agent:

            NOVA LJUBLJANSKA BANKA D.D., LJUBLJANA

            Address:          Smartinska 130, SI - 1520 Ljubljana, Slovenia

            Telephone:        +386 1 520 7273

            Fax:              +386 1 425 60 02

            Attention of:     Ms. Jasna Istenic or Mr. Bostjan Kovac

      (e) in the case of a Bank, as identified with its signature below or in a Transfer Certificate, as the case may be,

            or any substitute address, fax number or department or officer as the relevant Party may notify to the relevant Agent (or an Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days' notice.

32.3  DELIVERY

      (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

            (i)   if by way of fax, when received in legible form; or

            (ii) if by way of letter, when it has been left at the relevant address or three (3) Business Days after being deposited with a reputable overnight courier service; or

      and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

      (b) Any communication or document to be made or delivered to an Agent will be effective only when actually received by such Agent and then only if it is expressly marked for the attention of the department or officer identified with such Agent's signature below (or any substitute department or officer as such Agent shall specify for this purpose).

      (c)   All notices from or to the Borrower shall be sent through an Agent.

32.4  NOTIFICATION OF ADDRESS AND FAX NUMBER

      Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 32.2 (Addresses) or changing its own address or fax number, an Agent shall notify the other Parties.

32.5  ELECTRONIC COMMUNICATION

      (a) Any communication to be made between an Agent and a Bank under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if such Agent and the relevant Bank:

            (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

            (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

            (iii) notify each other of any change to their address or any other such information supplied by them.

      (b) Any electronic communication made between an Agent and a Bank will be effective only when actually received in readable form and in the case of any electronic communication made by a Bank to such Agent only if it is addressed in such a manner as such Agent shall specify for this purpose.

32.6  ENGLISH LANGUAGE

      Any notice given or any other document provided under or in connection with:

            (i) the Finance Documents which is required by law or in accordance with standard banking practice to be made in Slovenian shall be made in Slovenian and in each case accompanied by an English translation thereof unless such notice or other document is identical (other than for calculation figures) in all material respects to those previously agreed with the Off Shore Facility Agent;

            (ii) the documentation related to the ECA Cover Documents shall be in the German language; and

            (iii) the Finance Documents shall be in English unless otherwise provided for under (i) and (ii) above.

33.   CALCULATIONS AND CERTIFICATES

33.1  ACCOUNTS

      In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate absent manifest error.

33.2  CERTIFICATES AND DETERMINATIONS

      Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3  DAY COUNT CONVENTION

      (a) In respect of the Euro Facility any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the European Interbank Market differs, in accordance with that market practice.

      (b) In respect of the SIT Facility any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated in accordance with the Resolution on Interest Rates of Nova Ljubljanska Banka d.d., Ljubljana using the conform method of calculating interest and TOM and on the basis of a year of 365 days.

34.   PARTIAL INVALIDITY

      If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.   REMEDIES AND WAIVERS

      No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

36.   AMENDMENTS AND WAIVERS

36.1  REQUIRED CONSENTS

      (a) Subject to Clause 36.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Banks and the Borrower and any such amendment or waiver will be binding on all Parties.

      (b) The Off Shore Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

36.2  EXCEPTIONS

      (a) An amendment or waiver that has the effect of changing or which relates to:

            (i)   the definition of "Majority Banks" in Clause 1.1
                  (Definitions);

            (ii) an extension to the date of payment of any amount under the Finance Documents;

            (iii) a reduction in the Applicable Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

            (iv)  an increase in or an extension of any Commitment;

            (v)   a change to the Borrower;

            (vi) any provision which expressly requires the consent of all the Banks;

            (vii) Clause 2.2 (Finance Parties' rights and obligations), Clause
                  21 (Reporting requirements), Clause 26 (Changes to the Parties) or this Clause 36,

            shall not be made without the prior consent of all the Banks.

      (b) An amendment or waiver which relates to the rights or obligations of an Agent, a Security Agent, the Issuing Bank or an Arranger may not be effected without the consent of such party.

37.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 13
                          GOVERNING LAW AND ENFORCEMENT

38.   GOVERNING LAW

      This Agreement shall be governed by, and shall be construed in accordance with, German law.

39.   ARBITRATION

39.1  ARBITRATION

      Subject to Clause 39.4 (Agent's option), any dispute (a "DISPUTE") arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the "RULES") by three arbitrators appointed in accordance with the Rules.

39.2  PROCEDURE FOR ARBITRATION

      The arbitral tribunal shall consist of three arbitrators. The place of arbitration shall be Paris and the language of the arbitration shall be English.

39.3  RECOURSE TO COURTS

      Save as provided in Clause 39.4 (Agent's option), the parties exclude the jurisdiction of the courts.

39.4  AGENT'S OPTION

      In the case of any Dispute in which the Agent for and on behalf of the Finance Parties is or the Finance Parties are the claimant, the Off Shore Facility Agent may (acting upon the instructions of the Majority Banks) prior to having initiated arbitral proceedings, by notice in writing to all other parties to this Agreement require that such Dispute be heard by a court of law. If the Off Shore Facility Agent gives such notice, the Dispute to which such notice refers shall be determined in accordance with Clause 40 (Jurisdiction).

40.   JURISDICTION

40.1  GERMAN COURTS

      Each of the Parties irrevocably agrees for the benefit of each of the other Parties that the courts at Dusseldorf, Germany, shall have non-exclusive jurisdiction to settle any Dispute.

40.2  SERVICE OF PROCESS

      The Borrower agrees that the process by which any suit, action or proceedings in Germany is begun may be served on it by being delivered to the process agent in Germany appointed or to be appointed by the Borrower according to Schedule 13 (Process Agent Confirmation) for the time being. If the appointment of such process agent ceases to be effective in respect of the Borrower, the Borrower shall immediately appoint a further person in Germany to accept service of process on its behalf in Germany and, failing such appointment within fifteen (15) days, the Agent shall be entitled to appoint such a person by notice to the Borrower. Nothing contained herein shall affect the right to serve process in any other manner permitted by relevant law.

40.3  NON-EXCLUSIVE SUBMISSIONS

      The submission to the jurisdiction of the courts referred to in Clause
      40.1 (German courts) shall not (and shall not be construed so as to) limit the right of an Agent, an Arranger and the Banks or any of them to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdiction preclude the taking or proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

40.4  WAIVER OF IMMUNITY

      To the extent that the Borrower may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

                                   SCHEDULE 1
                                   COMMITMENTS

                                     PART I
                                  EURO FACILITY

                                                         ECA FACILITY                              COMMERCIAL
FINANCIAL INSTITUTION                                     COMMITMENT                                FACILITY
                                                                                                   COMMITMENT
                                      ECA FACILITY       ECA FACILITY       ECA FACILITY
                                        TRANCHE 1          TRANCHE 2          TRANCHE 3
                                       COMMITMENT         COMMITMENT         COMMITMENT

IKB Deutsche Industriebank AG      Euro 15,328,263.11   Euro 689,916.66    Euro 1,415,895.49     Euro 13,910,000.00

Kreditanstalt fur Wiederaufbau     Euro 15,328,263.11   Euro 689,916.66    Euro 1,415,895.48     Euro 13,910,000.00

Raiffeisenlandesbank               Euro 7,234,745.16    Euro 325,631.89    Euro 668,284.65       Euro 8,560,000.00
Oberosterreich
reg.Gen.m.b.H.

Landesbank                         Euro 7,074,582.98    Euro 318,423.08    Euro 653,490.23       Euro 6,420,000.00
Schleswig-Holstein
Girozentrale

Hypo Alpe-Adria-Bank AG            Euro 2,198,032.14    Euro 98,932.21     Euro 203,035.65             None

                                     PART II

                                  SIT FACILITY

FINANCIAL INSTITUTION                                 SIT FACILITY COMMITMENT EQUIVALENT TO
Nova Ljubljanska Banka d.d., Ljubljana                SIT 3,400,000,000.00

Hypo Alpe-Adria-Bank d.d.                             SIT 1,000,000,000.00

                                   SCHEDULE 2
                                 REPAYMENT DATES

REPAYMENT DATE /          ECA FACILITY           COMMERCIAL FACILITY           SIT FACILITY
REDUCTION DATE
  30.05.2004                     1.25%                     0.00%

  30.11.2004                     1.25%                     0.00%

  30.05.2005                     5.75%                     5.75%

  30.11.2005                     5.75%                     5.75%                      5.00%

  30.05.2006                     8.00%                     8.00%

  30.11.2006                     8.00%                     8.00%                      5.00%

  30.05.2007                    10.00%                    12.50%

  30.11.2007                    10.00%                    12.50%                     10.00%

  30.05.2008                    12.00%                    12.50%

  30.11.2008                    12.00%                    12.50%                     20.00%

  30.05.2009                    13.00%                    14.00%                     20.00%

  30.11.2009                    13.00%                     8.50%                     40.00%

     TOTAL                     100.00%                   100.00%                    100.00%

                                   SCHEDULE 3
                     LMA FORM OF CONFIDENTIALITY UNDERTAKING

From:    [Seller]/[Seller's agent/broker]

To:      [Potential Purchaser]/[Purchaser's agent/broker]

Dated:

Dear Sirs

                               FACILITY AGREEMENT
                           DATED [-] (THE "AGREEMENT")

BORROWER:
DATE:
AMOUNT:
AGENT:

We understand that you are considering [acquiring](a)/[arranging the acquisition of](b) an interest in the Agreement (the "Acquisition"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1. Confidentiality Undertaking You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)](c) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

2.    Permitted disclosure We agree that you may disclose Confidential
      Information:

      (a) to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

      (b) [subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to you in equivalent form to this letter;]

      [(b/c)](c) subject to the requirements of the Agreement, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Group so long as that person has delivered a letter to you in equivalent form to this letter; and

      [(c/d)](c) (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3. Notification of required or unauthorised disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2[(c)/(d)](c) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4. Return of copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)](c) above.

5. Continuing obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (without in any way prejudicing the confidentiality obligations under the Agreement) (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Agreement or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6. No representation; consequences of breach, etc You acknowledge and agree that:

      (a) neither we, [nor our principal](d) nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "RELEVANT PERSON") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

      (b) we [or our principal](d) or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7. No waiver; amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8. Inside information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9. Nature of undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of [our principal,](d) the Borrower and each other member of the Group.

10.   Third party rights

      (a) Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us.

      (b) Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

11. Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with German law and the parties submit to the non-exclusive jurisdiction of the courts at Dusseldorf, Germany.

12. Definitions In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

      "CONFIDENTIAL INFORMATION" means any information relating to the Borrower, the Group, the Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

      "GROUP" means the Borrower and each of its Affiliates;

      "PERMITTED PURPOSE" means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of](b) considering and evaluating whether to enter into the Acquisition; and

      "PURCHASER GROUP" means you and each of your Affiliates.

      Please acknowledge your agreement to the above by signing and returning the enclosed copy.

      Yours faithfully


      ----------------------------------------------
      For and on behalf of
      [Seller/Seller's agent/broker]

      To:      [Seller]
               [Seller's agent/broker]
               The Borrower and each other member of the Group

      We acknowledge and agree to the above:


      ----------------------------------------------
      For and on behalf of
      [POTENTIAL PURCHASER/PURCHASER'S AGENT/BROKER]

----------
     (a)    Delete if addressee is acting as broker or agent.
     (b)    Delete if addressee is acting as principal.
     (c)    Select applicable option.
     (d) Delete if letter is sent out by the Seller rather than the Seller's broker or agent.

                                   SCHEDULE 4A
                         UTILISATION REQUEST (BORROWER)

From: Western Wireless International d.o.o

To: [Off Shore Facility Agent/On Shore Facility Agent with copy to Off Shore Facility Agent]

Dated:

Dear Sirs

                               FACILITY AGREEMENT
                           DATED [-] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.    UTILISATION OF A LOAN

      We wish to borrow a Loan on the following terms:

        Proposed Utilisation Date:                    [-] (or,  if that is not a  Business  Day,  the next
                                                      Business Day)

        Facility to be utilised:                      [Commercial Facility]/ [SIT Facility]

        Currency of Loan:                             [Euro]/[SIT]

        Amount:                                       [-] or, if less, the Available Facility

        Interest Period:                              [-]

        Account to which proceeds are payable:        Proceeds and Revenue Account  [account  number] [for
                                                      further  transfer in respect of Euro Facility  Loans
                                                      to the Loan Proceeds Account]

3. UTILISATION UNDER THE SIT FACILITY GUARANTEE OR LC Please issue or open a SIT Facility Guarantee or LC on the following terms:

       Proposed Utilisation Date:                      [-] (or,  if that is not a  Business  Day,  the next
                                                       Business Day)

       Issuance of:                                    [a guarantee]/[a letter of credit]*

       Amount:                                         SIT [-]

       Term of the [guarantee]/[letter of credit]:     [-]

       Beneficiary:                                    [-]

*     Select applicable option.

4. We confirm that the [proceeds of the Loan]/[guarantee]/[letter of credit] [are]/[is] to be used [in payment of capital expenditure as provided for in the [Initial Business Plan][Updated Business Plan]]/[in payment of operational expenditure as provided for in the [Initial Business Plan][Updated Business Plan]]/[towards repayment of amounts owing under the Existing WWIC Loan Agreement]/[other].

5. We confirm that each condition specified in Clause 4.2 (Further conditions precedent to all Utilisations) is satisfied on the date of this Utilisation Request and the Contributed Capital Ratio is or as a result of the requested Utilisation will be at least 0.4.

6. We confirm that each of the Repeated Representations is correct by reference to the facts and circumstances existing at the date of this Utilisation Request.

7.    This Utilisation Request is irrevocable.

                                Yours faithfully


                      -------------------------------------
                            authorised signatory for
                      Western Wireless International d.o.o.

                                   SCHEDULE 4B
               UTILISATION REQUEST (PAYMENTS TO EQUIPMENT VENDOR)

From: Lucent Technologies Network Systems GmbH

To:   IKB Deutsche Industriebank AG as Off Shore Facility Agent

Dated:

Dear Sirs

                               FACILITY AGREEMENT
                           DATED [-] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.    This is to confirm that

      (a)   on [-] deliveries/services in the value of [-]

      (b)   on [-] deliveries/services in the value of [-]

      (c)   on [-] deliveries/services in the value of [-]

                                                   TOTAL [-]

      were effected/rendered.

      A copy certified true and complete by us of an original invoice from us to the Borrower in respect of the above is enclosed herewith.

3.    Our claim under the Delivery Contract in respect of:

      (a) the deliveries/services referred to in paragraph 2(a) above represent 85 % / 70 % / 10 % / 5 %* of the value of such deliveries/services and thus amounts to [-];

      (b) the deliveries/services referred to in paragraph 2(b) above represent 85 % / 70 % / 10 % / 5 %* of the value of such deliveries/services and thus amounts to [-];

      (c) the deliveries/services referred to in paragraph 2(c) above represents 85 % / 70 % / 10 % / 5 %* of the value of such deliveries/services and thus amounts to [-],

            TOTAL [-]

4. We ask you to disburse Euro [-] to our account number [-] with [insert name of bank].

*   Select applicable option.

5.    We further confirm that:

      (a) [the Borrower has so far fulfilled all of its payment obligations to be performed pursuant to the Delivery Contract;]**

      (b) the goods/services covered by the present Utilisation Request are in conformity with the Delivery Contract;

      (c) the goods/services covered by the present Utilisation Request have been delivered/rendered in accordance with the Delivery Contract; and

      (d) the Equipment Vendor is, and the requests made hereunder are, in compliance with the Delivery Contract and the Delivery Contract remains in full force and effect as at the date hereof.

6. We attach a copy of a certificate executed by the Borrower and referring to the final acceptance of the Initial Configuration.***

                                Yours faithfully


                    ----------------------------------------
                            authorised signatory for
                    Lucent Technologies Network Systems GmbH

**    To be included in all Utilisation Requests, except the first.

***   Only in respect of a Utilisation Request completed with reference to
      Section 1.10.2 (b) (iii) of the Delivery Contract.

                                   SCHEDULE 4C
                      UTILISATION REQUEST (PAYMENTS TO ECA)

From: Lucent Technologies Network Systems GmbH

To: IKB Deutsche Industriebank AG as Off Shore Facility Agent

Dated:

Dear Sirs

                               FACILITY AGREEMENT
                           DATED [-] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2. This is to confirm that we have effected the payment of ECA Premium in the amount of Euro [-] to the ECA on [insert date] in accordance with the invoice issued by the ECA on [-], a copy of which is enclosed herewith.

3. We ask you to disburse 85 % of this amount being Euro [-] to account number [-] with [insert name of bank].

                                Yours faithfully


                    ----------------------------------------
                            authorised signatory for
                    Lucent Technologies Network Systems GmbH

                                   SCHEDULE 5
                                SELECTION NOTICE

APPLICABLE TO A LOAN UNDER THE EURO FACILITY

From: Western Wireless International d.o.o.

To:   IKB Deutsche Industriebank AG as Off Shore Facility Agent

Dated:

Dear Sirs

                               FACILITY AGREEMENT
                           DATED [-] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Section Notice.

2. We refer to the following Loan[s] under the Euro Facility with an Interest Period ending on [-].*

3.    We request that the next Interest Period for the above Loan[s] is [-].

4.    This Selection Notice is irrevocable.

                                Yours faithfully


                      -------------------------------------
                            authorised signatory for
                      Western Wireless International d.o.o.

* Insert details of all Loans under the Euro Facility which have an Interest Period ending in the same date.

                                   SCHEDULE 6
                              CONDITIONS PRECEDENT

               CONDITIONS PRECEDENT TO INITIAL UTILISATION REQUEST

1.    BORROWER

      (a)   A copy of the constitutional documents of the Borrower.

      (b)   A copy of a resolution of the board of directors of the Borrower:

            (i) approving the terms of, and the transactions contemplated by, the Material Contracts to which it is a party and resolving that it execute the Finance Documents to which it is a party;

            (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

            (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

      (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

      (d) A certificate of an authorised signatory of the Borrower certifying that all Material Contracts as at the date of the Agreement have been fully disclosed to the Off Shore Facility Agent and each copy document relating to it specified in this Schedule 6 is correct, complete and in full force and effect as at the date of this Agreement.

      (e) Evidence that all accounts required to be open prior to the first Utilisation under the Agreement have been duly opened.

2.    SPONSORS AND SHAREHOLDERS

      (a)   A copy of the constitutional documents of each of the Sponsors.

      (b)   A copy of a resolution of the board of directors of each of the
            Sponsors:

            (i) approving the terms of, and the transactions contemplated by, the Material Contracts to which it is a party and resolving that it execute the Finance Documents to which it is a party;

            (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

            (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

      (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

      (d) A copy of a resolution of the Shareholders approving the terms of, and the transactions contemplated by, the Finance Documents to which the Borrower is a party.

3.    LEGAL OPINIONS

      (a) Legal opinions of Clifford Chance, legal advisers to the Off Shore Facility Agent as to matters of German, New York and Luxembourg law, substantially in the form agreed with the Off Shore Facility Agent.

      (b) A legal opinion of the in-house counsel to the Borrower, confirming that all Material Contracts are in full force and effect and create legal, valid and binding obligations of the parties thereto in the form agreed with the Off Shore Facility Agent.

      (c) A legal opinion of Friedman Kaplan Seiler & Adelman LLP, legal advisers to the Sponsors, substantially in the form agreed between the Off Shore Facility Agent and the Sponsors.

      (d) A legal opinion of Selih, Selih, Janezic & Jarcovic, Ljubljana, the local legal advisers to the Off Shore Facility Agent, substantially in the form agreed with the Off Shore Facility Agent.

      (e) Legal opinions in form and substance satisfactory to the Off Shore Facility Agent addressing the matters set forth in clause 3(f) of the Lucent Loan Agreement.

      (f) Legal opinions in form and substance satisfactory to the Off Shore Facility Agent confirming that the direct agreement between the Equipment Vendor and the Off Shore Facility Agent and the guarantee and undertaking agreement between Lucent Technologies Inc. and the Off Shore Facility Agent are in full force and effect and create legal, valid and binding obligations on the parties thereto.

4.    OTHER DOCUMENTS AND EVIDENCE

      (a) A confirmation from the process agent of each of the Borrower, the Sponsors and the Shareholders, as applicable, in Germany, New York and England and Wales.

      (b) A copy of any other Authorisation or other document, opinion or assurance which the Off Shore Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

      (c)   A copy of the Original Financial Statements of the Borrower.

      (d) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 12 (Fees) and Clause 19 (Costs and expenses) have been paid or will be paid.

      (e) Confirmation that the ECA has given its final approval to the provision of cover and the Off Shore Facility Agent being satisfied that the Finance Documents conform to the requirements thereof.

      (f) Evidence that the conditions precedent relating to the Security Documents set out in Schedule 9 have been satisfied.

      (g) Evidence that the Borrower holds the Licence which has been paid for in full by the Borrower in cash.

      (h) A set of ten (10) Bills of Exchange duly signed by the Borrower and with the date of issue inserted but otherwise left blank together with a duly notarised and apostilled power of attorney.

      (i) Evidence of the satisfactory completion of the due diligence including all consultant reports.

      (j) A copy of each Material Contract (other than the international roaming contracts and contracts in respect of leasing of lines) and evidence of due execution thereof.

      (k) A copy of the Initial Business Plan and the Updated Business Plan to be delivered by the Borrower.

      (l) A copy of the Hedging Letter and Hedging Agreement and, in each case, evidence of due execution thereof.

      (m)   A copy of the Market Study to be delivered by the Borrower.

      (n) A copy of an initial report of the Independent Technical Consultant issued in the form set out in Schedule 19 (Initial report of Independent Technical Consultant).

      (o) A confirmation in writing from the Equipment Vendor in the form set out in Schedule 12 (Confirmation from the Equipment Vendor).

      (p) A letter of comfort from the Government in the form agreed with the Off Shore Facility Agent.

      (q)   A confirmation in writing substantially in the form set out in
            Schedule 8 (Form of letter of confirmation) from each of MIBO Kommunikacije d.o.o., Reime NIS AS and Lehmer d.o.o. to the Off Shore Facility Agent.

      (r) Evidence that this Agreement and the Debt Service Reserve Account and any other offshore bank accounts of the Borrower have been reported to Banka Slovenije.

      (s) Duly notarised and apostiled powers of attorney from each of the Finance Parties (other than the SIT Facility Banks);.

      (t) A letter, in the form agreed, from Western Wireless Corporation addressed to the Off Shore Facility Agent on behalf of the Banks in relation to the ownership and funding of certain companies within the Western Wireless Group.

      (u) Evidence of a deposit, in an amount not less than SIT 320,000,000 or its equivalent as determined by the On Shore Facility Agent for the account of Nova Ljubljanska banka d.d., Ljubljana as applied or reduced in accordance with a SIT Facility syndication agreement to be agreed between the Borrower, the Sponsors and the On Shore Facility Agent.

      (v) A copy of the direct agreement between the Equipment Vendor and the Off Shore Facility Agent and evidence of due execution thereof.

      (w) Evidence that at least ten (10) Business Days prior to the proposed first Utilisation Date Existing WWIC Loans have been converted into Sponsor Contributions, in an amount equivalent to Euro 18,500,000 and Sponsors Unsecured Loans, in an amount equivalent to Euro 1,561,318.60 and in each case that the Existing WWIC Loans in respect of such amounts are cancelled.

      (x) A copy of the guarantee and undertaking agreement between Lucent Technologies Inc. and the Off Shore Facility Agent and evidence of due execution thereof.

      (y) Audit report from PriceWaterhouseCoopers, Slovenia in relation to Capital Contributions, in the form agreed with the Off Shore Facility Agent.

      (z) A copy of the comfort letter from Western Wireless Corporation in the form agreed with the Off Shore Facility Agent and evidence of due execution thereof.

      (aa) The form of agreed bill of exchange to be used by the Borrower in accordance with Clause 24.38 (Bills of Exchange and Security Deposits) and included in the Agreement as Schedule 16.

      (bb) Evidence that the conditions set forth in clause 3(e) and (g) of the Lucent Loan Agreement have been satisfied.

      (cc) Evidence that all accounts of the Borrower other than those mentioned in Schedule 7 (Permitted Accounts) have been closed.

                                   SCHEDULE 7
                               PERMITTED ACCOUNTS

-     IKB International S.A., Luxembourg, Account Numbers: 66922 and 80601;

-     IKB Deutsche Industriebank AG, Account Number: 2012894685

- Nova Ljubljanska Banka d.d., Ljubljana, Account Number: 02922-0089881553, and all other accounts required to be opened in accordance with Clause 23;

-     Hypo Alpe-Adria-Bank d.d., Ljubljana, Account Number: 33000-8993618346;

- Nova KBM d.d., Ljubljana, Account Number: 04302-0000348020 (This account is only permitted until 30 June 2002 and only on the condition that on the date of first Utilisation (a) there are no funds standing to the credit of this account or, should that not be permissible under the terms of the account, (b) there is not more than the minimum permissible amount under such terms standing to the credit of this account).

                                   SCHEDULE 8
                         FORM OF LETTER OF CONFIRMATION

From: [MIBO Kommunikacije d.o.o.] [Reime NIS AS] [Lehmer d.o.o.]

To:   IKB Deutsche Industriebank AG as Off Shore Facility Agent

Dated:

Dear Sirs

                               FACILITY AGREEMENT
                           DATED [-] (THE "AGREEMENT")

1. We refer to the Agreement. This is a letter of confirmation. Terms defined in the Agreement have the same meaning in this letter of confirmation unless given a different meaning in this letter of confirmation.

2. We confirm that we have performed works or services in connection with [insert number of sites] sites details of which are listed in the schedule hereto (the "SITES") that:

      (a) we have received payment in full in respect of the works and services performed by us on or in connection with [insert number of sites] Sites the details of such works and services and amounts paid are set out in the schedule ; [and]

      (b) [we have received site acceptance certificates from the Borrower in respect of [insert number of sites] Sites the details of which are set out in the schedule; and]*

      (c) [title to the works performed by us on [insert number of sites] Sites has passed to the Borrower the details of which are set out in the schedule]*,

      in accordance with the terms of the agreement entered into between us and the Borrower.

3. We confirm that we have no liens in connection with any of the works or services performed by us on or in connection with the Sites, whether arising by operation of law or otherwise.

                                Yours faithfully


           ----------------------------------------------------------
                            authorised signatory for
           [MIBO Kommunikacije d.o.o.] [Reime NIS AS] [Lehmer d.o.o.]

* To be included only in respect of the agreements entered into with MIBO Kommunikacije d.o.o. and Lehmer d.o.o.

                                  THE SCHEDULE

              SITES FOR WHICH OR IN CONNECTION WITH WHICH WORKS AND SERVICES HAVE BEEN PERFORMED

   Number       Address      Works or       Payment Received         Site acceptance         Transfer of Title to
                             Services                             Certificate from the           the Borrower
                            Performed                                   Borrower

                                             Yes          No       Yes (Date      No            Yes          No
                                           (in the                of Receipt)
                                          amount of)


          Total of [-] Sites              Total of    Total of     Total of    Total           Total of    Total of
                                          [-] Sites   [-] Sites    [-] Sites   of [-] Sites    [-] Sites   [-] Sites

                                   SCHEDULE 9
       SECURITY DOCUMENTS - CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

                                     GENERAL

                                                   STEPS FOR PERFECTION
                                                   --------------------

                       CONDITION PRECEDENT TO DRAWDOWN                          CONDITION SUBSEQUENT
                       -------------------------------                          --------------------

- Translation of Facility Agreement into the Slovenian language

-     Summary and Translation of Hedging Agreement into the
      Slovenian language

- Certified copies of the extract of commercial register for Borrower, Shareholders, Senior Creditors

-     Legal opinion of Selih that all security documents                -     Once perfected an additional legal
      have been duly executed and are legal, valid and                        opinion of Selih that the security
      binding obligations                                                     documents create the security
                                                                              which they purport to create

- Power of Attorney (for signing of all on shore securities agreements) of Senior Creditors authorising representative of the Off Shore Facility Agent to sign all on shore security documents plus complete all formalities necessary for the perfection of the pledge where applicable

-     Only for the Asset and Licence Pledge and Lease
      Contracts Assignment Agreement, Trade Mark Pledge
      Agreement and Share Pledge Agreement: Power of
      Attorney in the English language signed by each Senior
      Creditor, with a notarial confirmation of the authorisation of the person who signs on behalf of each Senior Creditor to sign on behalf of the particular Senior Creditor (Vertretungsbestatigung) and confirmation of its signature
      (Unterschriftenbeglaubigung) and apostilled, authorising Nina Selih/Rudi Selih to enter into notarial deeds in relation to all relevant security documents

- Such other requirements as may be reasonably required to complete, register and perfect the Security
      Documents

                           ON SHORE SECURITY DOCUMENTS

    DOCUMENT        SECURED ASSETS                                    STEPS FOR PERFECTION
    --------        --------------         ---------------------------------------------------------------------------------
                                           CONDITION PRECEDENT TO DRAWDOWN                   CONDITION SUBSEQUENT
                                           -------------------------------          ----------------------------------------
ASSET AND         Pledged Equipment        -    Execution of Asset Pledge,
LICENCE PLEDGE                                  Licence Transfer, Licence
AND LEASE                                       Pledge and Lease Contracts
CONTRACTS                                       Assignment Agreement
ASSIGNMENT
AGREEMENT                                  -    Execution of notarial deed in
                                                respect of Pledged Equipment

                                           -    Provide Schedule 1, 2 & 3 to        -    Competent court officer must
                                                the Asset and Licence Pledge             take record of the pledged
                                                and Lease Contracts                      assets, make lists of pledged
                                                Assignment Agreement -                   assets per site and mark the
                                                provide missing addresses of             pledged assets by putting
                                                sites and relevant court                 stickers on them (Court officer
                                                districts, as well as modify             when visiting sites to be
                                                designation (description) of             accompanied by WWI technical
                                                certain items (confirmed by              staff) Borrower shall have
                                                Sami Ali and N. Selih)                   achieved 50% after 6 months
                                                                                         following the date of signing
                                                                                         of the Facility Agreement

    DOCUMENT        SECURED ASSETS                                    STEPS FOR PERFECTION
    --------        --------------         ---------------------------------------------------------------------------------
                                           CONDITION PRECEDENT TO DRAWDOWN                   CONDITION SUBSEQUENT
                                           -------------------------------          ----------------------------------------
                                                                                    -    Within 9 months of signing of
                                                                                         the Facility Agreement, On
                                                                                         Shore Security Agent to check
                                                                                         conformity of Schedule 1 with
                                                                                         the lists issued by the court;
                                                                                         Nina Selih to give notice of
                                                                                         receipt of the list
                                           -    Application by Selih for
                                                registration of the Asset
                                                Pledge in respect of the
                                                Pledged Equipment with the
                                                competent court (depending on
                                                where each asset is located)

                                           -    Pay notary fees and
                                                application fees for
                                                registration, Nina Selih to
                                                advise Steven Fast of bank
                                                account for fee to be paid
                                                into, Steven Fast to provide
                                                proof of payment (e.g. bank
                                                statement

                                           -    Copies of the building
                                                permits for sites on which
                                                Pledged Equipment is situated


                  Pledged Equipment                                                 -    1 month after first drawdown,
                  II and                                                                 under the Commercial Facility,
                  Substitution                                                           confirm to Onshore Security
                  Equipment                                                              Agent that title in respect of
                                                                                         Pledged Equipment II has passed/

                                                                                    -    During the first 5 Months after
                                                                                         the date of signing of the
                                                                                         Facility Agreement provide to
                                                                                         the On Shore Security Agent 10
                                                                                         Business days after the end of
                                                                                         each Month a list with those of
                                                                                         the 41 sites for which a
                                                                                         building permit has been issued.

                                                                                    -    Within 5 months after the date
                                                                                         of signing of the Facility
                                                                                         Agreement execution of notarial
                                                                                         deed in respect of Pledged
                                                                                         Equipment II and any
                                                                                         Substitution Equipment, if
                                                                                         applicable

                                                                                    -    Within 5 months after signing
                                                                                         of the Facility Agreement
                                                                                         filing of application for
                                                                                         registration of Pledged
                                                                                         Equipment II and any
                                                                                         Substitution Equipment, if
                                                                                         applicable

                                                                                    -    Pay notary fees and application
                                                                                         fees for registration, Nina
                                                                                         Selih to advise Steven Fast of
                                                                                         bank account for fee to be paid
                                                                                         into, Steven Fast to provide
                                                                                         proof of payment (e.g. bank
                                                                                         statement)

                                                                                    -    Within 9 months of signing of
                                                                                         Facility Agreement, competent
                                                                                         court officer must take record
                                                                                         of the Pledged Equipment II,
                                                                                         make a list of pledged assets
                                                                                         per site and mark the pledged
                                                                                         assets by putting stickers on
                                                                                         them

                                                                                    -    Within 9 months of signing of
                                                                                         the Facility Agreement, On
                                                                                         Shore Security Agent to check
                                                                                         conformity of Schedule 2 with
                                                                                         the lists issued by the court;
                                                                                         Nina Selih to give notice of
                                                                                         receipt of the list

                  Licence                  -    Copy of concession                  -    Within 5 business days of issue
                                                                                         of licence, inform On
                                                                                         Shore and Off Shore Security Agent
                                                                                         and send copy

    DOCUMENT        SECURED ASSETS                                    STEPS FOR PERFECTION
    --------        --------------         ---------------------------------------------------------------------------------
                                           CONDITION PRECEDENT TO DRAWDOWN                   CONDITION SUBSEQUENT
                                           -------------------------------          ----------------------------------------
                                           -    Copy of application / bid           -    Within 1 month after issue of
                                                                                         licence enter into the
                                                                                         contractual pledge (as
                                                                                         attached as a Schedule to
                                                                                         Asset Pledge)

                                           -    Certificate that as of the          -    Borrower to sign Power of
                                                date of signing of the                   Attorney as set out in
                                                Facility Agreement no                    Schedule 10 (once licence
                                                change/amendment of/to the               granted)
                                                Concession Agreement has
                                                been made

                  Leases                   -    Evidence of filing of the           -    Borrower to provide originals
                                                applications for the                     of consent letter from
                                                registration of the 41 lease             Landlords I, II and
                                                site agreements (except for              Substitution Landlords
                                                the 11 leases entered with               confirming the consent to the
                                                Elektro Slovenia and RTV)                conditional assignment as
                                                with the competent courts in             follows:
                                                accordance with clauses
                                                11.4(f) and 12.4(b) of the
                                                Asset and Licence Pledge and
                                                Lease Contracts Assignment;
                                                Agreement

                                                                                    -    Within 3 Months from the date
                                                                                         of signing of the Facility
                                                                                         Agreement consent letters
                                                                                         in respect of at least 15
                                                                                         sites,

                                                                                    -    Within 6 Months from the date
                                                                                         of signing of the Facility
                                                                                         Agreement consent letters
                                                                                         in respect of at least 30
                                                                                         sites; and

                                                                                    -    Within 9 Months from the date
                                                                                         of signing of the Facility
                                                                                         Agreement consent letters
                                                                                         in respect of all 41 sites
                                                                                         and a list of all original
                                                                                         consent letters

                                           -    Copies of Leases I and II and
                                                Substitution Lease (as
                                                applicable)
                                                                                    -    File for registration of
                                                                                         Substitution Leases
                                                                                         (applicable only in case
                                                                                         of substitution pledge)
                                                                                         and, where applicable,
                                                                                         provide the consent of the
                                                                                         relevant Substitution
                                                                                         Landlords to the
                                                                                         Substitution Assignment
                                                                                         within 9 Months from the
                                                                                         date of signing of the
                                                                                         Facility Agreement

                                                                                    -    Inform the On Shore Security
                                                                                         Agent immediately of
                                                                                         rejection of filed
                                                                                         applications for
                                                                                         registration of the
                                                                                         relevant leases in respect
                                                                                         of some of the 41 sites
                                                                                         (except for the 11 sites)
                                                                                         (eg where building permit
                                                                                         missing) after becoming
                                                                                         aware of such rejection
                                                                                         and of refilling of the
                                                                                         application

                                                                                    -    Within 9 Months from the date
                                                                                         of signing of the Facility
                                                                                         Agreement, register the
                                                                                         relevant leases in respect
                                                                                         of some of the 41 sites
                                                                                         (with the exception of the
                                                                                         11 sites) with the Land
                                                                                         Registers

BORROWER'S        Shares                   -    Execution of agreement              -    Within 2 Months from the date
SHARE PLEDGE                                                                             of the signing of the
AGREEMENT                                                                                Facility Agreement to
                                                                                         register the share pledge
                                                                                         with the Register of
                                                                                         Commercial Companies
                                                                                         (there must be an
                                                                                         obligation for the
                                                                                         Borrower in the Facility
                                                                                         Agreement to provide
                                                                                         evidence for such
                                                                                         registration)

                                           -    Execution of notarial deed in       -    Provide evidence of registration
                                                respect of pledged equipment             within 9 Months from the date of
                                                                                         signing of the Facility
                                                                                         Agreement

    DOCUMENT        SECURED ASSETS                                    STEPS FOR PERFECTION
    --------        --------------         ---------------------------------------------------------------------------------
                                           CONDITION PRECEDENT TO DRAWDOWN                   CONDITION SUBSEQUENT
                                           -------------------------------          ----------------------------------------
                                           -    Submission to the competent
                                                court in Ljubljana of the
                                                application for the
                                                registration of the share
                                                pledge with the Register of
                                                Commercial Companies

                                           -    Pay notary fees and
                                                application fees for
                                                registration of the pledge,
                                                Nina Selih to advise Steven
                                                Fast of bank account for fee
                                                to be paid into, Steven Fast
                                                to provide proof of payment
                                                (e.g. bank statement) and the
                                                escrow agreement relating to
                                                the holding of such envelope

TRADEMARK         Trademarks               -    Execution of agreement              -    Within 9 months from signing of
PLEDGE AGREEMENT                                                                         the Facility Agreement
                                                                                         provide evidence of
                                                                                         registration of the TM
                                                                                         Pledge by the Patent Office

                                           -    Withdraw 2 outstanding
                                                applications for registration
                                                of the trademarks "EHO" and
                                                "VIVA" and provide to the On
                                                Shore Security Agent evidence
                                                of such withdrawal at the
                                                latest 10 Business Days
                                                before it makes the first
                                                Utilisation Request under the
                                                Facility Agreement

                                           -    Borrower's consent to
                                                registration of the pledge
                                                (Schedule 5)

                                           -    Submission to the Patent
                                                Office of application to
                                                register the TM Pledge

                                           -    Pay notary fees and
                                                application fees for
                                                registration, Nina Selih to
                                                advise Steven Fast of bank
                                                account for fee to be paid
                                                into, Steven Fast to provide
                                                proof of payment (e.g. bank
                                                statement)

SOFTWARE          Oracle Software          -    Execution of agreement
LICENSE           License Agreement
ASSIGNMENT
AGREEMENT
                                           -    Schedule 2 - Copy of Deed of
                                                Consent and Waiver

                                           -    Schedule 1 (Oracle License
                                                Agreement)

ASSIGNMENT OF     Receivables              -    Signing of agreement
RECEIVABLES AS
SECURITY AND
ASSIGNMENT OF
INSURANCE
POLICIES
AGREEMENT

                                           -    Borrower to provide Schedule
                                                1 complete information

                                           -    Sealed Envelope (containing
                                                details of all subscribers
                                                (natural persons) must be
                                                submitted to the notary,
                                                identified in the Assignment
                                                of Receivables as Security
                                                and Assignment of Insurance
                                                Policies Agreement

    DOCUMENT        SECURED ASSETS                                    STEPS FOR PERFECTION
    --------        --------------         ---------------------------------------------------------------------------------
                                           CONDITION PRECEDENT TO DRAWDOWN                   CONDITION SUBSEQUENT
                                           -------------------------------          ----------------------------------------
                  Insurance                -    Copies of the insurance
                                                policies as required under
                                                the Facility Agreement

                                           -    Original vinculation
                                                certificates

                                           -    Borrower to provide Schedule
                                                2 (list of insurances,
                                                amounts, claims)

CLAIMS            Claims                   -    Signing of agreement
ASSIGNMENT AND
BILLS OF
EXCHANGE
AGREEMENT

                                           -    Notarised copies of account
                                                agreements (NLB + Hypo
                                                Alpe-Adria Bank) must be
                                                submitted to the Off Shore
                                                Facility Agent

                                           -    Acknowledgement by NLB and
                                                Hypo Alpe-Adria Bank

                                           -    Schedule 1 (account details)

                  Bills of Exchange        -    Provide set of 10 bills of
                                                exchange duly signed and
                                                filled in only with the date
                                                of issuance (Schedule 5)

                                           -    Confirmation by holders of
                                                bills of exchange that they
                                                will inform NLB at the latest
                                                5 Business Days before
                                                presenting any bills of
                                                exchange to NLB

                          OFF SHORE SECURITY DOCUMENTS

    DOCUMENT        SECURED ASSETS                                    STEPS FOR PERFECTION
    --------        --------------         ---------------------------------------------------------------------------------
                                           CONDITION PRECEDENT TO DRAWDOWN                   CONDITION SUBSEQUENT
                                           -------------------------------          ----------------------------------------
INTERCREDITOR                              -    Execution of the agreement
AGREEMENT

DELIVERY                                   -    Execution of the agreement
CONTRACT CLAIMS
AND ASSIGNMENT                             -    Execution and provision of
AGREEMENT                                       the Security Interest
                                                Provision Permission Agreement

SECURITY                                   -    Execution of the agreement
ASSIGNMENT OF                                   (in the form of a deed) and
RIGHTS UNDER A                                  evidence thereof
SUPPLY AND
LICENSE                                    -    Execution of the Deed of
AGREEMENT                                       Consent and Waiver and
                                                evidence thereof

                                           -    Give notice of assignment to
                                                Protek Flagship (UK) Ltd

SPONSOR CASH      Cash Collateral          -    Execution of the pledge
COLLATERAL        Account                       agreement
ACCOUNT PLEDGE
AGREEMENT                                  -    Acknowledgement by the
                                                Account Bank (IKB
                                                International S.A.)

                                           -    Required cash collateral to
                                                be paid into the account

DEBT SERVICE      Debt Service             -    Execution of the pledge             -    5 business days after first
RESERVE ACCOUNT   Reserve Account               agreement                                utilisation to be funded with
PLEDGE AGREEMENT                                                                         the DSRA-Required Balance
                                           -    Acknowledgement by the
                                                Account Bank (IKB
                                                International S.A.)

    DOCUMENT        SECURED ASSETS                                    STEPS FOR PERFECTION
    --------        --------------         ---------------------------------------------------------------------------------
                                           CONDITION PRECEDENT TO DRAWDOWN                   CONDITION SUBSEQUENT
                                           -------------------------------          ----------------------------------------
PLEDGE                                     -    Execution of the pledge
AGREEMENT (NY)    Shares                        agreement;

                                           -    Delivery of all original
                                                certificated shares to the
                                                Secured Party;

                                           -    Delivery of a stock power
                                                endorsed in blank to the
                                                Secured Party; and

                                           -    The filing of a UCC-1
                                                Financing Statement

                                   SCHEDULE 10
                          FORM OF TRANSFER CERTIFICATES

To:   [Off Shore Facility Agent [and On Shore Facility Agent]]

From: [The Existing Bank] (the "EXISTING BANK") and [The New Bank] (the "NEW
      BANK")

Dated:

                               FACILITY AGREEMENT
                           DATED [-] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.    We refer to Clause 26.5 (Procedure for transfer):

      (a) The Existing Bank and the New Bank agree to the Existing Bank transferring to the New Bank all or part of the Existing Bank's Commitment, rights and obligations referred to in the schedule hereto in accordance with Clause 26.5 (Procedure for transfer).

      (b)   The proposed Transfer Date is [-].

      (c) The Facility Office and address, fax number and attention details for notices of the New Bank for the purposes of Clause 32.2 (Addresses) are set out in the schedule hereto.

3. The New Bank expressly acknowledges the limitations on the Existing Bank's obligations set out in paragraph (c) of Clause 26.4 (Limitation of responsibility of Existing Banks).

[4/5]. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[5/6] The Existing Bank hereby transfers in favour of the New Bank [all] [ %] of its interest in the amount of Euro [-] in the following Security
      Documents:

      [NOTE: INSERT DESCRIPTION OF ALL RELEVANT SECURITY DOCUMENTS]

      In respect of the transfer relating to the interest in [SPECIFY RELEVANT MOVEABLE PROPERTY SUBJECT TO THE ASSET AND LICENCE PLEDGE AND LEASE CONTRACTS ASSIGNMENT AGREEMENT], the Existing Bank hereby assents to and permits the registration of such transfer in favour of the New Bank in relevant court register(s) in Slovenia.

      The New Bank may apply to the competent court registrar for the registration of the transfer from the Existing Bank to the New Bank in accordance with this Transfer Certificate.

[6/7] Save for the provisions of paragraph [5/6] above (which shall be governed by and construed in accordance with Slovenian law), this Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with German law.

                                  THE SCHEDULE

               COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

                            [insert relevant details]

           [Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Bank]                             [New Bank]


By:                                                By:

This Transfer Certificate is accepted by the Off Shore Facility Agent [and the On Shore Facility Agent] and the Transfer Date is confirmed as [-].

[Off Shore Facility Agent]


By:

[On Shore Facility Agent]


By:

                                   SCHEDULE 11
                                    INSURANCE

The Borrower shall comply with the insurance policies in force at the date of this Agreement and shall enter into, perform and execute the requirements of an insurance schedule to be agreed between the Borrower and the Off Shore Facility Agent (each acting in good faith) within two months from the date hereof, such schedule shall replace this Schedule 11.

                                   SCHEDULE 12
                     CONFIRMATION FROM THE EQUIPMENT VENDOR

From: Lucent Technologies Network Systems GmbH

To:   IKB Deutsche Industriebank AG as Off Shore Facility Agent

Dated:

Dear Sirs

                               FACILITY AGREEMENT
                           DATED [-] (THE "AGREEMENT")

1. We refer to the Agreement. Terms defined in the Agreement have the same meaning in this confirmation unless given a different meaning in this confirmation.

2. We hereby confirm that the Delivery Contract was concluded on [-] and amended on [-] and has come into force on [-] and is still in full force and effect, that all permissions necessary have been granted and that we have received a down payment in relation to 15 % of the Estimated Contract Value in an amount of Euro 9,082,245.40, which is evidenced by the enclosed bank receipts.

                                Yours faithfully


                    ----------------------------------------
                            authorised signatory for
                    Lucent Technologies Network Systems GmbH

                                   SCHEDULE 13
                           PROCESS AGENT CONFIRMATION

From: [Process Agent]

To:   IKB Deutsche Industriebank AG as Off Shore Facility Agent

Dated:

Dear Sirs

                               FACILITY AGREEMENT
                           DATED [-] (THE "AGREEMENT")

1. We refer to the Agreement. Terms defined in the Agreement have the same meaning in this process agent confirmation unless given a different meaning in this process agent confirmation.

2. Pursuant to Clauses [-] the Agreement, the Borrower has irrevocably designated, appointed and empowered us, in the case of any court proceedings or legal actions in connection with the Agreement and the other Finance Documents to receive for and on behalf of the Borrower service of process in respect of such proceedings or legal actions.

3. We hereby confirm that we irrevocably accept the appointment as German process agent upon the condition that we shall not be liable for any loss or delay in transit of any documents or for mutilation or errors in the transmission of any telecommunication and we agree that we will promptly forward any process documents served on the Borrower to the address of the Borrower set forth in the Agreement or such other address as the Borrower or the Off Shore Facility Agent may notify to us from time to time.

                                Yours faithfully


                    ----------------------------------------
                            authorised signatory for
                                 [Process Agent]

                                   SCHEDULE 14
                         COVENANT COMPLIANCE CERTIFICATE

To:   IKB Deutsche Industriebank AG as Off Shore Facility Agent

From: Western Wireless International d.o.o.

Dated:

Dear Sirs

                               FACILITY AGREEMENT
                           DATED [-] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Covenant Compliance Certificate. Terms defined in the Agreement have the same meaning in this Covenant Compliance Certificate unless given a different meaning in this Covenant Compliance Certificate.

2. We confirm that as at the date of the financial statements in respect of [-]:

      (a) all contributions required to be made by the Shareholders pursuant to the Sponsors' and Shareholders' Undertaking and Completion Guarantee have been made when due;

      (b)   the Contributed Capital Ratio is [-];

      (c)   the number of Subscribers was [-];

      (d)   the Population Coverage was [-];

      (e)   the Service Revenues were [-];

      (f) EBITDA was [-] and the variance from the Initial Business Plan of [-] was [-];

      (g)   the Total Leverage Ratio was [-];

      (h)   the Interest Coverage Ratio was [-];

      (i)   the Debt Service Cover Ratio was [-];

      (j) the financial statements were prepared in accordance with [US GAAP] [and, if applicable, Slovenian Accounting Standards] consistently applied and represent a true and fair view of the Borrower and do not omit any material liability;

      (k)   we have received Sponsors Unsecured Loans in the amount of [-],

      and attached hereto are detailed calculations and/or evidence thereof.

3.    We confirm that as of the date hereof:

      (a)   no Potential Event of Default or Event of Default is continuing;(1)

      (b) [no Cash Shortfall] [a Cash Shortfall] exists [in an amount equal to [-]].(2)

4. As at the date of this Covenant Compliance Certificate the Repeated Representations are correct by reference to the facts and circumstances as at the date hereof except for representations which were made as of a specific date which shall be correct in all material respects as of such date.

5. We hereby request that the Applicable Margin in relation to the [state Facility] be adjusted from [insert] to [insert].


Signed:______________________________       ____________________________________
               Director                           Director

[insert applicable auditor certification language](3)


__________________________________
for and on behalf of
[name of auditors of the Borrower](4)

(1) If this statement cannot be made, the certificate should identify any Event of Default or Potential Event of Default that is continuing and the steps, if any, being taken to remedy it.

(2)   Include if Cash Shortfall exists.

(3) To be agreed with the Borrower's auditors and the Banks prior to signing the Agreement. Auditors must verify all of the above statements other than points 2(c), (d) or 3.

(4) Only applicable if the Covenant Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the Borrower's auditors prior to signing the Agreement.

                                   SCHEDULE 15
                       PROJECT STATUS AND PROGRESS REPORT

To:   IKB Deutsche Industriebank AG as Off Shore Facility Agent

From: Western Wireless International d.o.o.

Dated:

Dear Sirs

                               FACILITY AGREEMENT
                           DATED [-] (THE "AGREEMENT")

1. We refer to the Agreement. This is a Project Status and Progress Report. Terms defined in the Agreement have the same meaning in this Project Status and Progress Report unless given a different meaning herein.

2.    Set out below is:

      (1) with respect to the Eligible Expenditures under the ECA Facility a list of (i) all purchase orders placed, and (ii) deliveries received and/or services rendered during the Quarter together with copies of the relevant invoices from the Equipment Vendor;

      (2) a detailed and full description of the status of the installation of the Network in comparison to the most recent Business Plan and the status of all national roaming agreements;

      (3) a comparison of the Borrower's actual business and network development (including but not limited to network roll out and network quality measured in Population Coverage and dBm and services offered) with the Licence requirements and the Business Plan;

      (4)   the information contained in the annex hereto;

      (5) a description of any non-compliance with delays in performance of, cost increases under or other issues arising out of any Material Contracts that could reasonably be expected to affect the Borrower's ability to perform its obligations under the Finance Documents;

      (6) a detailed description of any material financial, operational, construction, regulatory, administrative, legal or other issues that have had or could reasonably be expected to have a significant impact on the Borrower;

      (7) a list of all Material Contracts entered into, amended, terminated or substituted in the last Quarter; and

      (8) a description of any complaints received and correspondence from the Government or any governmental bodies or other authority in relation to the Project; and

      (9) details of all tariff plans and Subscriber acquisition costs (in total and per subscriber) including (without limitation) subsidies spent on the provision of handsets and any special offers to Subscribers; and

      (10) an update of the sales and marketing strategy report comprised in the Initial Business Plan and covering subscriber acquisition cost, marketing cost and handset and other subsidies; and

      (11)  a written outline of major market and business developments.

Signed:______________________________       ____________________________________
          Chief Financial Officer                 Chief Technical Officer

I herewith confirm the accuracy of the statements made in respect of the items mentioned under paragraphs 2(2) and 2(4) above.

Signed on:

                  ____________________________________
                  Independent Technical Consultant*

* In respect of (i) any Project Status and Progress Report delivered in connection with any request for a change in the Applicable Margin according to Clause 9.1(b)(i)(2) (Calculation of floating rate interest under the ECA Facility) and Clause 9.2(b)(i)(2) (Calculation of floating rate interest under the Commercial Facility); or (ii) any Project Status and Progress Report delivered as at 31.12.2002, 31.12.2003 or 31.12.2004.

                                      ANNEX

1.    USAGE STATISTICS

      In respect of each of post pay and prepay subscribers:

1.1   Number of active subscribers reported as at the last day of the Quarter;

1.2 Number of churned subscribers (subscribers who no longer have the status of active subscriber) from the last day of the previous Quarter up until the last day of the Quarter;

1.3 Average minutes of use per subscriber for Mobile Originated (MO) and Mobile Terminated (MT) calls reported during the Quarter;

1.4 Number of Busy Hour Call Attempts (BHCA) per subscriber averaged over each Month during the Quarter;

1.5   Percentage of calls for fax during the Quarter;

1.6   Percentage of calls for data during the Quarter;

1.7   Average minutes of use for fax for MO and MT calls during the Quarter; and

1.8   Average minutes of use for data for MO and MT calls during the Quarter.

2.    PERFORMANCE AND QUALITY MEASUREMENT

      The following Network performance key performance indicators as measured on weekdays during busy hour and averaged over each Month during the
      Quarter:

2.1   Call Set-Up Success Rate;

2.2   Handover Success Rate;

2.3   Traffic Channel (TCH) blocking rate;

2.4   Standalone Dedicated Control Channel (SDDCH) blocking rate;

2.5 An interface blocking rate (point of interconnects, A interface and A(ter)); and

2.6 Overall network system drop call rate Base Station Subsystem (BSS) and Network Subsystem (NSS).

3.    INTELLIGENT NETWORK

      In respect of each prepay subscriber during the Quarter:

3.1 Number of recharge attempts split into recharge method (such as voucher, ATM and credit card);

3.2   Number of successful recharges of account; and

3.3 Percentage blocking (busy hour) or call gapping at SCP's INAP (Service Control Point's Intelligent Network Application Part) interface during each Month in the Quarter.

4.    VOICE MAIL USAGE

      In respect of each prepay and per postpay subscriber during the quarter:

4.1   Average length (in minutes) of voice mail messages deposits per day;

4.2   Average number of Voice Mails per day;

4.3   Average number voice mail retrievals per day;

4.4 Average length of Interactive Voice Response (IVR) sessions that do not lead to a voice mail retrieval or voice mail message per day.

5.    SHORT MESSAGE USAGE

      In respect of each prepay and per post pay subscriber:

5.1   Average busy Hour SMSs (Short Message Service) for MO and MT SMSs;

5.2 Average total SMSs per Quarter for the whole Network preferably broken down into:

      -     MO SMS;

      -     MT SMS;

      -     SIM Toolkit SMS OTA (Over The Air) originated;

      -     Voice mail notification; and

      -     Other (such as fleet messaging).

6.    GPRS USAGE

      Number of General Package Radio System (GPRS) subscribers measured in respect of the Quarter on the last day of the Quarter.

      Average number of kilo Bits for MO per GPRS subscriber per Quarter.

      Average number of kilo Bits for MT per GPRS subscriber per Quarter.

7.    CALL DETAILS

7.1 The total number of minutes per Quarter for incoming (to the Network) calls from:

      -     the Network (intra the Network);

      -     PSTN (Public Switch Telephone Network - fixed line);

      -     Other PLMN's (Public Land Mobile Networks); and

      - International gateway (preferably broken down into Country or tariff area).

7.2 The total number of minutes during the Quarter for outgoing (from the Network) minutes to:

      -     the Network (intra the Network);

      -     PSTN (Public Switch Telephone Network - fixed line);

      -     Other PLMNs (Public Land Mobile Networks); and

      - International gateway (preferably broken down into country or tariff area).

8.    INTERNATIONAL ROAMING SUBSCRIBERS

8.1   Total duration (in minutes) during the Quarter of incoming calls.

8.2   Total duration (in minutes) during the Quarter of outgoing calls to:

      -     the Network;

      -     PSTN;

      -     Other PLMNs; and

      - International Gateway (preferably broken down into country or tariff area).

9.    NATIONAL ROAMING

      In respect of the Quarter:

9.1   Total Number of MO minutes;

9.2   Total Number of MT minutes;

9.3   Number of SMS MO; and

9.4   Number of SMS MT.

                                   SCHEDULE 16
                       FORM OF PERMITTED BILL OF EXCHANGE

                     To be agreed prior to first Utilisation

                                   SCHEDULE 17
                        POPULATION COVERAGE VERIFICATION

1.    DEFINITIONS

      "POPULATION COVERAGE" means coverage of the Slovenian population with the Borrower's own Network, unless otherwise indicated measured at a receive signal level of -100 dBm, as described below excluding any coverage derived from roaming agreements with other operators or the assistance of any other telecommunications system other than the Network. The total population number shall be calculated using recent substantive population density data issued or based on Slovenian national statistics bureau.

2.    POPULATION COVERAGE MEASUREMENT

2.1 The Borrower shall present soft and hard copies of maps showing the Population Coverage based on detailed maps of Slovenia, area coverage based on a receive signal strength of -85 dBm, -95 dBm and -100 dBm and recent substantive Slovenian population density data imported into a Geographic Information System (GIS) software tool to display coverage maps and calculate the Population Coverage as defined in paragraph 3.4 below.

2.2 The coverage areas shall be based on the receive signal strength of -100 dBm and shall include the predicted Population Coverage for this area. The Borrower shall use the most recent substantive Slovenian population density data available on the market and the density of population distribution data shall be per one kilometre square grid (or denser) across the whole of the territory of Slovenia with a coordinate for each respective grid located in the most populated area within the one kilometre. Any further assumptions for this coverage shall be clearly stated.

2.3   EVIDENCE OF POPULATION COVERAGE

      The Borrower shall present to the Off Shore Facility Agent as soon as the same becomes available but in any event not later than 45 days after the respective date for the achievement of the Population Coverage covenant as indicated in Clause 22.2(b) (Population Coverage) or Clause 22.4 (Confirmation by Independent Technical Consultant) together with the respective Covenant Compliance Certificate the following evidences for the achievement of the respective Population Coverage as stipulated in Clause 22.2(b) (Population Coverage) or Clause 22.4 (Confirmation by Independent Technical Consultant), which shall be verified by the Independent Technical Consultant:

2.3.1 Detailed coverage maps showing the receive signal strength of -100 dBm and -95 dBm (best server) for its own GSM Network as well as the site locations, site references and central coordinates of population settlements.

2.3.2 Operation and Maintenance Centre (OMC) reports per site showing site names and cell status (on air, TRX (TRX - Transceiver or Transmitter Receiver) power levels, BCCH channels (Broadcast Control Channel)).

2.3.3 Drive tests' reports verifications of the Population Coverage as defined in paragraph 3.5 below.

2.4 By the measurement of the Population Coverage the Borrower shall not include coverage areas provided:

2.4.1 by any other network (such as for national roaming);

2.4.2 temporary sites that have been established less than four weeks or any temporary site which are intended to be removed within 12 weeks after the milestone date without establishing a permanent site that gives equivalent coverage; and

2.4.3 by use of any temporary signal booster such as high power amplifier used to distort coverage.

3.    VERIFICATION OF POPULATION COVERAGE

3.1   DRIVE TEST ROUTES AND TIMESCALES

      The Borrower shall present detailed data as defined in paragraph 2.3 above on the proposed coverage area maps of regions in Slovenia at the latest six weeks prior to any of the dates for achievement of a certain level of Population Coverage as indicated in Clause 22.2(b) (Population Coverage) or Clause 22.4 (Confirmation by Independent Technical Consultant). This shall be based on the Borrower's BTS (Base Transceiver Station) sites that are projected to be 'on air' on the respective date for achievement of the respective level of Population Coverage as indicated in Clause 22.2(b) (Population Coverage) or Clause 22.4 (Confirmation by Independent Technical Consultant).

      In order to verify the coverage areas, drive test routes shall be mutually agreed between the Borrower and the Independent Technical Consultant at the latest three weeks prior to the respective date for achievement of a certain level of Population Coverage as indicated in Clause 22.2(b) (Population Coverage) or Clause 22.4 (Confirmation by Independent Technical Consultant) in order to substantiate coverage areas. Sample routes shall focus on areas with minimal coverage (below -95dBm best server) shown on the coverage maps and just within the borders of contiguous areas of Population Coverage. The Independent Technical Consultant may accompany the Borrower whilst performing some of the tests.

3.2   DURATION OF DRIVE TESTING

3.2.1 Drive routes shall be limited to no more than 10 days duration in total per Population Coverage covenant as indicated in Clause 22.2(b) (Population Coverage) unless prolonged by repeat tests as described in paragraph 3.2.2 below.

3.2.2 However should EITHER

      a) the drive test reports (the format of which is as described in paragraph 3.5 below) show; OR

      b)    during the performance of the drive test it is observed that one or more routes whereby there occurs several dropped calls or that the receive signal strength is indicated below -100 dBm for a distance of 400 metres or more (or for more than a total of five percent of the total distance of any drive route), THEN the associated drive route test shall be repeated with a nearby route in an area with higher receive signal strength until these criteria have been fulfilled.

3.3   FINALISATION OF THE POPULATION COVERAGE CALCULATION

      The final coverage maps, if amended by the drive tests reports according to measured coverage, shall be mutually agreed between the Independent Technical Consultant and the Borrower for the relevant Population Coverage covenant. Should the receive signal strength be -100 dBm or better for the majority of the land area within the grid (as defined in paragraph 2.2 above) and should the coordinate for the respective grid be also covered then the population number for this grid shall be considered to be covered.

3.4   TOOLS AND TEST EQUIPMENT REQUIRED BY THE BORROWER

      The Borrower shall use commercially available proven tools and test equipment to establish evidence of Population Coverage. The Borrower shall notify the Independent Technical Consultant prior to revising the proposed tools (as mentioned herein). Any replacement tool shall conform to the requirements as set out herein. The following Clauses describe these tools.

3.4.1 The Geographic Information System (GIS) software tool is an information system that is designed to work with data referenced by spatial or geographic coordinates. GIS is both a database system with specific capabilities for spatially referenced data, as well as a set of operations for analysis of the data. The GIS tool shall import detailed maps of Slovenia; statistical population density data and radio coverage plots in order to calculate the Population Coverage for all Slovenia. The calculation shall be made according to the methodology presented in paragraph 3.3. The proposed tools which will be used to perform this function are called Logica Odyssey and Arc View.

3.4.2 The drive test equipment and software is used in a suitable vehicle to analyse parameters of the uplink and downlink radio path between the mobile terminal and the BTS during idle mode, during call set-up and whilst in call mode. This should work with a laptop personal computer, a GPS (Global Positioning System) receiver with external antenna and a compatible Global System for Mobile Communication (GSM) (1800 band) mobile terminal equipped with the manufacturer's test software. The handset shall preferably use an externally mounted GSM antenna on the vehicle along with suitable in line loss pad between the GSM antenna and the unit to compensate for external antenna gain. The proposed tool which will be used to perform this function is called Agilent E7475A with a Sagem mobile handset equipped with test software.(5)

3.4.3 A post processing software tool should be used to perform detailed analysis of the data produced by the drive testing. This shall be presented in the form of statistics and detailed drive test maps showing the routes and drive test reports for each route as defined in paragraph
      3.5. The proposed tool which will be used to perform this function is called Actix Analyzer software version 4.1.

3.5   DRIVE TEST REPORTS

      For each route the Borrower shall prepare a report containing all relevant measured data. The report shall be made available in softcopy to the Independent Technical Consultant and the Off Shore Facility Agent.

      This report shall include a statistical summary of the field measurements (RXQUAL (Receive quality according to indicators reflecting the Bit Error
      Rate), RXLEV (Receive Signal level stated in dBm) distribution) and the plot of measured RXLEV and RXQUAL, as well as the location of call set-up failures and call drops on a map that shall also show the defined drive routes. RXQUAL and RXLEV shall be measured only whilst the mobile terminal is on a permanent call and not whilst in idle mode. The cell BCCH channel number shall also be detailed on the map.

      Actix UK company providing quality measurement and analysis software to the mobile industry. Headquartered in Hamlet House, 77 Fulham Palace Road, Hammersmith, London.

(5) Outside antenna gives more accurate and consistent results. Up to 10 dB variations can be introduced due to exact location of handset (such as on passenger seat or clipped to dashboard) which is affected by losses from surrounding such as body-loss.

       Agilent Technologies     US company formerly owned by Hewlett Packard
                                specialising in medical, test and communications equipment and software. Headquartered in 395
                                Page Mill Road, PO Box 10395, Palo Alto,
                                California.

       ArcView GIS Software     ArcView is a mapping and GIS software tool for
                                the desktop PCs.

       Sagem French company specialising in communications, defence electronics and mobile terminals. Headquartered in Le Ponant de Paris, 27 rue Leblanc, 75512 Paris.

                                   SCHEDULE 18
             INITIAL REPORT OF THE INDEPENDENT TECHNICAL CONSULTANT

To:   IKB Deutsche Industriebank AG as Off Shore Facility Agent

From: Independent Technical Consultant

Dated: [-]

Dear Sirs

                               FACILITY AGREEMENT
                           DATED [-] (THE "AGREEMENT")

1. I refer to the Agreement. This is an initial report as referred to in point 4 (n) of Schedule 6 (Conditions Precedent). Terms defined in the Agreement have the same meaning in this initial report unless given a different meaning in this initial report.

2. I certify that I have reviewed the information provided by the Borrower (attached hereto) and confirm, in all material respects (other than in relation to paragraph 2.1 below), the following.

2.1   As at [date], the:

      (a)   Population Coverage has reached 65%; and

      (b)   the number of Subscribers is 8,000.

2.2 The Network is operational, including Core Network elements [MSC (Mobile Switching Centre), HLR (Home Location Register), VLR (Visitor Location Register), AuC (Authentication Centre)], Value Added Services [Voice Mail System and Short Message Centre], Intelligent Network [prepay application], Base Station Subsystems [Transcoders, BSCs (Base Station Controllers) and BTSs (Base Station Transceiver)], OMCs [Operation and Maintenance Centre] and, as at the date mentioned in paragraph 2.1 above, [-] base stations are on air.

2.3 That other supporting systems for the operation of the Network are in place, including customer care, billing centre, critical IT infrastructure [_______________________________________________________________], power systems, and building control systems.

2.4 The National Roaming Agreement with Mobitel dated 9 November 2001 is in full force and effect.

I confirm that the information provided by the Borrower is sufficient to make the confirmations set out in paragraphs 2.1 to 2.4 above.

                                Yours faithfully


                     _______________________________________
                        Independent Technical Consultant

                      SIGNATORIES TO THE FACILITY AGREEMENT

THE BORROWER
WESTERN WIRELESS INTERNATIONAL D.O.O.


By:               JULIEN COUSTAURY
                  Name: Julien Coustaury             Name:
                  Title: General Director            Title:

Address:          Brnciceva ulica 49, 1231 Ljubljana, Slovenia
Telephone:        +386 1 5801 200
Fax:              +386 1 5801 109
Attention of:     Steven Fast

LEAD ARRANGER, OFF SHORE SECURITY AGENT, OFF SHORE FACILITY AGENT AND ORIGINAL EURO FACILITY BANK

IKB DEUTSCHE INDUSTRIEBANK AG


By:               STEFAN ORTSEIFEN                   JAN-HENRIK RUFER
                  Name:  Stefan Ortseifen            Name: Jan-Henrik Rufer
                  Title: Member of the               Title: Assistant Director
                         Board of Directors

Address:          Wilhelm-Botzkes-Stra(beta)e 1, 40474 Dusseldorf, Germany
Telephone:        +49 211 8221 4887 or +49 211 8221 4730
Fax:              +49 211 8221 2887 or +49 211 8221 2730
Attention of:     Martina Messing or Andreas Nestel

LEAD ARRANGER AND ORIGINAL EURO FACILITY BANK
KREDITANSTALT FUR WIEDERAUFBAU


By:               REINER PROVE
                  Name:  Reiner Proeve               Name:
                  Title: Senior Project Manger       Title:

Address:          Palmengartenstr(beta)e 5-9, 60325 Frankfurt am Main, Germany
Telephone:        +49 69 7431 3927
Fax:              +49 69 7431 2258
Attention of:     Reiner Prove

SENIOR CO-ARRANGER AND ORIGINAL EURO FACILITY BANK
RAIFFEISENLANDESBANK OBEROSTERREICH REG.GEN.M.B.H.


By:               MARION POETSCHKE                   MANFRED ZIWEY
                  Name: Marion Poetschke             Name: Manfred Ziwey
                  Title: Assistant Director          Title: Director

Address:          Raiffeisenplatz 1, 4021 Linz, Austria
Telephone:        +43 732 6596 3170
Fax:              +43 732 6596 3131
Attention of:     Dr. Lambert Hofbauer

SENIOR CO-ARRANGER, ON SHORE SECURITY AGENT, ON SHORE FACILITY AGENT AND ORIGINAL SIT FACILITY BANK

NOVA LJUBLJANSKA BANKA D.D., LJUBLJANA


By:               MATEVZ PIRNAT
                  Name: Matevz Pirnat                Name:
                  Title: SVP and Resident            Title:
                         Representative

Address:          Smartinska 130, SI - 1520 Ljubljana, Slovenia
Telephone:        +386 1 520 7273
Fax:              +386 1 425 60 02
Attention of:     Ms. Jasna Istenie or Mr. Bostjan Kovae

CO-ARRANGER AND ORIGINAL EURO FACILITY BANK
LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE


By:               MARION POETSCHKE                   MANFRED ZIWEY
                  Name: Marion Poetschke             Name: Manfred Ziwey
                  Title: Assistant Director          Title: Director

Address:          Martensdamm 6, 24103 Kiel, Germany
Telephone:        +431 900 1572
Fax:              +431 900 2744
Attention of:     Klaus-Volker Lenk

CO-ARRANGER AND ORIGINAL EURO FACILITY BANK
HYPO ALPE-ADRIA-BANK AG


By:               MARION POETSCHKE                   MANFRED ZIWEY
                  Name: Marion Poetschke             Name: Manfred Ziwey
                  Title: Assistant Director          Title: Director

Address:          Stock im Eisen-Platz 3, 1010 Wien, Austria
Telephone:        +43 1 512 8266
Fax:              +43 1 512 8266 6990
Attention of:     International Finance

ORIGINAL SIT FACILITY BANK
HYPO ALPE-ADRIA-BANK D.D.


By:               MARION POETSCHKE                   MANFRED ZIWEY
                  Name: Marion Poetschke             Name: Manfred Ziwey
                  Title: Assistant Director          Title: Director

Address:          Trg Osvobodilne fronte 12
                  PO Box 1601, SI - 1001 Ljubljana, Slovenia
Telephone:        +386 1 300 4400
Fax:              +386 1 300 4401
Attention of:     Mr. Harald Brunner